Exhibit 2.1

UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF NEW JERSEY
Caption in compliance with D.N.J. LBR 9004-2(c) In re: TCI 2 HOLDINGS, LLC, et al., Debtors.	Chapter 11 Case No.: 09-13654 (JHW) (Jointly Administered)

FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING

SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF

REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR

SECURED NOTES DUE 2015 AND THE DEBTORS

The relief set forth on the following pages, numbered two (2) through fifty-seven (57), is hereby ORDERED.

Dated: May 7, 2010	/s/ Judith H. Wizmur Judith H. Wizmur, Chief Judge United States Bankruptcy Court

Page:	2
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

Upon the filing of (a) the Supplemental Modified Sixth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Proposed by the Ad Hoc Committee of Holders of 8.5% Senior Secured Notes Due 2015 and the Debtors dated March 9, 2010 (as amended, modified or supplemented, including by the Modifications (defined below), in accordance with section 1127 of the Bankruptcy Code, the “Plan”)1, as filed by TCI 2 Holdings, LLC and its affiliated debtors and debtors in possession (collectively, the “Debtors”) and the ad hoc committee of holders of certain of the 8.5% Senior Secured Notes Due 2015 (the “Ad Hoc Committee”), (b) the Modified Sixth Amended Disclosure Statement for Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Proposed by the Ad Hoc Committee of Holders of 8.5% Senior Secured Notes Due 2015 and the Debtors, dated January 5, 2010 (the “Disclosure Statement”) [D.I. 1076], and (c) the Plan Supplement (defined below);

And the Court having considered the (a) Fifth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Proposed by Beal Bank (f/k/a Beal Bank, S.S.B.) and/or Beal Bank Nevada and Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund III LP, dated February 22, 2010 [D.I. 1251], and (b) the Fifth Amended Disclosure Statement for Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Proposed by Beal Bank and Icahn Partners dated January 5, 2010 [D.I. 1072];

And the Court, having entered, after due notice and a hearing the Amended Joint Order Approving (I) Disclosure Statements and Related Notice and Solicitation Procedures and (II) the

[1]	Each capitalized term that is not defined herein shall have the meaning ascribed to such term in the Plan.

Page:	3
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

Notice and Objection Procedures For Confirmation of Plans of Reorganization on January 8, 2010 (the “Joint Solicitation Procedures Order”) [D.I. 1085]; and the Plan, the Disclosure Statement and the Solicitation Packages (defined below) having been distributed to holders of Claims entitled to vote thereon and the Subscription Forms (as defined in the Joint Solicitation Procedures Order) having been distributed to Eligible Holders (as defined in the Joint Solicitation Procedures Order), in each case pursuant to the Joint Solicitation Procedures Order; and upon the filing of the Joint Disputed Rights Offering List and Notices Related to Rights Participation Claim Amounts on January 15, 2010 [D.I. 1108]; and a hearing to consider the confirmation of the Plan having been held before this Court on February 23, 24, 25, 2010 and March 2, 3, 4, 5, 9 and 10, 2010 (the “Confirmation Hearing”); and upon due and sufficient notice to holders of Claims against or Equity Interests in the Debtors and other parties in interest of (i) entry of the Joint Solicitation Procedures Order, (ii) the Confirmation Hearing, (iii) the deadline for voting on, and/or objecting to, the Plan, (iv) the deadline by which Eligible Holders may elect to subscribe to the Rights Offering and remit payment to the Subscription Agent (as defined in the Joint Solicitation Procedures Order), each in accordance with the Joint Solicitation Procedures Order, the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) and the Local Bankruptcy Rules for the District of New Jersey (the “Local Rules”), in each case as established by the affidavits of service, mailing, and/or publication filed with the Court (collectively, the “Notice Affidavits”)2;

[2]

The Notice Affidavits include the following: (i) Affidavit of Service of Ronda Collum of Garden City Group, filed February 5, 2010 [D.I. 1173]; (ii) Affidavit of Service of Lisa Marie Bonito of Lowenstein Sandler, P.C., filed February 8, 2010 [D.I. 1179]; (iii) Certification of Publication by Laurie Miller, Principal Clerk of the Publisher of The New York Times, filed February 24, 2010 [D.I. 1260]; and (iv) Affidavit of Erin Ostenson, Advertising Clerk of the Publisher of The Wall Street Journal, filed February 24, 2010 [D.I. 1261].

Page:	4
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

And upon all proceedings held before the Court, and after the Court’s review and consideration of, among other things, the following:

(i)	the Joint Memorandum of Law in Support of Confirmation of the Modified Sixth Amended Joint Plan of Reorganization Proposed by the Ad Hoc Committee of Holders of 8.5% Senior Secured Notes Due 2015 and the Debtors on February 19, 2010 [D.I. 1234];

(ii)	the Joint Post-Confirmation Hearing Memorandum of the Ad Hoc Committee of Holders of 8.5% Senior Secured Notes Due 2015 and the Debtors (the “AHC/Debtor Post-Trial Brief”);

(iii)	the Objection of Donald J. Trump and Ivanka Trump to Confirmation of Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Proposed by Beal Bank and Icahn Partners [D.I. 1229];

(iv)	each of the responses, objections and reservations filed by certain parties (collectively, the “Objectors”) with respect to confirmation of the AHC/Debtor Plan, including (a) the Objection of Beal Bank and Icahn Partners to Confirmation of the AHC/Debtor Plan [D.I. 1238], (b) the Objection of the Acting United States Trustee to Confirmation of the AHC/Debtor Plan [D.I. 1237], (c) the Objection of Evan Karathanasis, Anna Maria T. Ciminello, Alan C. Pilla, Daniel A. Amicucci, Dominick D’Apice, Emanuel Ciminello, III, Emanuel Ciminello, Jr., Maryanne Carotenuto, Salvatore Ciminello, Thomas Ciminello, Joel Friedberg, Joel H. Friedman, IME Partnership Plan f.b.o. Joel Friedman, Sebastian Pignatello and Chris Reslock to Confirmation of the AHC/Debtor Plan [D.I. 1225], (d) the Oracle Corporation’s Limited Objection to the AHC/Debtor Plan [D.I. 1226], and (e) the Objection of Creditor Eugene Kahn to Confirmation of the AHC/Debtor Plan [D.I. 1216] (including any and all formal or informal objections, statements, responses or reservations of rights, collectively, the “Objections”);

(v)	the Post-Hearing Brief of Donald J. Trump and Ivanka Trump (A) In Support of Confirmation of the AHC/Debtor Plan and (B) In Objection to Confirmation of the Icahn/Beal Plan [D.I. 1384];

(vi)

the Supplement to Declaration of Ronda K. Collum of the Garden City Group, Inc. Certifying the Methodology For the Tabulation of Votes On and Results With Respect to the Plan of Reorganization Filed by the Ad Hoc Committee of Senior Secured Note Holders and the Debtors and the Plan of Reorganization Filed by

Page:	5
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

Beal Bank and Icahn Partners, dated February 23, 2010, (the “Voting Affidavit”) [D.I. 1252];

(vii)	testimony proffered or presented at the Confirmation Hearing;

(viii)	the declarations and/or affidavits filed with the Court;

(ix)	all other evidence proffered or adduced at, memoranda and objections filed in connection with and arguments of counsel made at, the Confirmation Hearing; and

(x)	the entire record of the above-captioned chapter 11 cases;

And upon the Court’s review and consideration of the Debtors’ Motion For Entry of An Order (I) Authorizing Borrowing With Priority Over Administrative Expenses and Secured By Liens On Property Of the Estates Pursuant to Sections 364(c) and (d) of the Bankruptcy Code, (II) Continuing Adequate Protection Therefor Pursuant to Sections 361 and 363 of the Bankruptcy Code and Bankruptcy Rule 4001, (III) Modifying the Automatic Stay, and (IV) Amending the Cash Collateral Order (the “DIP Motion”) [D.I. 1276] and exhibits filed contemporaneously therewith, seeking approval for, among other things, $45 million in debtor-in-possession financing (the “DIP Facilities”) in accordance with the terms and conditions of each of the DIP Agreements (as defined in the DIP Motion); and upon the Court’s review and consideration of the following:

(i) the Notice of Filing of: (I) Amended and Restated Debtor-In-Possession Financing Commitment Letter; (II) Supplemental Debtor-In-Possession Commitment Letter; (III) Form of Debtor-In-Possession Financing Note Purchase Agreement; and (IV) Form of Supplemental Debtor-In-Possession Note Purchase Agreement, filed with the Court on March 16, 2010 [D.I. 1371], amending the documents related to the DIP Facilities to provide for, among other things, a $24,000,000 Secured Debtor-In-Possession Facility and a $21,000,000 Secured Supplemental Debtor-In-Possession Facility;

(ii) the Notice of Filing of (I) Modified Amended and Restated Debtor In Possession Financing Commitment Letter; (II) Modified Supplemental

Page:	6
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

Debtor In Possession Financing Commitment Letter; (III) Modified Form of Secured Debtor In Possession Financing Note Purchase Agreement; (IV) Modified Form of Supplemental Secured Debtor-In-Possession Financing Note Purchase Agreement; and (V) Modified Form of Proposed Order filed with the Court on April 8, 2010 [D.I. 1428], further amending the documents related to the DIP Facilities;

(iii) the Joint Objection of Icahn Partners and Beal Bank to Debtors’ Motion For Entry of An Order (I) Authorizing Borrowing With Priority Over Administrative Expenses and Secured By Liens On Property of the Estates Pursuant to Section 364(c) and (d) of the Bankruptcy Code, (II) Continuing Adequate Protection Therefor Pursuant to Sections 361 and 363 of the Bankruptcy Code and Bankruptcy Rule 4001, (III) Modifying the Automatic Stay, and (IV) Amending the Cash Collateral Order [D.I. 1373];

(iv) the Supplement to the Joint Objection of Icahn Partners and Beal Bank to Debtors’ Motion For Entry of An Order (I) Authorizing Borrowing With Priority Over Administrative Expenses and Secured By Liens On Property of the Estates Pursuant to Section 364(c) and (d) of the Bankruptcy Code, (II) Continuing Adequate Protection Therefor Pursuant to Sections 361 and 363 of the Bankruptcy Code and Bankruptcy Rule 4001, (III) Modifying the Automatic Stay, and (IV) Amending the Cash Collateral Order [D.I. 1437]; and

(v) the subsequent submissions of the parties in connection the DIP Motion and the Plan.

And upon the Court’s entry of the Final Order Pursuant to 11 U.S.C. §§ 105, 361, 362, 363, 364, 503 and 507 and Rules 4001 and 9014 of the Federal Rules of Bankruptcy Procedures (I) Approving Postpetition Financing, (II) Granting Liens and Providing Superpriority Administrative Expense Status, (III) Modifying Existing Cash Collateral Order and Granting Adequate Protection, and (IV) Modifying the Automatic Stay on May 7, 2010 (the “DIP Financing Order”);

And upon the telephonic hearing before the court held on April 27, 2010 (the “April 27 Hearing”) and the hearing before the Court held on May 4, 2010 (as thereafter continued on May 6, 2010, the “May 4 Hearing”);

Page:	7
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

And the Court having determined, in accordance with its Opinion on Confirmation dated April 12, 2010 (the “Confirmation Opinion”) [D.I. 1434], which is incorporated by reference herein as if fully set forth herein, and in accordance with the rulings at the April 27 Hearing and May 4 Hearing, that the Plan should be confirmed subject to certain modifications specified therein; and a copy of the Plan as subsequently modified in accordance with the Confirmation Opinion being attached hereto as Exhibit A, and a redline of the Plan reflecting such modifications being attached hereto as Exhibit B; and after due deliberation and sufficient cause appearing therefor;

IT IS HEREBY DETERMINED, FOUND, ADJUDGED, DECREED THAT:

FINDINGS OF FACT

A. [Reserved]

B. Findings. The findings set forth herein, in the Confirmation Opinion and in the record of the Confirmation Hearing constitute the Court’s findings of fact pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such.

C. Jurisdiction, Venue, Core Proceeding (28 U.S.C. §§ 157(b)(2), 1334(a)). This Court has jurisdiction over the Debtors’ chapter 11 cases (the “Reorganization Cases”), the confirmation of the Plan and the Objections pursuant to 28 U.S.C. § 1334. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b), and this Court has jurisdiction to enter a final order with respect thereto. Venue is proper before this Court pursuant to

Page:	8
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

28 U.S.C. §§ 1408 and 1409. The Debtors are qualified to be Debtors under section 109 of the Bankruptcy Code.

D. Commencement of the Reorganization Cases. On February 17, 2009 (the “Commencement Date”), the Debtors commenced with this Court voluntary cases under chapter 11 of the Bankruptcy Code. By Order of this Court, dated February 18, 2009, the Reorganization Cases were consolidated for procedural purposes only and have been jointly administered. The Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No official committees have been appointed in these cases. No trustee has been appointed in these cases.

E. Appointment of Examiner. Pursuant to Order Approving the Appointment of a Chapter 11 Examiner By Acting United States Trustee dated September 22, 2009 [D.I. 713], Michael St. Patrick Baxter was appointed as examiner in these Reorganization Cases (the “Examiner”) subject to the terms thereof.

F. Judicial Notice. The Court takes judicial notice of the docket of the Reorganization Cases maintained by the Clerk of the Court, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered, adduced and/or presented at the hearings held before the Court during the pendency of the Reorganization Cases.

G. Burden of Proof. The Debtors and the Ad Hoc Committee have met their burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence.

Page:	9
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

H. Resolution of Objections. As presented at the Confirmation Hearing and as provided for herein, the consensual resolutions of certain Objections satisfy all applicable requirements of the Bankruptcy Code and the Bankruptcy Rules and are in the best interest of the Debtors and supported by the Record, and are hereby approved. All Objections that were not resolved by agreement at the Confirmation Hearing are hereby overruled.

I. Solicitation and Notice. On January 8, 2010, the Court entered the Joint Solicitation Procedures Order, which, among other things, approved the Disclosure Statement, finding that it contained “adequate information” within the meaning of section 1125 of the Bankruptcy Code, authorized the Rights Offering Procedures (as defined in the Joint Solicitation Procedures Order), approved the distribution of the Subscription Forms, and authorized the solicitation of the Solicitation Packages (as defined therein) and established procedures for the Debtors’ solicitation of votes on the Plan.

J. As evidenced by the Notice Affidavits, the (a) AHC/Debtor Solicitation Packages, including the Disclosure Statement, Joint Solicitation Procedures Order, Plan, and appropriate Ballots, (b) notice of the Confirmation Hearing (including the deadline for filing and serving objections to confirmation of the Plan) and other requirements, deadlines, hearings and matters described in the Joint Solicitation Procedures Order, (c) the Subscription Forms and Rights Offering Procedures, and (d) the Plan Supplement were each properly and timely distributed in compliance with the Bankruptcy Code, the Bankruptcy Rules and the Joint Solicitation Procedures Order and applicable non-bankruptcy law, and such service was adequate and sufficient under the circumstances of these cases. No other or further notice is required.

Page:	10
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

K. All parties not entitled to vote on the Plan were served with notices of non-voting status in accordance with the Joint Solicitation Procedures Order and Bankruptcy Rule 3017(d).

L. Voting. Votes on the Plan were solicited after disclosure of “adequate information” as defined in section 1125 of the Bankruptcy Code. As evidenced by the Voting Affidavit, the Debtors and the Ad Hoc Committee solicited the Plan and the Solicitation Packages and conducted the Rights Offering in good faith for purposes of section 1125(e) and in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Joint Solicitation Procedures Order and applicable non-bankruptcy law.

M. Plan Supplement. On February 5, 2010, the Debtors and the Ad Hoc Committee filed the Plan Supplement For Modified Sixth Amended Joint Plan of Reorganization Proposed By the Ad Hoc Committee of Holders of 8.5% Senior Secured Notes Due 2015 and the Debtors [D.I. 1174], as amended, modified or supplemented on March 10, 2010 [D.I. 1343] (as may be further amended, supplemented or modified in accordance with the Plan and this Order, the “Plan Supplement”), including drafts of the following documents: (i) Amended and Restated Certificate of Incorporation of Trump Entertainment Resorts, Inc. (“TER”), (ii) Amended and Restated Bylaws of TER, (iii) Certificate of Incorporation of Trump Entertainment Resorts Holdings, L.P., (“TER Holdings”), (iv) By-laws of TER Holdings, (v) Fifth Amended and Restated Agreement of Limited Partnership of TER Holdings, (vi) Registration Rights Agreement, (vii) Warrant to Purchase Common Stock of TER, (viii) Amended and Restated Services Agreement, (ix) Second Amended and Restated Trademark License Agreement, (x) Schedule of Executory Contracts and Unexpired Leases to Be Rejected, and (xi) Summary of

Page:	11
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

Effective Date Restructuring Transactions for TER. All documents contained in the Plan Supplement comply with the terms of the Plan, and the notice of such documents is good and proper in accordance with the Bankruptcy Code, the Bankruptcy Rules and the Joint Solicitation Procedures Order.

N. Standing. The Debtors and the Ad Hoc Committee have satisfied section 1121 of the Bankruptcy Code in that the Ad Hoc Committee, as a result of the entry of an order terminating the Debtors’ exclusivity [D.I. 613], and the Debtors each have standing to file and act as co-proponents of the Plan. Furthermore, the Plan reflects the date it was filed with the Court and identifies the entities acting as plan proponents, thereby satisfying Bankruptcy Rule 3016(a).

O. Modifications to the Plan. The following modifications have been made to the Plan: (a) on March 9, 2010, the Ad Hoc Committee and the Debtors filed the Supplemental Modified Sixth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Proposed By the Ad Hoc Committee of Holders of 8.5% Senior Secured Notes Due 2015 and the Debtors [D.I. 1333] reflecting certain nonmaterial modifications to the Plan; (b) on March 21, 2010 the Ad Hoc Committee and the Debtors proposed additional modifications to the Plan, as reflected in Exhibit H to the AHC/Debtor Post-Trial Brief; and (c) the Ad Hoc Committee and the Debtors proposed additional modifications to the Plan and the Amended and Restated Credit Agreement, as reflected in the redlines attached hereto as Exhibits B and Exhibit C, respectively, which modifications are consistent with and satisfy the modifications required by the Court pursuant to the Confirmation Opinion (collectively, each of the foregoing modifications

Page:	12
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

described in clauses (a) through (c), the “Modifications”). The Plan, as modified by the Modifications shall constitute the Plan.

P. The Modifications do not materially or adversely affect the treatment of any Claims against or Equity Interests in the Debtors under the Plan.

Q. In accordance with Bankruptcy Rule 3019, all holders of Claims against the Debtors who voted to accept the Plan as filed with the Court on January 5, 2010 are hereby deemed to have accepted the Plan as amended consistent with the Modifications.

R. No holder of a Claim against the Debtors who has voted to accept the Plan shall be permitted to change its acceptance to a rejection as a consequence of the Modifications.

S. The Debtors’ disclosure of the Modifications, including the disclosure on the record of the Confirmation Hearing and as filed with the Court on March 9, 2010 and March 21, 2010 and as reflected in the form of Amended and Restated Credit Agreement attached hereto as Exhibit D, and as further disclosed in the Confirmation Opinion and at the May 4 Hearing, constitutes due and sufficient notice thereof.

T. The Modifications incorporated in the Plan comply with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019.

U. The Plan Complies with the Bankruptcy Code (11 U.S.C. § 1129(a)(1)). Based on the Confirmation Opinion and/or for the reasons set forth therein, the Plan complies with the applicable provisions of the Bankruptcy Code, Bankruptcy Rules and applicable non-bankruptcy law relating to the confirmation of the Plan, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

Page:	13
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

(i) Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)). Based on the Confirmation Opinion and/or for the reasons set forth therein, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

(ii) Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2)). Section 4 of the Plan specifies that Class 1 (Other Priority Claims), Class 2 (Other Secured Claims), Class 8 (Intercompany Claims) and Class 12 (Subsidiary Equity Interests) are unimpaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

(iii) Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). Section 4 of the Plan sets forth the treatment for (a) Claims in Class 3 (First Lien Lender Secured Claims), Class 4 (Second Lien Note Claims), Class 5 (General Unsecured Claims), Class 6 (DJT Claims), Class 7 (Convenience Claims), and Class 9 (Section 510(b) Claims) and, (b) interests in Class 10 (TER Equity Interests) and Class 11 (TER Holdings Equity Interests), each of which constitutes an impaired class, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

(iv) No Discrimination (11 U.S.C. § 1123(a)(4)). Based on the Confirmation Opinion and/or for the reasons set forth therein, the Plan provides for the same treatment by the Debtors for each Claim or Equity Interest in each respective Class unless the holder of a particular Claim or Equity Interest has agreed to a less favorable treatment of such Claim or Equity Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

(v) Implementation of the Plan (11 U.S.C. § 1123(a)(5)). The Plan provides for adequate means for implementation of the Plan with respect to each Debtor, through, among other things, (i) a new $225 million equity capital contribution in the form of a Rights Offering backstopped by the Backstop Parties (or their affiliates) in accordance with and subject to the Backstop Agreement and the Plan, (ii) the payment of (a) $125 million of cash proceeds from the Rights Offering and (b) net cash proceeds (if any) from any Marina Sale to the First Lien Lenders, (iii) the entry into the Amended and Restated Credit Agreement and the Loan Documents (as defined below), (iv) the DJT Settlement and the issuance of the DJT Stock and DJT Warrants to the DJT Parties, subject to the terms and conditions stated in the DJT Settlement Agreement and the Plan, (v) the issuance of New Common Stock (including the Equity Distribution, the Rights Offering Shares and the Backstop Stock) to Rights Offering Participants and/or the Backstop Parties, as applicable, (vi) the entry into the Amended Organizational Documents, (vii) the dismissal of the cases of the Dismissed

Page:	14
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

Debtors, and (viii) the Restructuring Transactions (as defined in the Plan) and the vesting of the property of the Debtors in the Reorganized Debtors. Thus, the Plan satisfies section 1123(a)(5) of the Bankruptcy Code.

(vi) Nonvoting Equity Securities/Allocation of Voting Power (11 U.S.C. § 1123(a)(6)). The Plan does not provide for the issuance of nonvoting equity securities, and the Amended Organizational Documents for each of the Reorganized Debtors contain a provision expressly prohibiting such issuance. The Amended and Restated Certificate of Incorporation of TER, as filed with the Plan Supplement, includes such a provision. Thus, the Plan satisfies section 1123(a)(6) of the Bankruptcy Code.

(vii) Designation of Directors and Officers (11 U.S.C. § 1123(a)(7)). Pursuant to Section 5.12(c) of the Plan, the board of directors of the Reorganized Debtors shall be composed of licensable individuals selected by the Ad Hoc Committee. Prior to the Confirmation Hearing, on February 19, 2010, the Debtors and the Ad Hoc Committee filed with the Court the List of Names and Biographical Information of the Proposed Board of Directors of the Reorganized Debtors [D.I. 1242], disclosing that the board of directors of the Reorganized Debtors shall be composed of a total of seven (7) members (thereby modifying Section 5.12(c) of the Plan accordingly), and further disclosing the identity and affiliations of each Person (each, a “New Director”) proposed to serve on the initial board of directors of the Reorganized Debtors (the “Reorganized Board”). On the Effective Date, the board of directors of the Reorganized Debtors shall be reconstituted as provided in the Amended Organization Documents of the Reorganized Debtors, and the New Directors shall be appointed as the directors of the Reorganized Debtors. Pursuant to Section 5.12(d) of the Plan, the officers of TER immediately prior to the Effective Date will serve as the officers of Reorganized Debtors on and after the Effective Date in accordance with any employment and severance agreements authorized by the board of directors of Reorganized TER. The directors and officers of the Reorganized Debtors were selected in a manner consistent with the interests of creditors and with public policy, thereby satisfying section 1123(a)(7) of the Bankruptcy Code. No action required by the Plan, including, but not limited to the appointment of the New Directors, shall be, or deemed to be, a “change of control” under any contract, agreement or other document to which the Debtor is a party or otherwise bound.

(viii) Section 1123(a)(8) Inapplicable. Section 1129(a)(8) does not apply because the Debtors in these Reorganization Cases are not individuals.

Page:	15
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

V. Additional Plan Provisions (11 U.S.C. § 1123(b)). Based on the Confirmation Opinion and/or for the reasons set forth therein, the additional provisions of the Plan are appropriate, in the best interests of the Debtors and their estates, and are consistent with the applicable provisions of the Bankruptcy Code and the Plan satisfies section 1123(b) of the Bankruptcy Code.

W. The Debtors’ and the Ad Hoc Committee’s Compliance With the Bankruptcy Code (11 U.S.C. § 1129(a)(2)). The Debtors and the Ad Hoc Committee, as proponents of the Plan, have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and applicable non-bankruptcy law, including, inter alia, sections 1125 and 1126 of the Bankruptcy Code and the Joint Solicitation Procedures Order, governing the transmittal of the Plan, the Disclosure Statement, the Solicitation Packages, the Ballots and related documents and notices, and in soliciting and tabulating the votes on the Plan, as well as in connection with the formulation, preparation, filing and confirmation of the Plan.

X. Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). Based on the Confirmation Opinion and/or for the reasons set forth therein, the Debtors and the Ad Hoc Committee have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. In determining that the Plan has been proposed in good faith, the Court examined the totality of the circumstances surrounding the formulation, filing and confirmation of the Plan as well as the facts and record of these Reorganization Cases, the Disclosure Statement, and the record of the Confirmation Hearing and other proceedings held in these Reorganization Cases. The Debtors, the Ad Hoc Committee, the

Page:	16
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

Backstop Parties, the DIP Agents (as defined in each of the DIP Agreements), the DIP Note Purchasers (as defined in each of the DIP Agreements) (in their capacities as such) the Second Lien Indenture Trustee and Noteholder Collateral Agent and the DJT Parties (and each of their respective representatives) have participated in the formulation and negotiation of the Plan at arm’s length and in good faith. The Plan was proposed with the legitimate and honest purpose of maximizing the value of the Debtors’ estates and to effectuate a successful reorganization of the Debtors. Further, the Plan’s classification, indemnification, exculpation, release and injunction provisions of the Plan have been negotiated in good faith and at arms’ length, are each necessary for the Debtors’ successful reorganization and are consistent with sections 105, 1122, 1123(b)(3)(A), 1129 and 1142 of the Bankruptcy Code.

Y. Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). Based on the Confirmation Opinion and/or for the reasons set forth therein, any payment made or to be made by the Debtors, or by a person issuing securities or acquiring property under the Plan, for services or for costs and expenses in connection with the Reorganization Cases, or in connection with the Plan and incident to the Reorganization Cases, has been approved by, or is subject to the approval of, this Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

Z. Directors, Officers and Insiders (11 U.S.C. § 1129(a)(5)). The Plan complies with section 1129(a)(5) of the Bankruptcy Code. The identity and affiliations of the persons proposed to serve as the initial directors and officers of the Reorganized Debtors after confirmation of the Plan have been disclosed, and the appointment to, or continuance in, such offices of such persons

Page:	17
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

is consistent with the interests of holders of Claims against and Equity Interests in the Debtors and with public policy. To the extent applicable or relevant, the identity of any insider that will be employed or retained by the Reorganized Debtors and the nature of any such insider’s compensation have also been disclosed.

AA. No Rate Changes (11 U.S.C. § 1129(a)(6)). The Debtors are not subject to any governmental regulatory commission with jurisdiction, after confirmation of the Plan, over the rates of the Debtors. Thus, section 1129(a)(6) of the Bankruptcy Code is inapplicable to these Reorganization Cases.

BB. Best Interests of Creditors (11 U.S.C. § 1129(a)(7)). The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The liquidation analyses provided in the Disclosure Statement, as supported by evidence proffered, adduced and/or presented at the Confirmation Hearing, (i) are persuasive and credible, (ii) have not been controverted by other evidence and (iii) establish that each holder of an impaired Claim or Equity Interest either has (a) accepted the Plan or (b) will receive or retain under the Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

CC. Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)). Class 1 (Other Priority Claims), Class 2 (Other Secured Claims), Class 8 (Intercompany Claims) and Class 12 (Subsidiary Equity Interests) are Classes of unimpaired Claims and Equity Interests, as applicable, that are conclusively presumed to have accepted the Plan, in accordance with section

Page:	18
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

1126(f) of the Bankruptcy Code. Claims in Class 4 (Second Lien Note Claims) and Class 6 (DJT Claims) are impaired and have voted to accept the Plan in accordance with sections 1126(b) and (c) of the Bankruptcy Code. Class 9 (Section 510(b) Claims), Class 10 (TER Equity Interests) and Class 11 (TER Holdings Equity Interests) are impaired by the Plan and are not entitled to receive or retain any property under the AHC/Debtor and, therefore, are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Class 3 (First Lien Lender Secured Claims), Class 5 (General Unsecured Claims), and Class 7 (Convenience Claims) against certain of the Debtors each voted to reject the Plan. Although section 1129(a)(8) of the Bankruptcy Code is not satisfied as a result of the rejecting classes identified above, the Plan may nevertheless be confirmed because the Plan satisfies section 1129(b) of the Bankruptcy Code with respect to such classes.

DD. Treatment of Administrative Expense Claims, Tax Claims and Other Priority Claims (11 U.S.C. § 1129(a)(9)). The treatment of Allowed Administrative Expense Claims pursuant to Section 2.1 of the Plan, Compensation and Reimbursement Claims pursuant to Section 2.2 of the Plan, Priority Tax Claims pursuant to Section 2.3 of the Plan, and Other Priority Claims pursuant to Section 4.1 of the Plan, respectively, satisfies the requirements of sections 1129(a)(9)(A), (B), (C) and (D) of the Bankruptcy Code, as applicable.

EE. Acceptance By Impaired Class of Claims (11 U.S.C. § 1129(a)(10)). At least one Class of impaired Claims against each of the Debtors (other than the Dismissed Debtors), respectively, has accepted the Plan by the requisite majorities mandated under section 1126 of

Page:	19
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

the Bankruptcy Code, determined without including any acceptance of the Plan by any insider, thereby satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.

FF. Feasibility (11 U.S.C. § 1129(a)(11)). As more fully set forth in the Confirmation Opinion, the evidence proffered, adduced and/or presented at the Confirmation Hearing, the Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code.

GG. Payment of Fees (11 U.S.C. § 1129(a)(12)). Pursuant to the Plan, on the Effective Date and thereafter as may be required, the Debtors shall pay all fees payable, to the extent not previously paid, pursuant to section 1930, chapter 123, of title 28 of the United States Code, thereby satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code.

HH. Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)). Pursuant to 12.5 of the Plan, the Reorganized Debtors shall continue to pay all retiree benefits, if any, in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the Debtor had obligated itself to provide such benefits and subject to the right of the Reorganized Debtors to modify or terminate such retiree benefits in accordance with the terms thereof. Accordingly, the Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code.

II. Sections 1129(a)(14), (15) and (16) Do Not Apply. The Debtors are not subject to any domestic support obligations, and as such, section 1129(a)(14) does not apply. The Debtors are not “individuals,” and, accordingly, section 1129(a)(15) does not apply. Each of the Debtors is a moneyed, business, or commercial corporation, and, accordingly, section 1129(a)(16) does not apply.

Page:	20
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

JJ. No Unfair Discrimination; Fair and Equitable (11 U.S.C. § 1129(b)). Claims in Class 3 (First Lien Lender Secured Claims), Claims in Class 5 (General Unsecured Claims), and Claims in Class 7 (Convenience Claims) against certain of the Debtors have each voted to reject the Plan and Class 9 (Section 510(b) Claims), Class 10 (TER Equity Interests) and Class 11 (TER Holdings Equity Interests) are deemed to reject the Plan (collectively, the “Rejecting Classes”). Based upon the evidence proffered, adduced and/or presented at the Confirmation Hearing, and as set forth in more detail in the Confirmation Opinion, the Plan does not discriminate unfairly and is fair and equitable with respect to Class 3, as required by sections 1129(b)(1) and (b)(2) of the Bankruptcy Code, and the treatment of each holder of Class 3 (First Lien Lender Secured Claims) under the Plan satisfies sections 1129(b)(2)(A)(i)(I), 1129(b)(2)(A)(i)(II), 1129(b)(2)(A)(ii), and 1129(b)(2)(A)(iii) of the Bankruptcy Code. Furthermore, based upon the evidence proffered, adduced and/or presented at the Confirmation Hearing, and as set forth in more detail in the Confirmation Opinion, the Plan does not discriminate unfairly and is fair and equitable with respect to the remaining Rejecting Classes, as required by sections 1129(b)(1) and (b)(2) of the Bankruptcy Code.

KK. Application of Section 1129(c) (11 U.S.C. § 1129(c)). Based on the evidence admitted at the Confirmation Hearing and the Confirmation Opinion, and pursuant section 1129(c) of the Bankruptcy Code, following due consideration of the preferences of creditors and equity security holders, and other factors the Court deems relevant, the Plan should be confirmed.

Page:	21
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

LL. Principal Purpose of the Plan (11 U.S.C. § 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933, as amended, thereby satisfying the requirements of section 1129(d) of the Bankruptcy Code.

MM. Good Faith Solicitation (11 U.S.C. § 1125(e)). Based on the record before the Court in these Reorganization Cases, (i) the Debtors, the Ad Hoc Committee and the Backstop Parties have solicited acceptances or rejections of the Plan and subscriptions to the Rights Offering in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including without limitation, sections 1125 and 1126 of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation and (ii) participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code and any applicable non-bankruptcy law, rule or regulation in the offer and issuance of any securities under the Plan. Accordingly, the Debtors, the Ad Hoc Committee and the Backstop Parties and each of their respective affiliates, agents, directors, officers, employees, advisors and attorneys is entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation, release and indemnification provisions and protections set forth in the Plan and shall not be liable under any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale or purchase of any securities under the Plan.

NN. Assumption of Executory Contracts and Unexpired Leases. The Debtors and the Ad Hoc Committee have satisfied the provisions of section 365 of the Bankruptcy Code with

Page:	22
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

respect to the assumption and/or the assumption and assignment of executory contracts and unexpired leases pursuant to the Plan.

OO. Transfers by Debtors. The revesting, on the Effective Date, of the property of the Debtors’ estates: (a) vests the appropriate Reorganized Debtors or their successors or assigns, as the case may be, with good title to such property, free and clear of all Claims and Equity Interests, except as expressly provided in the Plan or this Order; and (b) does not constitute a voidable transfer under the Bankruptcy Code or applicable non-bankruptcy law.

PP. Rights Offering. The Debtors, the Ad Hoc Committee and the Backstop Parties have properly conducted the Rights Offering and distributed the Subscription Rights and the Subscription Forms in accordance with the Joint Solicitation Procedures Order, the Bankruptcy Code, the Bankruptcy Rules and applicable non-bankruptcy law. In accordance with the Joint Solicitation Procedures Order and the Rights Offering Procedures, the Subscription Rights and Rights Offering Shares issued in the Rights Offering and pursuant to the Backstop Agreement have been offered and sold exclusively to persons or entities reasonably believed by the Debtors and the Ad Hoc Committee to be “accredited investors” as defined under Regulation D promulgated under the Securities Act.

QQ. Findings Regarding Releases and Related Provisions. The release, exculpation and injunction provisions contained in the Plan, including, without limitation, those contained in Section 10 of the Plan, (i) have been negotiated in good faith and at arm’s length, (ii) are consistent with sections 105, 1123(b)(6), 1129, and 1142 of the Bankruptcy Code and applicable case law, and (iii) are each necessary for the Debtors’ successful reorganization and are integral

Page:	23
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

to the structure of the Plan and formed part of the agreement among all relevant parties in interest embodied therein.

RR. Satisfaction of Confirmation Requirements Based upon the foregoing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

CONCLUSIONS OF LAW

1. Conclusions of Law. The conclusions of law set forth herein and by the Court in its Confirmation Opinion constitute the Court’s conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

2. Confirmation. The Plan and each of its provisions are approved and CONFIRMED pursuant to section 1129 of the Bankruptcy Code. In the event of any conflict between the Confirmation Opinion and this Order, the Confirmation Opinion shall govern. The Plan complies with all applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Local Rules. The following are hereby incorporated by reference into and are an integral part of this Order: (a) the Plan, (b) the exhibits and schedules to the Plan, (c) the exhibits and schedules to the Disclosure Statement, and (d) the Plan Supplement (collectively, as may be further amended, supplemented or modified in accordance with the Plan and this Order, the “Plan Documents”), and all such documents are hereby approved. Copies of any amendments, supplements or modifications (including any deletions) (if any) to the Plan, the Plan Supplement or the Plan Documents shall be provided to the First Lien Lenders reasonably in advance of the

Page:	24
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

Effective Date and the First Lien Lenders shall have an opportunity to object thereto within six (6) business days following receipt of such documents and be heard by the Court, on an expedited basis, if necessary. The failure to reference any Plan Document or any provision of a Plan Document or the Plan in this Order will have no effect on the Court’s approval and authorization of, or the validity, binding effect or enforceability of, the Plan and the Plan Documents in their entirety. The Plan, as modified by the Modifications, is deemed accepted by all creditors who have previously voted to accept the Plan, and such acceptances cannot be withdrawn, and the Debtors are not required to prepare or distribute a new disclosure statement with respect to the Modifications. Each of the terms and provisions of the Plan are valid and enforceable pursuant to its terms, and, notwithstanding anything contained in the Plan to the contrary, (a) are integral to the Plan and may not be deleted or modified without the consent of the Debtors and the Ad Hoc Committee, and (b) are nonseverable and mutually dependent.

3. Solicitation and Notice. The solicitation of votes to accept or reject the Plan, notice of the Confirmation Hearing and notice of the Plan Supplement and all related documents complied with the terms of the Joint Solicitation Procedures Order, was appropriate and satisfactory based upon the circumstances of the Debtors’ Reorganization Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules and the Local Rules.

4. Objections. All Objections to confirmation of the Plan that have not been withdrawn, waived or settled and all reservation of rights included therein, are overruled on the

Page:	25
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

merits, for the reasons set forth on the record at the Confirmation Hearing and in the Confirmation Opinion. All withdrawn objections are deemed withdrawn with prejudice.

5. Binding Effect. Pursuant to section 1141 of the Bankruptcy Code, upon entry of this Confirmation Order and effective as of the Effective Date, the provisions of the Plan (including the Plan Documents and all documents and agreements executed pursuant to or in connection with the Plan and the Plan Documents) shall bind (i) all holders of a Claim against, or Equity Interest in, the Debtors and their respective successors and assigns, whether or not such Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan, (ii) any and all non-Debtor parties to assumed executory contracts and unexpired leases with any of the Debtors, (iii) the Objectors, (iv) every other party in interest in the Reorganization Cases, (v) all parties receiving property under the Plan and/or any Plan Document, and (vi) with respect to the each of the foregoing, each of their respective direct or indirect subsidiaries, current and former officers and directors, members, employees, agents, representatives, financial advisors, professionals, accountants and attorneys and all of their respective successors, assigns, heirs and personal representatives.

6. Classification and Treatment. The classification of Claims and Equity Interests for purposes of distributions to be made under the Plan shall be governed solely by the Plan. The Plan’s classification scheme is hereby approved. The treatment of all Claims and Equity Interests as provided in the Plan is hereby approved.

7. Claims Arising Under the DIP Facilities. On the Effective Date, all Claims arising under the DIP Facilities (the “DIP Facilities Claims”) shall be paid in full in cash

Page:	26
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

(in accordance with any applicable provisions of the DIP Financing Order) in full satisfaction, settlement, discharge and release of, and in exchange for, such DIP Facilities Claims, and all liens and security interests granted to secure the DIP Facilities Claims shall be immediately terminated, extinguished and released, in each case without further notice to, or order of, this Court, act or action under applicable law, and the respective administrative agent and collateral agent under the DIP Facilities shall promptly execute and deliver to the Reorganized Debtors such instruments of termination, release, satisfaction and/or assignment (in recordable form) as may be reasonably requested by the Reorganized Debtors. Notwithstanding the above, any indemnity provisions contained in the DIP Facilities shall survive such termination, release and satisfaction in the manner and to the extent set forth herein.

8. Notwithstanding anything contained herein to the contrary and subject to the entry of the DIP Financing Order, on the Effective Date, for good and valuable consideration provided by each of the DIP Note Purchasers and the DIP Agents (together with each of their respective direct or indirect subsidiaries, current and former officers and directors, members, employees, agents, representatives, financial advisors, professionals, accountants and attorneys and all of their predecessors, successors and assigns, the “DIP Lender Released Parties”), the adequacy of which is hereby confirmed, the Released Parties (as defined in the Plan) shall be deemed to and hereby unconditionally and irrevocably release each of the DIP Lender Released Parties (solely in their capacities as such) (i.e. relating to the formulation, preparation, negotiation, filing, execution and delivery of the DIP Documents and the DIP Facilities) from any and all claims, interests, obligations, rights, suits, damages, Causes of Action, remedies, and

Page:	27
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing on the Effective Date or hereafter arising, in law, equity or otherwise, that such entity or person would have been legally entitled to assert (whether individually or collectively), relating to any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganization Cases, the DIP Facilities or formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the consummation of the Plan, the Disclosure Statement, the Marina Sale Agreement (to the extent applicable) or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan, except that (i) the DIP Lender Released Parties shall not be released from any act or omission that constitutes gross negligence, willful misconduct or fraud as determined by Final Order of a court of competent jurisdiction, and (ii) the foregoing release shall not apply to any right or obligation arising under or that is part of the Plan or an agreement entered into pursuant to, in connection with or contemplated by, the Plan.

9. Settlement of Certain Claims. (a) Pursuant to Bankruptcy Rule 9019 and section 1123(b)(3)(A) of the Bankruptcy Code, and in consideration for the classification, distribution, releases and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims or controversies resolved pursuant to the Plan. Without limiting the foregoing, pursuant to Bankruptcy Rule 9019 and section 1123(b)(3)(A) of the Bankruptcy Code, and in consideration for the classification, distribution, releases and other benefits provided under the Plan, upon the Effective Date (and subject to the terms and conditions of the DJT Settlement Agreement), the

Page:	28
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

provisions of the Plan shall constitute a good faith compromise and settlement of all DJT Claims or controversies resolved pursuant to the Plan. Accordingly, the DJT Settlement Agreement is hereby approved and the Debtors and the Reorganized Debtors (as the case may be) are the parties to the DJT Settlement Agreement are hereby authorized upon the Effective Date to perform the obligations under the DJT Settlement Agreement and implement the transactions contemplated by the DJT Settlement Agreement, without further notice to or order of the Bankruptcy Court, subject to the terms and conditions stated therein and in the Plan. Notwithstanding anything contained in the Plan to the contrary, all Plan distributions made to creditors holding Allowed Claims in any Class take into account the relative priority and rights of the Claims and the Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code or otherwise, and are intended to be and shall be final, and no distribution to the holder of a Claim in one Class shall be subject to being shared with or reallocated to the holders of any Claim in another Class by virtue of any prepetition collateral trust agreement, shared collateral agreement, subordination agreement or other similar inter-creditor arrangement. As of the Effective Date, any and all contractual, legal and equitable subordination rights, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code or otherwise, relating to the allowance, classification and treatment of all Allowed Claims and their respective distributions and treatments hereunder are settled, compromised, terminated and released pursuant hereto; provided, however, that nothing contained in the Plan shall preclude any person or entity from

Page:	29
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

exercising their rights pursuant to and consistent with the terms of the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered under or in connection with the Plan. Notwithstanding anything contained in this Order or the Plan to the contrary, nothing contained in this Order (including without limitation, paragraph 40 hereof (“Releases and Exculpations”)) or the Plan shall constitute a release of the Second Lien Indenture Trustee, the collateral agent therefor, the holders of Second Lien Note Claims, the Backstop Parties, the members of the Ad Hoc Committee, or any of their respective direct or indirect subsidiaries, current and former directors, officers, employees, affiliates, agents, financial advisors, investment bankers, professionals, accountants and attorneys and their respective partners, owners and members and all of their predecessors, successors and assigns, from any liability to the First Lien Lenders or the First Lien Collateral Agent(s) in connection with any breaches and/or violations of under the Intercreditor Agreement (as defined in the Final Cash Collateral Order).

(b) Notwithstanding the foregoing, neither section 10.5 of the Plan nor any other provision of the Plan shall release the Personal Trump Guaranty as provided, and to the extent provided, in the Confirmation Opinion.

10. Corporate Existence. Except as otherwise provided in the Plan or this Order, each of the Debtors (other than the Dismissed Debtors) shall continue to exist as a Reorganized Debtor after the Effective Date as a separate entity, with all powers available to such legal entity, in accordance with applicable law and pursuant to their constituent documents, in accordance with the Plan and the Plan Documents.

Page:	30
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

11. Authorization of New Securities. Pursuant to the Plan, the Reorganized Debtors are authorized without further act or action under applicable law, regulation, order, or rule, to issue the (a) New Common Stock (including the Equity Distribution, the Rights Offering Shares, the Backstop Stock and the DJT Stock), (b) Partnership Interests, (c) DJT Warrants, and (d) any and all other securities, notes, stock, instruments, certificates and other documents or agreements required to be issued, executed or delivered pursuant to the Plan (collectively, with the Subscription Rights, the “New Securities and Documents”), in each case in accordance with and subject to the terms of the Plan and the Plan Documents.

12. Following the Effective Date, Reorganized TER shall, as soon as reasonably practicable but in any event no later than thirty (30) calendar days after the Effective Date, file with the United States Securities and Exchange Commission a registration statement for the New Common Stock on Form 8-A or Form 10 (as determined in the Reorganized Debtors’ reasonable discretion) under the Securities Exchange Act of 1934 (the “Exchange Act”), unless the Securities and Exchange Commission advises Reorganized TER that the New Common Stock will be registered under the Exchange Act in the absence of such filing. Following the Effective Date, Reorganized TER shall use reasonable best efforts to list the New Common Stock on the NASDAQ or The New York Stock Exchange as soon as reasonably practicable.

13. Securities Laws Exemption. The issuance of the New Securities and Documents and the distribution thereof under the Plan, and the distribution and exercise of the Subscription Rights and the Rights Offering Shares, shall be exempt from registration under

Page:	31
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code and/or section 4(2) of the Securities Act of 1933, as amended, and/or any other applicable exemptions.

14. Without limiting the effect of section 1145 of the Bankruptcy Code (to the extent applicable), all Plan Documents, other documents, agreements, and instruments entered into and delivered on or as of the Effective Date contemplated by or in furtherance of the Plan, including, without limitation, the Amended and Restated Credit Agreement, the Amended and Restated Trademark License Agreement, the Amended and Restated Services Agreement, the DJT Warrant Agreement, any of the Amended Organizational Documents, any Marina Sale Agreement or any other agreement or document related to or entered into in connection with any of the foregoing, shall become, and the Backstop Agreement shall remain, effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any entity (other than as expressly required by such applicable agreement).

15. Upon the Effective Date, after giving effect to the transactions contemplated by the Plan, the authorized capital stock or other equity securities of the Reorganized Debtors shall be that number of shares of New Common Stock as may be designated in the Plan and the Amended Organizational Documents.

16. On the Effective Date, Reorganized TER will enter into the Registration Rights Agreement with each of the Backstop Parties and each of the Rights Offering Participants

Page:	32
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

that validly exercised its Subscription Rights, in each case, that elects, prior to or promptly after the Effective Date, to enter into the Registration Rights Agreement.

17. Compliance with Gaming Laws and Regulations.

(a) Reorganized TER shall not distribute New Common Stock to any person or entity in violation of the gaming laws and regulations in the states in which the Debtors or the Reorganized Debtors, as applicable, operate (in the reasonable determination of the Debtors or the Reorganized Debtors, as applicable). Consequently, no holder shall be entitled to receive New Common Stock unless and until such holder’s acquisition of New Common Stock (in the reasonable determination of the Debtors or the Reorganized Debtors, as applicable) does not require compliance with such license, qualification or suitability requirements or such holder has been licensed, qualified, found suitable, or has obtained a waiver or exemption from such license, qualification, or suitability requirements (in the reasonable determination of the Debtors or the Reorganized Debtors, as applicable).

(b) To the extent a holder is not entitled to receive New Common Stock on the Effective Date as a result of applicable gaming laws and regulations (in the reasonable determination of the Debtors or the Reorganized Debtors, as applicable), Reorganized TER shall be authorized to withhold any distribution of New Common Stock to such holder, unless and until such holder complies with applicable gaming laws and regulations. Until such holder has complied with applicable gaming laws and regulations, such holder shall not be a shareholder of Reorganized TER and shall have no voting rights or other rights of a stockholder of Reorganized TER.

Page:	33
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

(c) If a holder is entitled to receive New Common Stock under the Plan and is required, under applicable gaming laws to undergo a suitability investigation and determination and such holder either (i) refuses to undergo the necessary application process for such suitability approval or (ii) after submitting to such process, is determined to be unsuitable to hold the New Common Stock or withdraws from the suitability determination prior to its completion, then, in that event, Reorganized TER shall hold the New Common Stock, and (x) such holder shall only receive such distributions from Reorganized TER as are permitted by the applicable gaming authorities, (y) the balance of the New Common Stock to which such holder would otherwise be entitled will be marketed for sale by Reorganized TER, as agent for such holder, subject to compliance with any applicable legal requirements, and (z) the proceeds of any such sale shall be distributed to such holder as soon as such sale can be facilitated and subject to regulatory approval. In addition, in the event that the applicable gaming authorities object to the possible suitability of any holder, the New Common Stock shall be distributed only to such holder upon a formal finding of suitability. If a gaming authority subsequently issues a formal finding that a holder lacks suitability, or such holder withdraws from or does not fully cooperate with the suitability investigation, then the process for the sale of that holder’s New Common Stock shall be as set forth in clauses (x), (y), and (z) above.

18. Rights Offering. The Debtors, the Ad Hoc Committee and the Backstop Parties have properly conducted the Rights Offering and distributed the Subscription Rights and the Subscription Forms in accordance with the Joint Solicitation Procedures Order, the Bankruptcy Code, the Bankruptcy Rules, Local Rules and applicable non-bankruptcy law. The

Page:	34
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

Rights Offering was conducted in good faith and was appropriate based on the circumstances. The Backstop Stock is fair and reasonable under the circumstances, is necessary to the reorganization of the Debtors, and the issuance of the Backstop Stock is hereby approved.

19. Amended and Restated Credit Agreement. (a) The Amended and Restated Credit Agreement, substantially in the form attached hereto as Exhibit D, is hereby approved. On the Effective Date, the Reorganized Debtors are authorized to execute and deliver the Amended and Restated Credit Agreement, including the New Term Loan and any instruments, agreements or documents in connection therewith as reasonably requested and/or approved (which approval shall not be unreasonably withheld) by the First Lien Agent(s) and the First Lien Lenders (the “Loan Documents”) and grant the liens and security interests specified therein to and in favor of the First Lien Collateral Agent(s) for the benefit of the First Lien Lenders as well as execute, deliver, file, record and issue any notes, documents (including UCC financing statements), or agreements in connection therewith, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization, resolution or approval of any person or entity (other than as expressly required by the Amended and Restated Credit Agreement), and to perform all of their obligations thereunder. The Amended and Restated Credit Agreement and the Loan Documents shall, subject to the occurrence of the Effective Date, be automatically binding and effective upon the First Lien Lenders, without the need for any further act, notice or approval of the Court, immediately upon the execution of the Amended and Restated Credit Agreement and the Loan Documents by the Reorganized Debtors. The Debtors shall provide copies of all Loan

Page:	35
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

Documents to the First Lien Lenders reasonably in advance of the Effective Date and the First Lien Lenders shall have a reasonable opportunity to object (and be heard by the Bankruptcy Court if necessary).

(b) Notwithstanding anything to the contrary in the Plan, the Plan Documents, or this Order, on the Effective Date, the First Lien Agent(s) and/or Lenders shall continue to have valid, perfected and first priority liens on, and pledges and security interests in, all of the Debtors’ and Reorganized Debtors’ assets (of every kind and nature whatsoever), including, for the avoidance of doubt, cage cash, and all proceeds of any and all of the foregoing and this Order shall be sufficient and conclusive evidence of the first priority, perfection and validity of such liens, pledges and security interests without the need for any further action including, without limitation, the filing or recording any financing statements or other documents that may otherwise be required under federal or state law in any jurisdiction.

20. Marina Sale. In accordance with and subject to the terms of the Plan, the Debtors are authorized to enter into a Marina Sale Agreement between the date of this Order and the Effective Date and to seek approval of a Marina Sale by separate order of the Court subject to the rights of all parties to object thereof. To the extent such a Marina Sale is consummated on or prior to the Effective Date, all Marina Sale Proceeds (if any) shall be distributed immediately to the First Lien Collateral Agent(s) in accordance with the Plan or the Amended and Restated Credit Agreement (as applicable) and such sale will be deemed to have occurred under the Plan and pursuant to this Order.

Page:	36
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

21. Restructuring Transactions. The Restructuring Transactions are hereby approved. The Debtors and the Reorganized Debtors, as applicable, are authorized to consummate the Restructuring Transactions described in the Plan and the Plan Documents including, without limitation, the formation of the New Limited Partner and the issuance of the New Partnership Interests pursuant to Section 5.12 of the Plan, subject to the terms and conditions set forth therein and in this Order. Any such transactions may be effective as of the Effective Date pursuant to this Order without further notice to or order of the Bankruptcy Court and without any further action by the stockholders, members, general or limited partners, or directors of any of the Debtors, Reorganized Debtors (as applicable), or Reorganized TER. Without limiting the foregoing, (x) the Debtors are authorized and directed (unless otherwise instructed by the Ad Hoc Committee) to form the New Limited Partner proximately prior to the Effective Date, which New Limited Partner shall be a wholly-owned corporate subsidiary of TER incorporated in Delaware, following which TER shall be authorized and directed (unless otherwise instructed by the Ad Hoc Committee and upon notice to the First Lien Lenders), prior to the Effective Date, to transfer a portion of its equity interest in TER Holdings that represents a 0.01% interest in TER Holdings to the New Limited Partner, such that the New Limited Partner shall hold a 0.01% equity interest in TER Holdings immediately prior to the Effective Date (the “Pre-Effective Date Partnership Interest”), and (y) Reorganized TER Holdings shall be authorized to issue, and shall issue, on the Effective Date, (1) a general partnership interest in Reorganized TER Holdings to Reorganized TER, representing a 99% equity interest in Reorganized TER Holdings, and (2) a limited partnership interest in Reorganized TER Holdings

Page:	37
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

to the New Limited Partner, representing a 1% equity interest in Reorganized TER Holdings, in each case in consideration for the contribution of cash to Reorganized TER Holdings pursuant to Section 5.12(b) of the Plan and the terms of the Fifth Amended and Restated Agreement of Limited Partnership of Reorganized TER Holdings to be entered into as of the Effective Date, and (z) immediately thereafter, the Pre-Effective Date Partnership Interest and the other equity interests in TER Holdings outstanding prior to the Effective Date shall be canceled in accordance with the Plan. For the avoidance of doubt, TER Holdings and Reorganized TER Holdings shall be treated as the same partnership for federal income tax purposes, and at all times there shall be at least two (2) partners of TER Holdings or Reorganized TER Holdings, as applicable.

22. Other Transactions. On the Effective Date or as soon as reasonably practicable thereafter, the Debtors or the Reorganized Debtors (as applicable) may, with the prior consent of the Ad Hoc Committee, (i) cause any or all of the Reorganized Debtor Subsidiaries to be liquidated or merged into one or more of the other Reorganized Debtor Subsidiaries or any other subsidiaries of the Debtors or dissolved, (ii) cause the transfer of assets between or among the Reorganized Debtor Subsidiaries, (iii) cause any or all of the Amended Organizational Documents of any Reorganized Debtor Subsidiaries to be implemented, effected or executed and/or (iv) appoint a stock transfer agent (that is satisfactory to the Debtors and the Ad Hoc Committee) to facilitate distributions under the Plan. Any such transactions may be effective as of the Effective Date pursuant to this Order without further notice to or order of the Bankruptcy Court and without any further action by the stockholders, members, general or limited partners, or directors of any of the Debtors, Reorganized Debtors (as applicable), or Reorganized TER.

Page:	38
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

23. Dismissed Debtors. The chapter 11 cases of each of the Dismissed Debtors (as defined in the Plan) are hereby dismissed, effective as of the date of this Order. The First Lien Lenders shall provide written notice to the Debtors and the Ad Hoc Committee within thirty (30) days of entry of this Order indicating whether they have elected not to accept the equity interests in TCI 2 (as defined in the Plan) in accordance with Section 4.3(4) of the Plan. The Debtors and the Reorganized Debtors shall reasonably cooperate with the First Lien Collateral Agent(s) and the First Lien Lenders in providing information regarding TCI 2 reasonably requested by the First Lien Collateral Agent(s) or the First Lien Lenders. On or prior to the Effective Date, the Debtors and the Reorganized Debtors (as applicable) are authorized to take all necessary and appropriate actions to liquidate and/or dissolve each of the Dismissed Debtors, including TCI 2 (to the extent that the First Lien Lenders have timely submitted written notice of their election not to accept the equity interests in TCI 2) in accordance with applicable non-bankruptcy law, and the Debtors and Reorganized Debtors (as applicable) are authorized to execute and deliver any and all applications, notices, agreements or documents in connection therewith.

24. Corporate Action. Each of the Debtors and the Reorganized Debtors, as applicable, may take any and all actions to execute, deliver, file, or record such contracts, instruments, notes, releases and other agreements or documents, and take such actions as may be necessary or appropriate, to effectuate and implement the provisions of the Plan and the Plan Documents. On the Effective Date, all matters provided for in the Plan that would otherwise require approval of the stockholders, directors, general or limited partners, or members of one or

Page:	39
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

more of the Debtors or Reorganized Debtors, including without limitation, the authorization (i) to issue or cause to be issued the New Common Stock, New Partnership Interests, DJT Stock, Backstop Stock, Rights Offering Shares and DJT Warrants, and (ii) for documents and agreements to be effectuated pursuant to the Plan, including the DJT Settlement Agreement, the election or appointment as the case may be, of directors and officers of the Reorganized Debtors (and the designation of the general partner of Reorganized TER Holdings) pursuant to the Plan and the Amended Organizational Documents, and the qualification of each of the Reorganized Debtors as a foreign corporation or entity wherever the conduct of business by such entity requires such qualification, shall be deemed to have been so approved and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable general corporation, limited partnership or limited liability company law of the states in which the Debtors or the Reorganized Debtors are organized, without any requirement of further action by the respective officers, directors, stockholders, directors, general or limited partners, or members of the Debtors or the Reorganized Debtors or the need for any approvals, authorizations, actions or consents of any person.

25. Authority to Act. The Debtors, the Reorganized Debtors, and their respective officers and directors, are authorized and empowered pursuant to section 303 of the Delaware General Corporation Law and other applicable corporation, limited liability company and limited partnership laws, to take any and all actions necessary or desirable to implement the transactions contemplated by the Plan, Plan Documents and this Order, in each case without any requirement of further vote, consent, approval, authorization or other action by the stockholders,

Page:	40
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

security holders, officers, directors, partners, managers, members or other applicable owners or notice to, order of, or hearing before this Court. Each federal, state, and local governmental agency or department is hereby authorized and directed to accept any and all documents and instruments necessary and appropriate to consummate the Plan and the transactions contemplated thereby.

26. Cancellation of Existing Securities and Agreements. Except (i) for purposes of evidencing a right to distributions under the Plan, (ii) with respect to executory contracts or unexpired leases that have been assumed by the Debtors, or (iii) as otherwise expressly provided in the Plan, on the Effective Date, (a) the Claims or rights of any holder of a Claim against the Debtors, including all indentures and notes evidencing such Claims, and (b) any Equity Interest in TER and TER Holdings, in each case, shall be cancelled and of no force or effect. The Second Lien Indenture Trustee shall maintain any charging lien such Second Lien Indenture Trustee may have for any fees, costs and expenses under the Second Lien Indenture or other agreements executed in connection therewith to the extent the foregoing are approved by the Court until all such fees, costs and expenses are paid pursuant to the Plan or otherwise.

27. Release of Liens, Claims and Equity Interests. Except as otherwise provided in the Plan, in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan or this Order, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all liens, Claims, Equity Interests, mortgages, deeds of trust, or other security interests against the property of the Debtors’ estates shall be fully released, terminated, extinguished and discharged, in each case

Page:	41
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any entity. Any entity holding such Liens or interests shall, pursuant to section 1142 of the Bankruptcy Code, promptly execute and deliver to the Reorganized Debtors such instruments of termination, release, satisfaction and/or assignment (in recordable form) as may be reasonably requested by the Reorganized Debtors.

28. Resolution of Disputed Claims. Except as otherwise ordered by this Court, any Claim that is not an Allowed Claim shall be determined, resolved or adjudicated in accordance with the terms of this Order and the Plan, including without limitation, Section 7 of the Plan, which terms are hereby approved.

29. Second Lien Note Claims Deemed Allowed. The Second Lien Note Claims against each of the Debtors (other than TER Management Co., LLC and TER Development Co. LLC) are hereby Allowed in the aggregate principal amount of approximately $1,248,968,669 as of the Commencement Date plus accrued and unpaid interest of approximately $76,866,692.55 as of the Commencement Date.

30. Assumption or Rejection of Executory Contracts and Unexpired Leases.

(a) General Treatment. As of, and subject to the occurrence of the Effective Date, and subject to Section 8.2 of the Plan, all executory contracts and unexpired leases (including, in each case, any related amendments, supplements, consents, estoppels, or ancillary agreements) to which any of the Debtors are parties are hereby assumed except for an executory contract or unexpired lease that (i) previously has been assumed or rejected pursuant to Final

Page:	42
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

Order of the Bankruptcy Court, (ii) is specifically designated by the Ad Hoc Committee or the Debtors (with the consent of the Ad Hoc Committee), as a contract or lease to be rejected on the Schedule of Rejected Contracts in the Plan Supplement, or (iii) is the subject of a separate (a) assumption motion filed by the Debtors, with the Ad Hoc Committee’s consent, or (b) rejection motion filed by the Debtors, with the Ad Hoc Committee’s consent, under section 365 of the Bankruptcy Code prior to the Confirmation Date.

(b) Cure of Defaults. Except to the extent that different treatment has been agreed to by the non-debtor party or parties to any executory contract or unexpired lease to be assumed pursuant to the Plan, the Ad Hoc Committee or the Debtors (with the consent of the Ad Hoc Committee) have, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code, filed and served the Schedule of Rejected Contracts attached as Exhibit J the Plan Supplement and the Notice of Filing of Schedule of Executory Contracts and Unexpired Leases To Be Assumed Under the Modified Sixth Amended Joint Plan of Reorganization Proposed By the Ad Hoc Committee of Holders of 8.5% Senior Secured Notes Due 2015 and the Debtors [D.I. 1335] listing the cure amounts of all executory contracts or unexpired leases to be assumed. Such notice was adequate and proper and consistent with the Bankruptcy Code, the Bankruptcy Rules and the Local Rules. No objections to such cure amounts were timely filed and all parties shall be forever barred, estopped and enjoined from disputing the cure amount and/or from asserting any Claim against the applicable Debtor or Reorganized Debtor arising under section 365(b)(1) of the Bankruptcy Code except as set forth in the schedule of cure amounts. The Ad Hoc

Page:	43
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

Committee or the Reorganized Debtors shall retain their right to reject any of their executory contracts or unexpired leases that are subject to a dispute, including contracts or leases that are subject to a dispute concerning amounts necessary to cure any defaults, until the entry of a Final Order resolving such dispute.

(c) Assignment and Effect of Assumption and/or Assignment. The Debtors’ assumption of executory contracts and unexpired leases as of the Effective Date, as set forth in the Plan, is hereby approved. Any executory contract or unexpired lease assumed or assumed and assigned shall remain in full force and effect for the benefit of the Reorganized Debtors or assignee in accordance with its terms, notwithstanding any provision in such executory contract or unexpired lease (including those of the type described in sections 365(b)(2) of the Bankruptcy Code) that prohibits, restricts or conditions such assumption, transfer or assignment. Any provision that prohibits, restricts or conditions the assignment or transfer of any such executory contract or unexpired lease or that terminates or modifies such executory contract or unexpired lease or allows the counterparty to such executory contract or unexpired lease to terminate, modify, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon any such transfer and assignment constitutes an unenforceable anti-assignment provision and is void and of no force or effect.

(d) Oracle Agreements. Notwithstanding any provision to the contrary in the Plan, this Order, and any implementing Plan Documents (including, but not limited to, Section 8.4 of the Plan), on and after the Effective Date, (a) nothing shall prevent any exercise by Oracle America, Inc. and/or its affiliates (“Oracle”) of an otherwise valid and enforceable anti-

Page:	44
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

assignment provision, consent right or any other right under applicable law in any executory agreement between the Reorganized Debtors and Oracle, and (b) all rights of the Reorganized Debtors and Oracle under such executory agreements with respect to any assignment of any such executory agreements are specifically reserved.

(e) Survival of the Debtors’ Indemnification Obligations. Any obligations of the Debtors pursuant to their corporate charters and bylaws or other organizational documents to indemnify current and former officers and directors of the Debtors with respect to all present and future actions, suits and proceedings against the Debtors or such directors and/or officers, based upon any act or omission for or on behalf of the Debtors shall be deemed and treated as executory contracts to be assumed by the Debtors hereunder.

(f) Insurance Policies. All insurance policies pursuant to which the Debtors have any obligations in effect as of the date of this Order shall be deemed and treated as executory contracts pursuant to the Plan and shall revest in the Reorganized Debtors.

(g) Casino Property Leases. All Casino Property Leases (as defined in the Plan) shall be deemed and treated as executory contracts pursuant to the Plan and shall be assumed as of the Effective Date by the respective Debtors and Reorganized Debtors and shall continue in full force and effect.

Page:	45
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

31. Payment of Statutory Fees. All fees due and payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Court shall be paid on the Effective Date, and thereafter as may be required.

32. Exemption From Transfer Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, any transfer from a Debtor to a Reorganized Debtor or to any entity pursuant to, in contemplation of, or in connection with the Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of the New Term Loan, any debt, securities, or other interest in the Debtors or the Reorganized Debtors; (2) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (3) the making, assignment, or recording of any lease or sublease; (4) the Marina Sale Agreement; or (5) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

Page:	46
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

33. Administrative Expense Claims Bar Date. Except as otherwise provided in the Plan, unless previously filed or paid, requests for payment of Administrative Expense Claims must be filed and served on the Reorganized Debtors no later than thirty (30) calendar days following the Effective Date or such other date as may be set by the Court (the “Administrative Expense Claims Bar Date”). Holders of Administrative Expense Claims that are required to file and serve a request for payment of such Administrative Expense Claims that do not file and serve such a request by the Administrative Expense Claims Bar Date shall be forever barred, estopped and enjoined from asserting such Administrative Expense Claims against the Debtor or the Reorganized Debtor and property and such Administrative Expense Claims shall be deemed discharged as of the Effective Date. All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Section 10 of the Plan. Objections to such requests must be filed and served on the Reorganized Debtors and the requesting party by the later of (a) one-hundred twenty (120) calendar days after the Effective Date and (b) sixty (60) calendar days after the filing of the applicable request for payment of Administrative Expense Claims, if applicable, as the same may be modified or extended from time to time by order of the Court.

34. Compensation and Reimbursement Claims. All entities seeking a final award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date pursuant to Sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code, (i) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses

Page:	47
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

incurred by the date that is forty-five (45) calendar days after the Effective Date, (ii) shall be paid in full, subject to the terms of the Final Cash Collateral Order and the DIP Financing Order, from the Debtors’ or Reorganized Debtors’ Cash on hand in such amounts as are allowed by the Bankruptcy Court (A) upon the later of (i) the Effective Date and (ii) the date upon which the order relating to any such Allowed Administrative Expense Claim is entered, or (B) upon such other terms as may be mutually agreed upon between the holder of such an Allowed Administrative Expense Claim and the Debtors or, on and after the Effective Date, the Reorganized Debtors (in each case, with the consent of the Ad Hoc Committee). Such final fee applications shall also be served on each of the following parties no later than forty-five (45) days after the Effective Date: (i) McCarter & English, LLP, Four Gateway Center, Newark, NJ 07102, counsel for the Debtors (attn: Jeffrey T. Testa and Lisa S. Bonsall), (ii) Weil, Gotshal & Manges LLP, co-counsel for the Debtors (attn: Michael F. Walsh and Ted S. Waksman), (ii) Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, NY 10038, co-counsel for the Ad Hoc Committee (attn: Kristopher M. Hansen and Erez E. Gilad), (iv) Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, NJ 07068, co-counsel for the Ad Hoc Committee (attn: Kenneth A. Rosen and Jeffrey D. Prol), (v) Brown Rudnick LLP, Seven Times Square, New York, NY 10036, counsel for Icahn Partners (attn: Edward S. Weisfelner and Jeffrey L. Jonas), and (vi) the Office of the United States Trustee for the District of New Jersey (the “U.S. Trustee”), One Newark Center, Suite 2100, Newark, NY 07102 (attn: Jeffrey M. Sponder).

Page:	48
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

35. The Reorganized Debtors are authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Confirmation Date and until the Effective Date in the ordinary course and without the need for this Court’s approval.

36. Examiner. The Examiner and the professionals retained by the Examiner pursuant to an order of this Court (the “Examiner Professionals”) shall be released and discharged from their respective obligations in respect of these Reorganization Cases effective as of the Effective Date. The Examiner and the Examiner Professionals shall have no liability to any person or entity for any Claims for any acts taken or omitted to be taken in connection with, or related to, these Reorganization Cases. The Examiner and the Examiner Professionals are authorized to dispose of or destroy documents produced or acquired in connection with these Reorganization Cases.

37. Vesting of Assets in the Reorganized Debtors. On and after the Effective Date, all property and assets of the Debtors and their estates (including, without limitation, Causes of Action) and any property and assets acquired by the Debtors pursuant to the Plan or during the Reorganization Cases shall vest in each of the Reorganized Debtors free and clear of any and all Claims, liens, encumbrances, charges, Equity Interests and other interests other than the liens, pledges and security interests benefiting the First Lien Collateral Agent(s) and First Lien Lenders as described in and/or arising under this Order, the Amended and Restated Credit Agreement and the Loan Documents. Except as otherwise provided in the Plan or this Order, on and after the Effective Date, the Reorganized Debtors may (a) operate their businesses, (b) use, acquire, transfer and dispose of property, and (c) compromise or settle any Claims or Causes of

Page:	49
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

Action, in each case, without notice to, hearing before, supervision of or approval by this Court and free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules or Local Rules, in all respects as if there were no pending case under any chapter or provision of the Bankruptcy Code, including any and all actions to be taken to effectuate the Restructuring Transactions.

38. Discharge of Debtors. Except as otherwise expressly provided in the Plan or this Order, the rights afforded in the Plan and the payments and distributions to be made thereunder shall (i) be in exchange for and in complete satisfaction, settlement, discharge and release of all existing debts and Claims against and Equity Interests in the Debtors (other than the Dismissed Debtors) of any kind or nature whatsoever against the Debtors or any of its assets or properties, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims or Equity Interests, and (ii) terminate all Equity Interests of any kind, nature or description whatsoever in TER, TER Holdings and the Debtor Subsidiaries, in each case to the fullest extent permitted by section 1141 and other applicable provisions of the Bankruptcy Code. Except as otherwise provided by the Plan or in this Order, upon the Effective Date, the Debtors and their estates shall be deemed discharged and released under and to the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all claims of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code.

39. Except as otherwise expressly provided in the Plan or in this Order, all persons or entities who have held, now hold, or may hold Claims against any of the Debtors

Page:	50
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

(other than the Dismissed Debtors) or Equity Interests in TER or TER Holdings, and all other parties in interest, along with their respective present and former employees, agents, officers, directors, principals and affiliates, are permanently enjoined from and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to such Claim against the Debtors (other than the Dismissed Debtors) or the Reorganized Debtors or Equity Interest in TER or TER Holdings, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors or the Reorganized Debtors, (iii) creating, perfecting or enforcing any encumbrance of any kind against the Debtors (other than the Dismissed Debtors) or the Reorganized Debtors or against the property or interests in property of the Debtors (other than the Dismissed Debtors) or the Reorganized Debtors, or (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors (other than the Dismissed Debtors) or the Reorganized Debtors, with respect to such Claim against any of the Debtors (other than the Dismissed Debtors) or Equity Interest in TER or TER Holdings. Such injunction shall extend to any successors of the Debtors (other than the Dismissed Debtors) and Reorganized Debtors and their respective properties and interest in properties.

40. Releases and Exculpations. Based on the Confirmation Opinion and the record of these Reorganization Cases, the release and exculpation provisions set forth in the Plan, including but not limited to those set forth in Sections 10.5 and 10.6 of the Plan, are fair and equitable and given for valuable consideration and are in the best interests of the Debtors and all parties-in-interest, and, accordingly, are hereby authorized, approved and shall be effective

Page:	51
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

without further notice, approval of this Court or any other action upon the occurrence of the Effective Date.

41. Injunctions. Based on the Confirmation Opinion and the record of these Reorganization Cases, the injunctions contained in the Plan, including but not limited to those set forth in Sections 10.4 and 10.7 of the Plan, are hereby authorized, approved and shall be effective without further notice, approval of this Court or any other action. Except as otherwise expressly provided in the Plan or this Order, upon the Effective Date, all persons or entities who have held, hold or may hold Claims or Equity Interests and all other parties in interest, along with their respective present and former employees, agents, officers, directors, principals and affiliates, are permanently enjoined, from and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest against the Debtors or Reorganized Debtors, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors or Reorganized Debtors, (iii) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or Reorganized Debtors or against the property or interests in property of the Debtors or Reorganized Debtors, or (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors or Reorganized Debtors or against the property or interests in property of the Debtors or Reorganized Debtors, with respect to any such Claim or Equity Interest. The terms of such injunction shall extend to any successors of the Debtors and Reorganized Debtors and their respective properties and interest in properties.

Page:	52
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

42. In addition, upon entry of this Order, all holders of Claims and Equity Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals and affiliates, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan.

43. Terms of Injunctions or Stays. Unless otherwise expressly provided in the Plan or this Order to the contrary, all injunctions or stays arising under or entered during the Reorganization Cases under section 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

44. Nothing in this Order, (including, without limitation, paragraphs 41 through 43 hereof) shall constitute a waiver of or impair any of the First Lien Collateral Agent(s)’ and First Lien Lenders’ rights and remedies as a secured creditor including, without limitation, under the Final Cash Collateral Order, the DIP Financing Order the Bankruptcy Code or applicable law, and all such rights and remedies shall be expressly preserved.

45. Retention of Causes of Action/Reservation of Rights. In accordance with Section 10.8 of the Plan, nothing contained in the Plan or this Order shall be deemed to be a waiver or the relinquishment of any rights or causes of action that the Debtors or the Reorganized Debtors may have or which the Reorganized Debtors may choose to assert on behalf of their respective estates under any provision of the Bankruptcy Code or any applicable non-bankruptcy law or rule, common law equitable principle or other source of right or obligation, including, without limitation, (i) any and all Claims or Causes of Action against any

Page:	53
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

person or entity, to the extent such person or entity asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against the Debtors, the Reorganized Debtors, their officers, directors, or representatives and (ii) any and all Claims for the turnover of any property of the Debtors’ estates provided that this paragraph shall not apply to Claims released in Sections 10.5 and 10.6 of the Plan; provided, however, that Section 10.8 of the Plan shall not apply to any claims released in Sections 10.5 and 10.6 in the Plan; provided further, however, that to the extent that any avoidance actions arising under Chapter 5 of the Bankruptcy Code are pursued by the Debtors or the Reorganized Debtors (as applicable) and result in any net proceeds, such net proceeds shall be distributed to holders of Second Lien Note Claims and General Unsecured Claims based on their Pro Rata Share in accordance with the Plan.

46. Nothing contained in the Plan or this Order shall be deemed to be a waiver or relinquishment of any claim, Cause of Action, right of setoff, or other legal or equitable defense that the Debtors had immediately prior to the Commencement Date, against or with respect to any Claim left unimpaired by the Plan. Notwithstanding the occurrence of the Effective Date, the Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff, and other legal or equitable defenses which the Debtors had immediately prior to the Commencement Date fully as if the Reorganization Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights respecting any Claim left unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Reorganization Cases had not been commenced. Paragraphs 45 and 46

Page:	54
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

hereof are, in all respects, subject to the terms and conditions of the Final Cash Collateral Order and the DIP Financing Order.

47. No person may rely on the absence of a specific reference in the Plan, Plan Documents, or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Ad Hoc Committee will not pursue any and all available Causes of Action against them.

48. Notice of Entry of Confirmation Order. On or before the date that is ten (10) days after entry of this Confirmation Order, the Debtors shall serve by first class mail a notice of the entry of this Confirmation Order (the “Confirmation Notice”), to each of the following at their respective addresses last known to the Debtors: (i) the U.S. Trustee, (ii) the attorneys for the Ad Hoc Committee, (iii) the attorneys for Beal Bank, (iv) the attorneys for Icahn Partners, (v) the attorneys for the DJT Parties, (vi) all parties entitled to notice pursuant to this Court’s Order Establishing Notice Procedures, dated February 18, 2009 [D.I. 39], establishing notice procedures in these chapter 11 cases, (vii) the Securities and Exchange Commission and the District Director of the Internal Revenue Service, (viii) all persons or entities listed in the Debtors’ schedules of assets and liabilities, or any amendments thereto, (ix) all counterparties to executory contracts and unexpired leases to be assumed pursuant to the Plan and (x) any other known holders of Claims against or Equity Interests in the Debtors. Such service shall constitute good and sufficient notice pursuant to Bankruptcy Rule 2002 and 3020(c) of the confirmation of the Plan and entry of this Confirmation Order.

Page:	55
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

49. Reversal or Modification of Order. Notwithstanding anything contained in the Plan to the contrary, and except as otherwise provided in this Order, if any or all of the provisions of this Order are hereafter reversed, modified, vacated or stayed by subsequent order of this Court, or any other Court of competent jurisdiction, such reversal, stay, modification, vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, or lien incurred or undertaken by the Debtors or the Reorganized Debtors, as applicable, prior to the date that the Debtors received actual written notice of the effective date of such reversal, stay, modification or vacatur. Notwithstanding any reversal, stay, modification or vacatur of this Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Order prior to the date that the Debtors received actual written notice of the effective date of such reversal, stay, modification or vacatur shall be governed in all respects by the provisions of this Order and the Plan, or any amendments or modifications thereto, in effect prior to the date that the Debtors received such actual written notice.

50. Final Order. This Order is a final order.

51. Effect of Failure of Conditions to Effective Date. Notwithstanding anything in the Plan or this Order to the contrary, the First Lien Lenders shall be entitled to receive, prior to the Effective Date, prior notice of the waiver or modification of any of the conditions precedent to the Effective Date contained in the AHC/Debtor Plan, and the First Lien Lenders shall have a reasonable opportunity to the extent practicable to object and be heard by the Court on an expedited basis, if necessary. Notwithstanding anything contained in the Plan to the contrary, if the Effective Date does not occur on or before the date that is one hundred eighty

Page:	56
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

(180) days after the Confirmation Date (or such later date as may be determined by the Ad Hoc Committee and the Debtors), (i) no distributions under the Plan shall be made, (ii) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (iii) all of the Debtors’ obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtors or any other entity or to prejudice in any manner the rights of the Debtors, the Ad Hoc Committee, or any other entity in any further proceedings involving the Debtors or otherwise, except that the First Lien Agent(s) and the First Lien Lenders shall continue to have the rights, remedies and benefits as set forth in the Final Cash Collateral Order and the DIP Financing Order.

52. Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated pursuant to sections 1101 and 1127 of the Bankruptcy Code.

53. Severability. Each term and provision of the Plan, as it may have been altered or interpreted by this Court, is valid and enforceable pursuant to its terms. The failure to specifically include any particular provision of the Plan or the Plan Documents in this Order will not diminish the efficacy or effectiveness of such provision, it being the intent of this Court that the Plan is confirmed in its entirety, and it and the Plan Documents are incorporated herein by this reference. Each of the provisions of this Order are non-severable and mutually dependent.

Page:	57
In re:	TCI 2 HOLDINGS, LLC, et al.
Case No:	09-13654 (JHW)
Caption:	FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

54. Conflicts Between the Confirmation Opinion, the Confirmation Order and Plan. As set forth above, in the event of any conflict between the Confirmation Opinion and this Order, the Confirmation Opinion shall govern. To the extent of any conflict between the Plan and the Confirmation Opinion, the Confirmation Opinion shall govern. To the extent of any inconsistency between the provisions of the Plan or the Plan Documents and this Order, the terms and conditions contained in this Order shall govern. The provisions of this Order and the Plan are integrated with each other and are nonseverable and mutually dependent unless expressly stated by further order of this Court.

55. Retention of Jurisdiction. This Court may properly, and upon the Effective Date shall, to the extent authorized by law, retain jurisdiction over the matters arising in and under, and related to, the Reorganization Cases, as set forth in Section 11 of the Plan and section 1142 of the Bankruptcy Code.

Exhibit A

Plan

Exhibit B

Redline of Plan

Exhibit C

Redline of Form of Amended and Restated Credit Agreement

Exhibit D

Form of Amended and Restated Credit Agreement

Clean Version

MAY 7, 2010

UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF NEW JERSEY

Caption in compliance with D.N.J. LBR 9004-2(c)

LOWENSTEIN SANDLER PC

Kenneth A. Rosen (KR 4693)

Jeffrey D. Prol (JP 7454)

65 Livingston Avenue

Roseland, New Jersey 07068

Telephone: 973-597-2500

Facsimile: 973-597-2400

Email: krosen@lowenstein.com

  jprol@lowenstein.com

- and -

STROOCK & STROOCK & LAVAN LLP

Kristopher M. Hansen (KH 4679)

Curtis C. Mechling (CM 5957)

Erez E. Gilad (EG 7601)

Matthew Garofalo (MG 9831)

180 Maiden Lane

New York, New York 10038

Telephone: 212-806-5400

Facsimile: 212-806-6006

Email: khansen@stroock.com

  cmechling@stroock.com

  egilad@stroock.com

  mgarofalo@stroock.com

Co-Counsel to Ad Hoc Committee of Holders of 8.5% Senior Secured Notes Due 2015

McCARTER & ENGLISH, LLP

Charles A. Stanziale, Jr.

Joseph Lubertazzi, Jr.

Lisa S. Bonsall

Jeffrey T. Testa

Four Gateway Center

100 Mulberry Street

Newark, NJ 07102

Telephone: (973) 622-4444

Facsimile: (973) 624-7070

Email: cstanziale@mccarter.com

  jlubertazzi@mccarter.com

  lbonsall@mccarter.com

  jtesta@mccarter.com

Counsel for Debtors and Debtors in Possession

WEIL, GOTSHAL & MANGES LLP

Michael F. Walsh

Philip Rosen

Ted S. Waksman

767 Fifth Avenue

New York, NY 10153

Telephone: (212) 310-8000

Facsimile: (212) 310-8007

Email: michael.walsh@weil.com

  philip.rosen@weil.com

  ted.waksman@weil.com

Co-Counsel for Debtors and Debtors in Possession

Chapter 11

Case No.: 09-13654 (JHW)

(Jointly Administered)

In re: TCI 2 HOLDINGS, LLC, et al., Debtors.

SUPPLEMENTAL MODIFIED SIXTH AMENDED JOINT PLAN OF

REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5%

SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

1.43	Debtors	5
1.44	Debtors in Possession	5
1.45	Disallowed	5
1.46	Disbursing Agent	5
1.47	Disclosure Statement	5
1.48	Disclosure Statement Order	6
1.49	Dismissed Debtors	6
1.50	Disputed Claim	6
1.51	Disputed Rights Offering List	6
1.52	Distribution Record Date	6
1.53	DJT Advisors	6
1.54	DJT Claims	6
1.55	DJT Parties	6
1.56	DJT Settlement Agreement	6
1.57	DJT Stock	6
1.58	DJT Warrant Agreement	7
1.59	DJT Warrants	7
1.60	DTC	7
1.61	Effective Date	7
1.62	Eligible Holder	7
1.63	Equity Distribution	7
1.64	Equity Interest	7
1.65	Final Cash Collateral Order	7
1.66	Final Distribution Date	7
1.67	Final Order	7
1.68	First Lien Collateral Agent	8
1.69	First Lien Credit Agreement	8
1.70	First Lien Lenders	8
1.71	First Lien Lender Claims	8
1.72	First Lien Lender Collateral Value	8
1.73	[Intentionally Omitted]	8
1.74	First Lien Lender Secured Claims	8
1.75	Florida Litigation	8
1.76	General Unsecured Claim	8
1.77	Intercompany Claim	9
1.78	Marina Sale	9
1.79	Marina Sale Agreement	9
1.80	Marina Sale Proceeds	9
1.81	New Common Stock	9
1.82	New Limited Partner	9
1.83	New Partnership Interests	9
1.84	New Term Loan	9
1.85	NJCCC	10
1.86	Opinion on Confirmation	10
1.87	Other Priority Claim	10
1.88	Other Secured Claim	10
1.89	Per Share Rights Offering Amount	10
1.90	Personal Trump Guaranty	10
1.91	Plan	10
1.92	Plan Supplement	10
1.93	Power Plant Group Parties	11

	1.94	Priority Tax Claim	11
	1.95	Pro Rata	11
	1.96	Recharacterization Amount	11
	1.97	Recharacterization Motion	11
	1.98	Registration Rights Agreement	11
	1.99	Reinstated	11
	1.100	Released Parties	11
	1.101	Reorganization Cases	12
	1.102	Reorganized Debtors	12
	1.103	Reorganized Debtor Subsidiaries	12
	1.104	Reorganized TER	12
	1.105	Reorganized TER Holdings	12
	1.106	Restructuring Transactions	12
	1.107	Rights Offering	12
	1.108	Rights Offering Amount	12
	1.109	Rights Offering Participant	12
	1.110	Rights Offering Pro Rata Share	12
	1.111	Rights Offering Proceeds	12
	1.112	Rights Offering Record Date	12
	1.113	Rights Offering Stock	12
	1.114	Rights Participation Claim Amount	12
	1.115	Schedules	13
	1.116	Schedule of Rejected Contracts	13
	1.117	Second Lien Notes	13
	1.118	Second Lien Note Claims	13
	1.119	Second Lien Notes Indenture	13
	1.120	Second Lien Indenture Trustee	14
	1.121	Section 510(b) Claim	14
	1.122	Secured	14
	1.123	Subsidiary Equity Interests	14
	1.124	Subscription Agent	14
	1.125	Subscription Commencement Date	14
	1.126	Subscription Expiration Date	14
	1.127	Subscription Form	14
	1.128	Subscription Payment Date	14
	1.129	Subscription Purchase Price	14
	1.130	Subscription Rights	14
	1.131	Subscription Rights Equivalent Amount	14
	1.132	TCI 2	14
	1.133	TER	14
	1.134	TER Development	15
	1.135	TER Funding	15
	1.136	TER Holdings	15
	1.137	TER Management	15
	1.138	Trump Marina	15
	1.139	Unsubscribed Shares	15
	1.140	Voting Deadline	15
	1.141	Voting Record Date	15

B.	Interpretation; Application of Definitions and Rules of Construction.		15

Section 2.	ADMINISTRATIVE EXPENSE AND PRIORITY CLAIMS		15

	2.1	Administrative Expense Claims	15
	2.2	Compensation and Reimbursement Claims	16
	2.3	Priority Tax Claims	16

Section 3.	CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS		16

Section 4.	TREATMENT OF CLAIMS AND EQUITY INTERESTS		17

	4.1	Other Priority Claims (Class 1)	17
	4.2	Other Secured Claims (Class 2)	17
	4.3	First Lien Lender Secured Claims (Class 3)	18
	4.4	Second Lien Note Claims (Class 4)	18
	4.5	General Unsecured Claims (Class 5)	18
	4.6	DJT Claims (Class 6)	18
	4.7	Convenience Claims (Class 7)	19
	4.8	Intercompany Claims (Class 8)	19
	4.9	Section 510(b) Claims (Class 9)	19
	4.10	Equity Interests in TER (Class 10)	19
	4.11	Equity Interests in TER Holdings (Class 11)	19
	4.12	Subsidiary Equity Interests (Class 12)	20

Section 5.	MEANS FOR IMPLEMENTATION		20

	5.1	Non-Substantive Consolidation	20
	5.2	Settlement of Certain Claims	20
	5.3	Authorization and Issuance of Plan Securities	21
	5.4	Rights Offering	22
	5.5	Marina Sale Agreement; Coastal Cooperation Agreement	26
	5.6	The Amended and Restated Credit Agreement	27
	5.7	Issuance of New Common Stock	27
	5.8	Amended and Restated Trademark License Agreement; Amended and Restated Trademark Security Agreement; Amended and Restated Services Agreement	27
	5.9	Waiver of Claims by the DJT Parties	28
	5.10	Subsidiary Equity Interests	28
	5.11	Cancellation of Existing Securities and Agreements	28
	5.12	Reorganized TER	28
	5.13	Other Transactions	29
	5.14	Release of Liens, Claims and Equity Interests	29

Section 6.	DISTRIBUTIONS		29

	6.1	Distribution Record Date	29
	6.2	Postpetition Interest on Claims	30
	6.3	Date of Distributions	30
	6.4	Disbursing Agent	30
	6.5	Powers of Disbursing Agent	30
	6.6	Surrender of Instruments	30
	6.7	Delivery of Distributions	30
	6.8	Manner of Payment Under Plan	31

v

	6.9	Setoffs	31
	6.10	Distributions After Effective Date	32
	6.11	Allocation of Distributions Between Principal and Interest	32

Section 7.	PROCEDURES FOR DISPUTED CLAIMS		32

	7.1	Allowance of Claims	32
	7.2	Objections to Claims	32
	7.3	Payments and Distributions with Respect to Disputed Claims.	32
	7.4	Estimation of Claims	32
	7.5	Distributions Relating to Disputed Claims	33
	7.6	Distributions after Allowance	33
	7.7	Preservation of Rights to Settle Claims	33
	7.8	Disallowed Claims	33
	7.9	Reserve for Disputed General Unsecured Claims	34

Section 8.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES		34

	8.1	General Treatment	34
	8.2	Cure of Defaults	34
	8.3	Rejection Claims	35
	8.4	Assignment and Effect of Assumption and/or Assignment	35
	8.5	Survival of the Debtors’ Indemnification Obligations	35
	8.6	Insurance Policies	35
	8.7	Casino Property Leases	35
	8.8	Compliance with Gaming Laws and Regulations	36

Section 9.	CONDITIONS PRECEDENT TO THE EFFECTIVE DATE.		36

	9.1	Conditions Precedent to the Effective Date	36
	9.2	Waiver of Conditions Precedent to Effective Date	37
	9.3	Effect of Failure of Conditions to Effective Date	37

Section 10.	EFFECT OF CONFIRMATION		37

	10.1	Vesting of Assets	37
	10.2	Discharge	38
	10.3	Term of Injunctions or Stays	38
	10.4	Injunction Against Interference with Plan	38
	10.5	Releases	39
	10.6	Exculpation	39
	10.7	Injunction Related to Releases	40
	10.8	Retention of Causes of Action/Reservation of Rights	41
	10.9	Exemption from Certain Transfer Taxes and Recording Fees	41
	10.10	Claims Payable by Insurance Carriers	42
	10.11	Solicitation of the Plan	42
	10.12	Plan Supplement	42
	10.13	Corporate Action	42

Section 11.	RETENTION OF JURISDICTION		43

Section 12.	MISCELLANEOUS PROVISIONS		44

	12.1	Payment of Statutory Fees	44
	12.2	Payment of Fees and Expenses of Indenture Trustee	44
	12.3	Substantial Consummation	45
	12.4	Request for Expedited Determination of Taxes	45
	12.5	Retiree Benefits	45
	12.6	Amendments	45
	12.7	Effectuating Documents and Further Transactions	45
	12.8	Revocation or Withdrawal of the Plan	46
	12.9	Severability	46
	12.10	Governing Law	46
	12.11	Time	46
	12.12	Binding Effect	46
	12.13	Notices	46
	12.14	Plan Proponents	48
	12.15	Debtors as Plan Proponents	48

Exhibit A – Coastal Letter of Intent

INDEX OF DEFINED TERMS

Atlantic City Gaming Entities	48
HLHZ	48
Indemnified Person	25
Indemnifying Parties	25
New Securities and Documents	21
Proceedings	26

Properties	2
Purchase Notice	23
Satisfaction Notice	23
Stroock	48
Trump IP	2

The ad hoc committee of certain holders of the 8.5% Senior Secured Notes Due 2015 issued by Trump Entertainment Resorts Holdings, L.P. and Trump Entertainment Resorts Funding, Inc. and the above captioned debtors and debtors-in-possession propose the following joint chapter 11 Plan, pursuant to section 1121(a) of title 11 of the United States Code, for the jointly-administered cases of Trump Entertainment Resorts, Inc., Trump Entertainment Resorts Holdings, L.P., Trump Entertainment Resorts Funding, Inc., Trump Entertainment Resorts Development Company, LLC, Trump Taj Mahal Associates, LLC d/b/a Trump Taj Mahal Casino Resort, Trump Plaza Associates, LLC d/b/a Trump Plaza Hotel and Casino, and Trump Marina Associates, LLC, d/b/a Trump Marina Hotel Casino. The Plan contemplates that the jointly-administered cases of TCI 2 Holdings, LLC, TER Management Co., LLC and TER Development Co., LLC shall be dismissed pursuant to order of the Bankruptcy Court.

SECTION 1. DEFINITIONS AND INTERPRETATION

A. Definitions.

The following terms used herein shall have the respective meanings defined below (such meanings to be equally applicable to both the singular and plural):

1.1. Accredited Investor means an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.

1.2. Accredited Investor Questionnaire means the Accredited Investor Questionnaire filed with the Bankruptcy Court as an exhibit to the Disclosure Statement Order and approved by the Bankruptcy Court in connection with the Plan.

1.3. Ad Hoc Committee means the ad hoc committee of certain holders of the Second Lien Notes represented by Stroock & Stroock & Lavan LLP, Lowenstein Sandler PC, and Fox Rothschild LLP.

1.4. Ad Hoc Committee Advisors means Stroock & Stroock & Lavan LLP, Lowenstein Sandler PC, Fox Rothschild LLP and Houlihan Lokey Howard & Zukin.

1.5. Administrative Agent means Beal Bank, as administrative agent under the First Lien Credit Agreement.

1.6. Administrative Expense Claim means any right to payment (other than a DJT Claim) constituting a cost or expense of administration of any of the Reorganization Cases allowed under sections 503(b), 507(a)(2) and 1114(e) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the Debtors’ estates, any actual and necessary costs and expenses of operating the Debtors’ business, any indebtedness or obligations incurred or assumed by the Debtors, as debtors in possession, during the Reorganization Cases, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, any allowances of compensation and reimbursement of expenses to the extent Allowed by Final Order under sections 330 or 503 of the Bankruptcy Code.

1.7. Administrative Expense Claims Bar Date means the Business Day which is thirty (30) days after the Effective Date or such other date as approved by order of the Bankruptcy Court.

1.8. Allowed means, with reference to any Claim, (i) any Claim against any Debtor which has been listed by such Debtor in the Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed and for which no objection has been interposed by the Ad Hoc Committee or the Debtors, (ii) any Claim that has been timely filed in accordance with the Bar Date Order as to which no objection to allowance has been interposed in accordance with section 7.1 hereof or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder, or (iii) any Claim expressly allowed by a Final Order or hereunder. Except as otherwise specified in the Plan or any Final Order, the amount of an Allowed Claim shall not include interest on such Claim from and after the Commencement Date; provided, however, that the opportunity of the First Lien Lenders to include interest on such Claims from and after the Commencement Date will depend on the terms of the Final Cash Collateral Order, the Recharacterization Motion and/or any other order of the Bankruptcy Court.

1.9. Amended and Restated Credit Agreement means that certain Amended and Restated First Lien Credit Agreement to be dated as of the Effective Date, among Reorganized TER, Reorganized TER Holdings, certain subsidiaries of Reorganized TER Holdings, as guarantors, the Administrative Agent and the First Lien Lenders, with respect to the New Term Loan, which shall be in form and substance acceptable to the Ad Hoc Committee.

1.10. Amended and Restated Services Agreement means that certain Amended and Restated Services Agreement to be dated as of the Effective Date, among certain of the Reorganized Debtors and Donald J. Trump, which shall be included in draft form in the Plan Supplement and provide for: (a) the provision of certain services by Donald J. Trump to the Reorganized Debtors, on such terms and conditions as the Ad Hoc Committee and Donald J. Trump may agree, (b) a restrictive covenant prohibiting Donald J. Trump from providing any such services (other than for the Reorganized Debtors) in connection with any casino or gaming activities within the states of New York, New Jersey, Connecticut, Pennsylvania, Maryland and Delaware, and (c) such other terms and conditions that are satisfactory to the Ad Hoc Committee and Donald J. Trump.

1.11. Amended and Restated Trademark License Agreement means that certain Amended and Restated Trademark License Agreement to be dated as of Effective Date, among certain of the Reorganized Debtors, Donald J. Trump and Ivanka Trump, which shall be included in draft form in the Plan Supplement and which shall provide for: (a) the grant to the Reorganized Debtors of (i) a perpetual royalty-free license to use the “Trump” name and image and any related intellectual property and the personal likeness and images of Donald J. Trump and Ivanka Trump (the “Trump IP”) in connection with all operations of the Debtors’ three hotel casino properties (the “Properties”) located in Atlantic City, New Jersey, (b) a restrictive covenant prohibiting the use or license in any manner by any of the DJT Parties or the Reorganized Debtors of the Trump IP (other than by the Reorganized Debtors in connection with the Properties) in connection with casino or gaming activities anywhere in the states of New York, New Jersey, Connecticut, Pennsylvania, Maryland and Delaware, (c) the right of the Reorganized Debtors to terminate the Amended and Restated Trademark License Agreement at any time (subject to a customary wind down period) without any penalty, fee or charge, and (d) such other terms and conditions that are satisfactory to the Ad Hoc Committee, Donald J. Trump and Ivanka Trump.

1.12. Amended Organizational Documents means the amended and/or restated certificate of incorporation or formation, the amended and/or restated bylaws, and/or such other applicable amended and/or restated organizational documents (including any limited liability company operating agreement or partnership agreement) of Reorganized TER and Reorganized TER Holdings and of the other Reorganized Debtors, each of which shall be included in draft form in the Plan Supplement and which shall be in form and substance acceptable to the Ad Hoc Committee. For the avoidance of doubt, none of the Amended Organizational Documents shall be subject to the approval or consent of the

DJT Parties and the terms of such documentation shall be determined by the Ad Hoc Committee, in its sole discretion.

1.13. Backstop Agreement means that certain Amended and Restated Noteholder Backstop Agreement, dated as of December 11, 2009, by and among the Backstop Parties, TER and TER Holdings, as it may be further amended from time to time in accordance with the terms thereof.

1.14. Backstop Commitment means the agreement by each of the Backstop Parties pursuant to the Backstop Agreement to purchase its proportion of all of the Unsubscribed Shares that are not purchased by the Rights Offering Participants as part of the Rights Offering.

1.15. Backstop Fees and Expenses means all out-of-pocket expenses reasonably incurred by the Backstop Parties with respect to the transactions contemplated by the Backstop Agreement and the Rights Offering, including, without limitation, filing fees (if any) required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or the requirements of the NJCCC, and any expenses relating thereto, and all Bankruptcy Court and other judicial and regulatory proceedings related to such transactions, including all reasonable fees and expenses of Stroock & Stroock & Lavan LLP, Fox Rothschild LLP and Lowenstein Sandler PC, as counsel to the Backstop Parties, Houlihan Lokey Howard & Zukin, and any other professionals retained by the Backstop Parties in connection with the transactions contemplated by the Backstop Agreement or by the Plan.

1.16. Backstop Parties means the parties (other than TER and TER Holdings) signatory to the Backstop Agreement.

1.17. Backstop Stock means the 2,142,857 shares of New Common Stock to be issued to and allocated among the Backstop Parties as compensation for their undertakings in the Backstop Agreement pursuant to and in accordance with the terms of Section 3(b) of the Backstop Agreement.

1.18. Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Reorganization Cases.

1.19. Bankruptcy Court means the United States Bankruptcy Court for the District of New Jersey having jurisdiction over the Reorganization Cases and, to the extent of any reference made under section 157 of title 28 of the United States Code, the unit of such District Court having jurisdiction over the Reorganization Cases.

1.20. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Reorganization Cases, and any Local Rules of the Bankruptcy Court.

1.21. Bar Date Order means that certain Order Approving Motion for Order Establishing Bar Dates For Filing Proofs of Claim and Approving Form and Manner of Notice Thereof, entered February 19, 2009 [D.I. 53].

1.22. Beal Bank means Beal Bank (f/k/a Beal Bank S.S.B.) and Beal Bank Nevada, and any successors or assigns thereto.

1.23. Beal Bank Interest Rate means interest at an annual rate of 12%.

1.24. Business Day means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

1.25. Cash means legal tender of the United States of America.

1.26. Cash Distribution means a distribution of Cash to the holders of General Unsecured Claims in an amount equal to the lesser of (a) $0.0078 per $1.00 of the principal or face amount of Allowed General Unsecured Claims or (b) such holder’s Pro Rata Share of $1,206,000.00.

1.27. Causes of Action means without limitation, any and all actions, causes of action, controversies, liabilities, obligations, rights, suits, damages, judgments, claims, and demands whatsoever, whether known or unknown, reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, assertable directly or derivatively, existing or hereafter arising, in law, equity, or otherwise.

1.28. Claim means “Claim” as set forth in section 101(5) of the Bankruptcy Code.

1.29. Claims and Solicitation Agent means The Garden City Group, Inc.

1.30. Claims Register means the official register of Claims and interests maintained by The Garden City Group, Inc. as retained as the Debtors’ claims and solicitation agent.

1.31. Class means any group of Claims or Equity Interests classified by the Plan pursuant to section 1122(a)(1) of the Bankruptcy Code.

1.32. Coastal Adversary Proceeding means that certain adversary proceeding entitled Coastal Marina, LLC and Coastal Development, LLC v. Trump Marina Associates, LLC, Trump Entertainment Resorts, Inc., Mark Juliano, Robert M. Pickus, Trump Plaza Associates, LLC, Trump Taj Majal Associates, LLC, ABC Corporations 1-100 and John Does 1-100 and Fidelity National Title Insurance Company, Adversary Case No. 09-02120, United States Bankruptcy Court for the District of New Jersey.

1.33. Coastal Cooperation Agreement means that certain Coastal Cooperation Agreement by and between the Coastal Parties and Reorganized TER, to be entered into in connection with any Marina Sale Agreement with the Coastal Parties and dated as of the Effective Date, subject to the consummation of the Marina Sale to the Coastal Parties, which, if the Marina Sale is to be consummated on the Effective Date in connection with the Plan, shall be included in the Plan Supplement and which shall be on terms and conditions acceptable to the Ad Hoc Committee and the Coastal Parties.

1.34. Coastal Letter of Intent means that certain letter of intent dated as of August 10, 2009, from Coastal Development, LLC regarding the sale of the Trump Marina to the Coastal Parties, a copy of which is attached hereto as Exhibit A.

1.35. Coastal Parties means Coastal Marina, LLC, Coastal Development, LLC, the respective members of the foregoing entities and their affiliates, related trusts and direct and indirect subsidiaries and/or Richard Fields.

1.36. Commencement Date means February 17, 2009.

1.37. Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

1.38. Confirmation Hearing means the hearing to be held by the Bankruptcy Court regarding confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.39. Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

1.40. Convenience Claims means any General Unsecured Claim (other than a Second Lien Note Claim or a DJT Claim) against the Debtors that otherwise would be classified in Class 5, that (a) is $10,000 or less or (b) in excess of $10,000 which the holder thereof, pursuant to such holder’s ballot or such other election accepted by the Ad Hoc Committee elects to have reduced to the amount of $10,000 and to be treated as an Convenience Claim.

1.41. Creditor Distribution means (i) in the case of holders of Allowed Second Lien Note Claims and Allowed General Unsecured Claims who are Eligible Holders, their Pro Rata Share of the Subscription Rights or (ii) in the case of holders of Allowed Second Lien Note Claims and Allowed General Unsecured Claims who are not Eligible Holders or who are Eligible Holders (other than the Backstop Parties and the affiliates thereof, in each case, that hold Second Lien Note Claims) but do not timely and validly exercise their Subscription Rights, Cash in an amount equal to such holder’s Subscription Rights Equivalent Amount. Each of the Backstop Parties and their affiliates shall not be entitled to receive and/or hereby waive the right to receive any cash distribution pursuant to clause (ii) of the definition of “Creditor Distribution” hereunder on account of the Second Lien Note Claims held by the Backstop Parties and/or their affiliates.

1.42. Debtor Subsidiaries means each of the Debtors, other than TER, TCI 2 and TER Holdings.

1.43. Debtors means TER; TCI 2 Holdings, LLC; TER Holdings; TER Funding; Trump Entertainment Resorts Development Company, LLC; Trump Taj Mahal Associates, LLC, d/b/a Trump Taj Mahal Casino Resort; Trump Plaza Associates, LLC, d/b/a Trump Plaza Hotel and Casino; Trump Marina Associates, LLC, d/b/a Trump Marina Hotel Casino; TER Management Co., LLC; and TER Development Co., LLC.

1.44. Debtors in Possession means the Debtors in their capacity as debtors in possession in the Reorganization Cases pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

1.45. Disallowed means a finding of the Bankruptcy Court in a Final Order or provision in the Plan providing that a Disputed Claim shall not be Allowed.

1.46. Disbursing Agent means any entity (including any applicable Debtor if it acts in such capacity) designated as such by the Ad Hoc Committee in its capacity as a disbursing agent under the Plan.

1.47. Disclosure Statement means that certain disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

1.48. Disclosure Statement Order means the order of the Bankruptcy Court approving the Disclosure Statement as containing adequate information pursuant to section 1125 of the Bankruptcy Code and approving the procedures for solicitation of this Plan and the Rights Offering.

1.49. Dismissed Debtors means TCI 2, TER Management and TER Development.

1.50. Disputed Claim means any Claim which has not been Allowed, and:

(a) if no proof of claim has been filed by the applicable deadline: (i) a Claim that has been or hereafter is listed on the Schedules as disputed, contingent or unliquidated; or (ii) a Claim that has been or hereafter is listed on the Schedules as other than disputed, contingent or unliquidated, but as to which the Debtors, the Reorganized Debtors, the Ad Hoc Committee, or any other party in interest has interposed an objection or request for estimation which has not been withdrawn or determined by a Final Order; or

(b) if a proof of claim or request for payment of an Administrative Expense Claim has been filed by the applicable deadline: (i) a Claim for which no corresponding Claim has been or hereafter is listed on the Schedules; (ii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as other than disputed, contingent or unliquidated, but the nature or amount of the Claim as asserted in the proof of claim varies from the nature and amount of such Claim as listed on the Schedules; (iii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as disputed, contingent or unliquidated; or (iv) a Claim for which a timely objection or request for estimation is interposed by the Debtors, the Reorganized Debtors, the Ad Hoc Committee, or any other party in interest which has not been withdrawn or determined by a Final Order.

1.51. Disputed Rights Offering List means a schedule identifying the General Unsecured Claims as to which the Ad Hoc Committee disputes the Rights Participation Claim Amount, as determined by the Ad Hoc Committee, for the holder of each such Claim for purposes of Section 5.4 of the Plan, which schedule shall be filed on or prior to the Subscription Commencement Date.

1.52. Distribution Record Date means the Confirmation Date or such other date designated in the Plan or an Order of the Bankruptcy Court.

1.53. DJT Advisors means Kasowitz Benson Torres & Friedman LLP, Willkie Farr & Gallagher LLP, Brown & Connery LLP and Jefferies & Co., each in their capacity as counsel or financial advisor to the DJT Parties in connection with the Reorganization Cases.

1.54. DJT Claims means any and all Claims or Causes of Action against any or all of the Debtors held by the DJT Parties.

1.55. DJT Parties means (i) Donald J. Trump, (ii) Ivanka Trump, (iii) Trump Organization LLC, (iv) Ace Entertainment Holdings, Inc., (v) entities under the control, directly or indirectly, of Donald J. Trump and/or Ivanka Trump, and (vi) the respective affiliates (other than the Debtors) of each of the foregoing together with the successors and assigns of each the foregoing.

1.56. DJT Settlement Agreement means that certain Plan Support Agreement, dated as of November 16, 2009, among the members of the Ad Hoc Committee and the DJT Parties.

1.57. DJT Stock means 535,714 shares of New Common Stock, representing five percent (5%) of the New Common Stock outstanding as of the Effective Date, to be issued to the DJT

Parties under the Plan in accordance with and subject to the terms and conditions contained in the DJT Settlement Agreement.

1.58. DJT Warrant Agreement means that certain agreement governing the DJT Warrants, which shall be included in draft form in the Plan Supplement.

1.59. DJT Warrants means warrants to purchase for cash up to 535,714 shares of New Common Stock, representing five percent (5%) of the New Common Stock outstanding as of the Effective Date, exercisable for a five (5) year period commencing on the Effective Date, at a price per share equivalent to (x) the face amount of the Second Lien Notes plus all interest accrued thereon as of the Commencement Date, divided by (y) 10,714,286 (representing the total number of shares of New Common Stock outstanding as of the Effective Date), subject to dilution by any management or director equity incentive program and any other issuances of shares of New Common Stock, in each case, after the Effective Date.

1.60. DTC means The Depository Trust Company.

1.61. Effective Date means the date selected by the Ad Hoc Committee that is a Business Day after the Confirmation Date on which the conditions to the effectiveness of the Plan specified in Section 9 hereof have been satisfied or waived in accordance with the terms hereof.

1.62. Eligible Holder means a holder of an Allowed General Unsecured Claim or an Allowed Second Lien Note Claim as of the Rights Offering Record Date who has timely completed and returned an Accredited Investor Questionnaire representing that such holder is an Accredited Investor in accordance with the Disclosure Statement Order. Notwithstanding the foregoing, each of the Backstop Parties shall be deemed Eligible Holders for purposes of this Plan and the Rights Offering without any further action by such Backstop Parties and regardless of whether any such Backstop Party has returned an Accredited Investor Questionnaire. For the avoidance of doubt, none of the DJT Parties shall be deemed an Eligible Holder.

1.63. Equity Distribution means an aggregate of 535,714 shares of New Common Stock to be issued by Reorganized TER on the Effective Date to holders of Allowed Second Lien Note Claims pursuant to Section 4.4 of the Plan.

1.64. Equity Interest means any equity security (as defined in section 101(16) of the Bankruptcy Code) or general or limited partnership interest in any of the Debtors.

1.65. Final Cash Collateral Order means that Final Order (I) Authorizing Use of Cash Collateral Pursuant to Section 363 of Bankruptcy Code and (II) Providing Adequate Protection to Prepetition Secured Parties Pursuant to Sections 361, 362, 363, and 364 of Bankruptcy Code, entered by the Bankruptcy Court on March 23, 2009 (as amended, modified or supplemented from time to time).

1.66. Final Distribution Date means, in the event there exist on the Effective Date any Disputed Claims, a date selected by the Reorganized Debtors, in their sole discretion, after which all such Disputed Claims have been resolved by Final Order.

1.67. Final Order means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Reorganization Cases, which has not been reversed, vacated or stayed and as to which (i) the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument or rehearing shall then be pending, or (ii) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order shall not cause such order to not be a Final Order.

1.68. First Lien Collateral Agent means Beal Bank, as collateral agent under the First Lien Credit Agreement.

1.69. First Lien Credit Agreement means that certain Credit Agreement dated as of December 21, 2007, among TER Holdings, as borrower, TER, as a guarantor, the subsidiary guarantors named therein, Beal Bank and Beal Bank Nevada, as Lenders, and Beal Bank, as Administrative Agent and Collateral Agent, as amended by that certain First Amendment to Credit Agreement dated as of December 21, 2007, Second Amendment to Credit Agreement dated as of May 29, 2008, and Third Amendment to Credit Agreement dated as of October 28, 2008.

1.70. First Lien Lenders means the lenders under the First Lien Credit Agreement and any successors or assigns thereto.

1.71. First Lien Lender Claims means any and all Claims arising under or in connection with the First Lien Credit Agreement and all documents relating thereto less the amount of any successful credit bid made by the First Lien Lenders pursuant to 11 U.S.C. § 363(k) in connection with a Marina Sale.

1.72. First Lien Lender Collateral Value means $459 million as the “total enterprise value” as determined by the Bankruptcy Court in accordance with section 1129(b)(2)(A)(ii) of the Bankruptcy Code.

1.73. [Intentionally omitted].

1.74. First Lien Lender Secured Claims means the Secured portion of the First Lien Lender Claims representing the amount equal to (a) $482.6 million, less (b) without duplication, the sum of (i) the portion of the adequate protection payments that is, pursuant to the Final Cash Collateral Order, applied after April 15, 2010 to the principal of the First Lien Lender Claims, and (ii) the Recharacterization Amount.

1.75. Florida Litigation means the lawsuit entitled Trump Hotels & Casino Resorts Development Company, LLC v. Richard T. Fields, Coastal Development, LLC, Power Plant Entertainment, LLC, Native American Development, LLC, Joseph S. Weinberg, and The Cordish Company, Case No. 04-20291 in the Circuit Court of the Seventeenth Judicial Circuit, in and for Broward County, Florida. Plaintiff Hotel & Casino Resorts Development Company, LLC is now known as Debtor Trump Entertainment Resorts Development Company, LLC.

1.76. General Unsecured Claim means any Claim against any of the Debtors other than (a) Intercompany Claims; (b) First Lien Lender Secured Claims; (c) Second Lien Note Claims; (d) Other Secured Claims; (e) Administrative Expense Claims; (f) Priority Tax Claims; (g) Other Priority Claims; (h) DJT Claims; and (i) Claims paid before the Effective Date in connection with that certain order entered by the Bankruptcy Court on or about February 20, 2009, authorizing the Debtors to pay certain prepetition claims of critical vendors and approving procedures related thereto. For the avoidance of doubt, General Unsecured Claims shall include the First Lien Lenders’ Deficiency Claim, if any.

1.77. Intercompany Claim means any Claim of a Debtor against another Debtor.

1.78. Marina Sale means the sale of the Trump Marina under the Plan, pursuant to the Marina Sale Agreement, subject to higher and better offers (including a credit bid by the First Lien Lenders pursuant to 11 U.S.C § 363(k)), subject to approval of the Bankruptcy Court.

1.79. Marina Sale Agreement means, in the event the Marina Sale is to occur in connection with the Plan, an Amended and Restated Asset Purchase Agreement, by and between Trump Marina Associates, LLC as seller, and TER and either (a) the Coastal Parties and which shall be consistent in all materials respects with the terms and conditions stated in the Coastal Letter of Intent or as otherwise agreed to by the Ad Hoc Committee and the Coastal Parties, or (b) such other person or entity (including the First Lien Lenders, whether pursuant to a credit bid under 11 U.S.C. § 363(k) or otherwise) that submits a higher and better offer (as determined in the sole discretion of the Ad Hoc Committee) at the Confirmation Hearing, in each case in accordance with Section 5.5 of the Plan.

1.80. Marina Sale Proceeds means any net cash proceeds received by the Debtors or the Reorganized Debtors, as applicable, from a Marina Sale.

1.81. New Common Stock means the shares of common stock, par value $.001 per share, of Reorganized TER, of which 20,000,000 shares shall be authorized pursuant to the Certificate of Incorporation of Reorganized TER and 10,714,286 shares shall be initially issued and outstanding pursuant to the Plan as of the Effective Date.

1.82. New Limited Partner means the new limited partner of Reorganized TER Holdings to be formed on or prior to the Effective Date pursuant to the Restructuring Transactions, which shall be a wholly-owned subsidiary of Reorganized TER.

1.83. New Partnership Interests means the new general and/or limited partnership interests in Reorganized TER Holdings authorized hereunder and to be issued on the Effective Date to Reorganized TER and any new limited or general partner formed pursuant to the Plan and the Restructuring Transactions, as applicable.

1.84. New Term Loan means the senior secured term loan facility to take effect on the Effective Date pursuant to which indebtedness of Reorganized TER Holdings is to be issued to the First Lien Lenders. The New Term Loan shall be governed by the Amended and Restated Credit Agreement. The aggregate principal amount (the “Face Amount”) of the New Term Loan as of the Effective Date shall be equal to the amount of the First Lien Lender Secured Claims (prior to giving effect to any reduction thereof on account of any Recharacterization Amount) as of the Effective Date, less the sum of (i) the Marina Sale Proceeds, if any, and (ii) the $125 million payment referred to in Section 4.3(2) hereof, in each case to the extent such amount has been paid to and received by the First Lien Lenders on or prior to the Effective Date. The Face Amount shall be comprised of two components: (a) the first component (the “Interest Bearing Component”) shall be, as of the Effective Date, an amount equal to the First Lien Lender Collateral Value, less the sum of (i) the Marina Sale Proceeds, if any, and (ii) the $125 million payment referred to in Section 4.3(2) hereof, in each case to the extent paid to and received by the First Lien Lenders on or prior to the Effective Date, and (b) the second component (the “Non-Interest Component”) shall be, as of the Effective Date, equal to the difference between the Face Amount as of the Effective Date and the Interest Bearing Component as of the Effective Date, which Non-Interest Component shall not be less than zero; provided, however, that, notwithstanding the foregoing, the Face

Amount, the principal amount of the Interest Bearing Component and/or the principal amount of the Non-Interest Component, may be subject to reduction by the Recharacterization Amount (or any allocable portion thereof), if any, to the extent and in the manner determined by the Bankruptcy Court. From and after the Effective Date, Interest on the New Term Loan shall accrue only with respect to the Interest Bearing Component at the Beal Bank Interest Rate. No interest of any kind shall at any time accrue or be payable, and no premium of any kind shall at any time accrue or be payable, with respect to the Non-Interest Component. Any payments applied to the principal balance of the New Term Loan shall first be applied to the Interest Bearing Component until it is reduced to zero, and shall thereafter be applied to the Non-Interest Component.

1.85. NJCCC means the New Jersey Casino Control Commission.

1.86. Opinion on Confirmation means the Opinion on Confirmation issued on April 12, 2010 by the Bankruptcy Court in connection with the Plan.

1.87. Other Priority Claim means any Claim against any of the Debtors other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment as specified in section 507(a)(3), (4), (5), (6), (7) or (9) of the Bankruptcy Code.

1.88. Other Secured Claim means any Secured Claim against the Debtors not constituting a First Lien Lender Claim or a Second Lien Note Claim or a Claim arising under or relating to any guaranty obligation under (i) the First Lien Credit Agreement; (ii) the Second Lien Notes or (iii) the Second Lien Notes Indenture.

1.89. Per Share Rights Offering Amount means $30.00 per share of New Common Stock.

1.90. Personal Trump Guaranty means that certain Guaranty dated as of December 22, 2005, by Donald J. Trump, as guarantor, in favor of U.S. Bank National Association, as indenture trustee, on behalf and for the benefit of the holders of the Second Lien Notes, pursuant to which Donald J. Trump personally provided a guarantee of up to $250,000,000 of the Second Lien Notes under certain terms and subject to certain conditions as specified therein.

1.91. Plan means this Supplemental Modified Sixth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Proposed by the Ad Hoc Committee of Holders of 8.5% Senior Secured Notes Due 2015 and the Debtors, including the exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

1.92. Plan Supplement means a supplemental appendix to the Plan containing forms of those documents necessary to be executed or filed in connection with the implementation of this Plan, the DJT Settlement Agreement and the Restructuring Transactions, including, among other things, forms of the (i) Amended and Restated Credit Agreement (as may be modified from the version filed as an exhibit to the Disclosure Statement), (ii) Amended Organizational Documents, (iii) Marina Sale Agreement (as may be modified to the extent earlier filed as a Plan exhibit), (iv) Registration Rights Agreement, (v) Amended and Restated Agreement of Limited Partnership of TER Holdings, (vi) Amended and Restated Trademark License Agreement, (vii) Amended and Restated Services Agreement, (viii) DJT Warrant Agreement, (ix) Schedule of Rejected Contracts, and (x) Confirmation Order, which Plan Supplement will be filed with the Bankruptcy Court no later than 7 calendar days prior the Voting Deadline. The Plan Supplement, and each of the documents and exhibits contained therein or supplements, amendments or modifications thereto, shall be in form and substance acceptable to the Ad Hoc Committee in its sole discretion; provided, however, that (A) so long as the DJT Settlement Agreement remains in effect, (1) the Amended and Restated Trademark License Agreement shall be in form and substance acceptable to the Ad Hoc Committee, Donald J. Trump and Ivanka Trump, and (2) the Amended and Restated Services Agreement shall be in form and substance acceptable to the Ad Hoc Committee and Donald J. Trump; and (B) the Marina Sale Agreement, shall be in form and substance acceptable to the Ad Hoc Committee and the Coastal Parties.

1.93. Power Plant Group Parties means Power Plant Entertainment, LLC, The Cordish Company, Native American Development, LLC, the respective members of the foregoing entities and their affiliates, related trusts and direct and indirect subsidiaries, and Joseph Weinberg.

1.94. Priority Tax Claim means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.95. Pro Rata Share means the proportion that (a) the Allowed amount of a Claim or Equity Interest in a particular Class (or several Classes taken as a whole) bears to (b) the aggregate Allowed amount of all Claims or Equity Interests in such Class (or several Classes taken as a whole), unless the Plan provides otherwise.

1.96. Recharacterization Amount means an amount equal to (a) that portion of any payments made to or on account of or for the benefit of the First Lien Lenders under or pursuant to the Final Cash Collateral Order since the Commencement Date that have been applied to interest or fees that the Bankruptcy Court determines, effective as of the Effective Date, should instead be applied to reduce the principal balance of the Interest Bearing Component and/or the Non-Interest Component of the New Term Loan, in each case, to the extent and in the manner determined by the Bankruptcy Court pursuant to the Recharacterization Motion; plus (b) interest on any such recharacterized payments from the date they were received until the date they are applied to the First Lien Lender Secured Claims, at the interest rate applicable thereto under the First Lien Credit Agreement from and after the date such payments were made; provided, however, that in no case shall the Recharacterization Amount be less than zero.

1.97. Recharacterization Motion means the Corrected Motion of the Debtors Pursuant to Sections 105, 361, 363 and 506 of the Bankruptcy Code For Entry of an Order (A) Recharacterizing Postpetition Payments Made to or For the Benefit of the First Lien Lenders, (B) Modifying the First Lien Lenders’ Adequate Protection, Nunc Pro Tunc to February 11, 2010 and (C) Authorizing the Debtors’ Continued Use of Cash Collateral [D.I. 1300], as amended, modified or supplemented from time to time.

1.98. Registration Rights Agreement means that certain Registration Rights Agreement to be included in draft form in the Plan Supplement, which shall be consistent with the requirements contained in the Plan and the Backstop Agreement and which shall otherwise be in form and substance acceptable to the Ad Hoc Committee.

1.99. Reinstated means the unimpairment of a Claim in accordance with 11 U.S.C. § 1124.

1.100. Released Parties means (a) the Debtors, (b) the Reorganized Debtors, (c) the members of the Ad Hoc Committee, (d) the Backstop Parties, (e) subject to the satisfaction of all terms and conditions contained in the DJT Settlement Agreement as of the Effective Date, the DJT Parties, (f) in the event that a sale of the Trump Marina to Coastal is consummated on or prior to the Effective Date, the Coastal Parties, (g) the Second Lien Indenture Trustee and (h) in the case of (a) through (g), each of their respective direct or indirect subsidiaries, current and former officers and directors, members, employees, agents, representatives, financial advisors, professionals, accountants and attorneys and all of their predecessors, successors and assigns.

1.101. Reorganization Cases means the jointly administered cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on February 17, 2009, in the Bankruptcy Court and styled In re TCI 2 Holdings, LLC, et al., 09-13654 (JHW) (Jointly Administered).

1.102. Reorganized Debtors means the Debtors, as reorganized (other than the Dismissed Debtors), on or after the Effective Date, in accordance with the terms of the Plan.

1.103. Reorganized Debtor Subsidiaries means all of the Debtor Subsidiaries (other than the Dismissed Debtors), as reorganized on or after the Effective Date in accordance with the terms of the Plan.

1.104. Reorganized TER means TER, as reorganized as of the Effective Date in accordance with the Plan.

1.105. Reorganized TER Holdings means TER Holdings, as reorganized as of the Effective Date in accordance with the Plan.

1.106. Restructuring Transactions means one or more restructuring transactions pursuant to section 1123(a)(5) of the Bankruptcy Code, which shall be described in more detail in the Plan Supplement.

1.107. Rights Offering means the offering of Subscription Rights to purchase 7,500,000 shares of New Common Stock to be issued by Reorganized TER pursuant to the Plan to the Rights Offering Participants, for an aggregate purchase price equal to the Rights Offering Amount.

1.108. Rights Offering Amount means $225,000,000.

1.109. Rights Offering Participant means an Eligible Holder validly exercising Subscription Rights in connection with the Rights Offering.

1.110. Rights Offering Pro Rata Share means with respect to the Subscription Rights of each Rights Offering Participant, the ratio (expressed as a percentage) of such participant’s Rights Participation Claim Amount to the aggregate Rights Participation Claim Amounts of all Eligible Holders, determined as of the Subscription Expiration Date.

1.111. Rights Offering Proceeds means the amount of Rights Offering proceeds that are actually received by the Subscription Agent upon the consummation of the Rights Offering.

1.112. Rights Offering Record Date means the Voting Record Date.

1.113. Rights Offering Stock means the 7,500,000 shares of New Common Stock to be offered to Rights Offering Participants pursuant to the Rights Offering.

1.114. Rights Participation Claim Amount means:

(a) in the case of a Second Lien Note Claim, the amount of such Second Lien Note Claim;

(b) in the case of the First Lien Lenders’ Deficiency Claim (if any), the amount of the First Lien Lenders’ Deficiency Claim; and

(c) in the case of any General Unsecured Claim or the First Lien Lenders’ Deficiency Claim (if any),

(i) if no proof of claim has been timely filed with respect to such Claim and such Claim has been listed in the Schedules as liquidated in amount and not disputed or contingent, the lesser of the amount set forth in the Schedules or the Disputed Rights Offering List and as to which no objection has been interposed by the Ad Hoc Committee or the Debtors;

(ii) if a timely proof of claim has been filed with respect to such Claim in a fixed and liquidated amount and the Claim is not listed on the Disputed Rights Offering List, the amount set forth in the proof of claim;

(iii) if such Claim is on the Disputed Rights Offering List, the amount, if any, of such Claim set forth thereon in the column entitled “Amount”, unless the holder of such Claim has obtained an order of the Bankruptcy Court at least ten (10) calendar days prior to the Subscription Expiration Date, otherwise determining the amount of the Claim for purposes of the Rights Offering; and

(iv) other than in the circumstances described in (i), (ii) and (iii) above, the Rights Participation Claim Amount shall be zero unless the holder of such Claim has obtained an order of the Bankruptcy Court at least ten (10) calendar days prior to the Subscription Expiration Date, otherwise determining the amount of the Claim for purposes of the Rights Offering.

Notwithstanding anything contained herein to the contrary, under no circumstances shall any holder of a General Unsecured Claim that was not timely filed or deemed timely filed have any Rights Participation Claim Amount.

1.115. Schedules means the schedules of assets and liabilities and the statement of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007, and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended from time to time.

1.116. Schedule of Rejected Contracts means that certain schedule of executory contracts to be rejected as of the Effective Date pursuant to the Plan, which schedule shall be included in the Plan Supplement and shall be in form and substance acceptable to the Ad Hoc Committee.

1.117. Second Lien Notes means the 8.5% Senior Secured Notes due 2015 issued by TER Holdings and TER Funding and guaranteed by certain subsidiaries of TER Holdings pursuant to the Second Lien Notes Indenture.

1.118. Second Lien Note Claims means all Claims arising under or in connection with (i) the Second Lien Notes and (ii) the Second Lien Notes Indenture. The Second Lien Note Claims shall be Allowed in the aggregate amount of $1,248,968,669, plus accrued and unpaid interest accruing prior to the Commencement Date.

1.119. Second Lien Notes Indenture means that certain indenture governing the Second Lien Notes, dated as of May 20, 2005, by and among TER Holdings and TER Funding, as issuers, the guarantors named therein, and the Second Lien Indenture Trustee, as amended, supplemented, or modified.

1.120. Second Lien Indenture Trustee means U.S. Bank, National Association, as indenture trustee under the Second Lien Notes Indenture.

1.121. Section 510(b) Claim means any Claim against a Debtor that is subordinated, or subject to subordination, pursuant to section 510(b) of the Bankruptcy Code, including Claims arising from the rescission of a purchase or sale of a security of a Debtor for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

1.122. Secured means a Claim to the extent (i) secured by property of the estate, the amount of which shall be determined in accordance with sections 506(a) and 1111(b) of the Bankruptcy Code or (ii) secured by the amount of any rights of setoff of the holder thereof under section 553 of the Bankruptcy Code.

1.123. Subsidiary Equity Interests means the Equity Interests in the Debtor Subsidiaries.

1.124. Subscription Agent means any entity designated as such by the Ad Hoc Committee in its capacity as a subscription agent in connection with the Rights Offering.

1.125. Subscription Commencement Date means the date on which Subscription Forms are first mailed to Eligible Holders.

1.126. Subscription Expiration Date means the deadline for voting on the Plan as specified in the Subscription Form, subject to the Ad Hoc Committee’s right to extend such date, and which shall be the final date by which an Eligible Holder may elect to subscribe to the Rights Offering.

1.127. Subscription Form means the form to be used by an Eligible Holder pursuant to which such Eligible Holder may exercise Subscription Rights, which form shall be in form and substance acceptable to the Ad Hoc Committee.

1.128. Subscription Payment Date means the date set forth in the Disclosure Statement Order by which the Subscription Purchase Price will be due, which date may be the Subscription Expiration Date.

1.129. Subscription Purchase Price means, for each Rights Offering Participant exercising Subscription Rights, the number of shares of New Common Stock to be purchased by such Rights Offering Participant pursuant to such Rights Offering Participant’s exercise of Subscription Rights and pursuant to Section 5 of this Plan multiplied by the Per Share Rights Offering Amount.

1.130. Subscription Rights means the non-transferable, non-certificated subscription rights of Eligible Holders to purchase shares of Rights Offering Stock in connection with the Rights Offering on the terms and subject to the conditions set forth in Section 5.4 of the Plan.

1.131. Subscription Rights Equivalent Amount means Cash in an amount equal to $0.0012 per $1.00 of the principal or face amount of Allowed Second Lien Note Claims (other than the Second Lien Note Claims held by the Backstop Parties an/or affiliates thereof) or General Unsecured Claims, as applicable.

1.132. TCI 2 means TCI 2 Holdings, LLC, a Delaware limited liability company.

1.133. TER means Trump Entertainment Resorts, Inc., a Delaware corporation.

1.134. TER Development means TER Development Co., LLC a Delaware limited liability company.

1.135. TER Funding means Trump Entertainment Resorts Funding, Inc., a Delaware corporation.

1.136. TER Holdings means Trump Entertainment Resorts Holdings, L.P., a Delaware limited partnership.

1.137. TER Management means TER Management Co., LLC, a Delaware limited liability company.

1.138. Trump Marina means the Trump Marina Hotel and Casino.

1.139. Unsubscribed Shares means those shares of New Common Stock offered in connection with the Rights Offering that are not validly subscribed for pursuant to the Rights Offering prior to the Subscription Expiration Date or for which payment has not been received by the Subscription Agent by the Subscription Payment Date.

1.140. Voting Deadline means February 12, 2010 at 4:00 p.m. (New York City time).

1.141. Voting Record Date means the date for determining which holders of Claims are entitled to receive the Disclosure Statement and vote to accept or reject this Plan, as applicable, which date is set forth in the Disclosure Statement Order.

B. Interpretation; Application of Definitions and Rules of Construction.

Unless otherwise specified, all section or exhibit references in the Plan are to the respective section in, or exhibit to, the Plan, as the same may be amended, waived or modified from time to time. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained therein. A term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the Plan. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

SECTION 2. ADMINISTRATIVE EXPENSE AND PRIORITY CLAIMS

2.1. Administrative Expense Claims.

Subject to this Section 2.1, except to the extent that a holder of an Allowed Administrative Expense Claim agrees in writing with the Debtors or the Reorganized Debtors (with the consent of the Ad Hoc Committee) to less favorable treatment, the Debtors or the Reorganized Debtors shall pay to each holder of an Allowed Administrative Expense Claim Cash in an amount equal to such Claim; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as Debtors in Possession, or liabilities arising under loans or advances to or other obligations incurred by the Debtors, as Debtors in Possession in accordance with the Bankruptcy Code, shall be paid by the Debtors in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions.

Except as otherwise provided in this Section 2.1, unless previously filed or paid, requests for payment of Administrative Expense Claims must be filed and served on the Reorganized Debtor pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Expense Claims Bar Date. Holders of Administrative Expense Claims that are required to file and serve a request for payment of such Administrative Expense Claims that do not file and serve such a request by the Administrative Expense Claims Bar Date shall be forever barred, estopped and enjoined from asserting such Administrative Expense Claims against the Debtor or the Reorganized Debtor and property and such Administrative Expense Claims shall be deemed discharged as of the Effective Date. All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Section 10 hereof. Objections to such requests must be filed and served on the Reorganized Debtors and the requesting party by the later of (a) 120 days after the Effective Date and (b) 60 days after the filing of the applicable request for payment of Administrative Expense Claims, if applicable, as the same may be modified or extended from time to time by order of the Bankruptcy Court.

2.2. Compensation and Reimbursement Claims.

All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under section 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code (i) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by the date that is forty-five (45) days after the Effective Date, (ii) shall be paid in full from the Debtors’ or Reorganized Debtors’ Cash on hand in such amounts as are allowed by the Bankruptcy Court (A) upon the later of (i) the Effective Date and (ii) the date upon which the order relating to any such Allowed Administrative Expense Claim is entered, or (B) upon such other terms as may be mutually agreed upon between the holder of such an Allowed Administrative Expense Claim and the Debtors or, on and after the Effective Date, the Reorganized Debtors (in each case, with the consent of the Ad Hoc Committee). The Reorganized Debtors are authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Confirmation Date and until the Effective Date in the ordinary course and without the need for Bankruptcy Court approval.

2.3. Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Debtors (with the consent of the Ad Hoc Committee) or the Reorganized Debtors, (i) Cash in an amount equal to such Allowed Priority Tax Claim on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or (ii) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at the applicable rate under section 511 of the Bankruptcy Code, over a period not exceeding five (5) years after the date of assessment of such Allowed Priority Tax Claim. The Debtors (with the consent of the Ad Hoc Committee) reserve the right to prepay at any time under this option. Except as otherwise permitted in this section, all Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due.

SECTION 3. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

The following table designates the Classes of Claims against and Equity Interests in the Debtors and specifies which of those Classes are (i) impaired or unimpaired by the Plan, (ii) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code and (iii) deemed to reject the Plan. The classification is for administrative convenience only. This Plan does not substantively consolidate the estates of each of the Debtors. Rather, the Plan constitutes separate plans of reorganization for each of the Debtors (other than the Dismissed Debtors).

Class	Designation	Treatment	Entitled to Vote
1	Other Priority Claims	Unimpaired	No (deemed to accept)
2	Other Secured Claims	Unimpaired	No (deemed to accept)
3	First Lien Lender Secured Claims	Impaired	Yes (entitled to vote on the Plan)
4	Second Lien Note Claims	Impaired	Yes (entitled to vote on the Plan)
5	General Unsecured Claims	Impaired	Yes (entitled to vote on the Plan)
6	DJT Claims	Impaired	Yes (entitled to vote on the Plan)
7	Convenience Claims	Impaired	Yes (entitled to vote on the Plan)
8	Intercompany Claims	Unimpaired	No (deemed to accept)
9	Section 510(b) Claims	Impaired	No (deemed to reject)
10	TER Equity Interests	Impaired	No (deemed to reject)
11	TER Holdings Equity Interests	Impaired	No (deemed to reject)
12	Subsidiary Equity Interests	Unimpaired	No (deemed to accept)

SECTION 4. TREATMENT OF CLAIMS AND EQUITY INTERESTS

4.1. Other Priority Claims (Class 1).

The legal, equitable and contractual rights of the holders of Allowed Other Priority Claims are unaltered. Except to the extent that a holder of an Allowed Other Priority Claim has been paid by the Debtors prior to the Effective Date or otherwise agrees to different treatment, each holder of an Allowed Other Priority Claim shall receive, in full and final satisfaction of such Allowed Other Priority Claim, payment of the Allowed Other Priority Claim in full in Cash on or as soon as reasonably practicable after (a) the Effective Date, (b) the date such Other Priority Claim becomes Allowed or (c) such other date as may be ordered by the Bankruptcy Court.

4.2. Other Secured Claims (Class 2).

Except to the extent that a holder of an Allowed Other Secured Claim against any of the Debtors has agreed to less favorable treatment of such Claim, each holder of an Allowed Other Secured Claim shall receive, in the sole discretion of the Reorganized Debtors, either (a) the property securing such Allowed Other Secured Claim, (b) Cash in an amount equal to the value of the property securing such Allowed Other Secured Claim, or (c) the treatment required under section 1124(2) of the Bankruptcy Code for such Claim to be Reinstated or rendered unimpaired.

4.3. First Lien Lender Secured Claims (Class 3).

Holders of Allowed First Lien Lender Secured Claims shall receive on the Effective Date, in full and final satisfaction of such Claims, their Pro Rata Share of the following:

(1)	payment of interest and principal pursuant to the New Term Loan in accordance with the terms and conditions of the Amended and Restated Credit Agreement;

(2)	$125 million in Rights Offering Proceeds;

(3)	subject to consummation of the transactions contemplated by the Marina Sale Agreement, the Marina Sale Proceeds (unless paid to and received by the First Lien Lenders prior to the Effective Date if the Marina Sale is consummated prior to the Effective Date); and

(4)	100% of the equity interests in TCI 2 unless the First Lien Lenders determine not to accept such equity interests.

Notwithstanding anything to the contrary herein, no payment shall be made on account of First Lien Lender Secured Claims exceeding the Allowed amount of such Claims.

4.4. Second Lien Note Claims (Class 4).

Holders of Allowed Second Lien Note Claims shall receive on the Effective Date, in full and final satisfaction of such Claims, (i) their Pro Rata Share of the Equity Distribution; and (ii) their Pro Rata Share (together with the holders of Allowed General Unsecured Claims) of the Creditor Distribution.

4.5. General Unsecured Claims (Class 5).

Holders of Allowed General Unsecured Claims shall receive on the Effective Date, in full and final satisfaction of such Claims (i) the Cash Distribution; and (ii) their Pro Rata Share (together with the holders of Allowed Second Lien Note Claims) of the Creditor Distribution.

To the extent the Bankruptcy Court determines that the proposed treatment of the Class 5 Claims held by Accredited Investors and the Class 5 Claims held by non-Accredited Investors requires the separate classification of such Claims, then Class 5 shall be deemed classified into two (2) separate sub-classes and the distributions otherwise to be made to Class 5 from the Creditor Distribution shall be made as follows: Class 5(a) shall consist of all holders of Allowed General Unsecured Claims who are Eligible Holders, and such holders shall be entitled to receive (a) the Cash Distribution, and (b) their Pro Rata Share of the Subscription Rights (and Eligible Holders who do not timely exercise their Subscription Rights shall be entitled to receive Cash in an amount equal to such holder’s Subscription Rights Equivalent Amount). Class 5(b) shall consist of all holders of Allowed General Unsecured Claims who are not Eligible Holders, and such holders shall be entitled to receive (a) the Cash Distribution; and (b) Cash in an amount equal to such holder’s Subscription Rights Equivalent Amount. Upon such a determination from the Bankruptcy Court, the Claims and Solicitation Agent shall be required to tabulate the votes of Classes 5(a) and 5(b) accordingly.

4.6. DJT Claims (Class 6).

Subject to the satisfaction by the DJT Parties of their obligations under the DJT Settlement Agreement, in compromise and settlement pursuant to Bankruptcy Rule 9019 of all disputes pending between the DJT Parties, the Ad Hoc Committee and the Debtors’ estates, and in exchange for (i) Donald J. Trump and Ivanka Trump entering into the Amended and Restated Trademark License Agreement, (ii) Donald J. Trump entering into the Amended and Restated Services Agreement, (iii) Donald J. Trump and Ivanka Trump agreeing not to compete with the Reorganized Debtors (as provided in and subject to the terms of the Amended and Restated Trademark License Agreement and the Amended and Restated Services Agreement), (iv) the benefit and cost savings to the Debtors’ estates resulting from the suspension of litigation between the DJT Parties and the Ad Hoc Committee, (v) the waiver by the DJT Parties of any right to receive any additional consideration or indemnification from the Reorganized Debtors on account of any of their existing indemnification agreements with the Debtors (except as provided in Section 8.5 of this Plan), and (vi) the waiver of any and all Claims (whether Administrative Expense Claims, priority Claims, secured Claims or unsecured Claims) or Causes of Action against, or Equity Interests in, any and all of the Debtors held by each of the DJT Parties, and in full and final satisfaction and discharge of all such Claims, Causes of Action or Equity Interests, the DJT Parties shall be entitled to receive on the Effective Date the following: (A) the DJT Stock, (B) the DJT Warrants, and (C) reimbursement of the reasonable and documented fees incurred by the DJT Advisors on behalf of the DJT Parties in connection with the Reorganization Cases, which fees shall not include any bonus, success or incentive fee under any circumstances.

4.7. Convenience Claims (Class 7).

Except to the extent that a Holder of a Convenience Claim agrees to a less favorable treatment, in full and final satisfaction of each Convenience Claim, each Holder of an Allowed Convenience Claim shall be paid on the later of the Effective Date or on the date on which such Claims becomes an Allowed Claim, an amount of Cash equal to its Pro Rata Share of $500,000.

4.8. Intercompany Claims (Class 8).

There shall be no distributions to holders of Intercompany Claims; provided, however, on or after the Effective Date, all Intercompany Claims will, (i) at the option of Reorganized TER (A) be Reinstated, or (B) after setoff be contributed on a net basis to the capital of the obligor, or (ii) with the mutual consent of both the obligor and the obligee, be released, waived and discharged on and as of the Effective Date.

4.9. Section 510(b) Claims (Class 9).

Holders of Section 510(b) Claims shall not receive or retain any distribution or payment on account of such Section 510(b) Claim. On the Effective Date, all such Section 510(b) Claims shall be discharged and extinguished.

4.10. Equity Interests in TER (Class 10).

On the Effective Date, all Equity Interests in TER shall be cancelled. Holders of the Equity Interests in TER shall not receive or retain any distribution or payment on account of such Equity Interests.

4.11. Equity Interests in TER Holdings (Class 11).

On the Effective Date, all Equity Interests in TER Holdings shall be cancelled. Holders of the Equity Interests in TER Holdings shall not receive or retain any distribution or payment on account of such Equity Interest.

4.12. Subsidiary Equity Interests (Class 12).

There shall be no distributions to holders of Subsidiary Equity Interests. Nonetheless, except as otherwise set forth in the Plan, Subsidiary Equity Interests shall be Reinstated for the benefit of the holders thereof in exchange for Reorganized Debtors’ agreement to make certain distributions to the holders of Allowed Claims and Interests under the Plan, and to use certain funds and assets, to the extent authorized in the Plan, to satisfy certain obligations between and among such Reorganized Debtors.

SECTION 5. MEANS FOR IMPLEMENTATION

5.1. Non-Substantive Consolidation.

This Plan is a joint plan for each of the Debtors (other than the Dismissed Debtors) that does not provide for the substantive consolidation of the Debtors’ estates on the Effective Date, and on the Effective Date, the Debtors’ estates shall not be deemed substantively consolidated for purposes hereof. Except as expressly set forth herein, nothing contained herein shall constitute an admission that any of the Debtors is subject to or liable for any Claim against any other Debtor. Additionally, claimants holding Claims against multiple Debtors, to the extent Allowed in each of the Reorganization Cases of the Debtors, will be treated as holding a separate Claim against each Debtors’ estate; provided, however, that no holder of any Allowed Claim shall be entitled to receive more than payment in full of such Allowed Claim, and such Claims shall be administered and treated in the manner provided in this Plan. The Confirmation Order shall provide for the dismissal of the jointly-administered cases of the Dismissed Debtors pursuant to section 1112(b) of the Bankruptcy Code.

5.2. Settlement of Certain Claims.

Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution, releases and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims or controversies resolved pursuant to the Plan. Without limiting the foregoing, pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution, releases and other benefits provided under the Plan, upon the Effective Date (and subject to the terms and conditions of the DJT Settlement Agreement), the provisions of the Plan shall constitute a good faith compromise and settlement of all DJT Claims or controversies resolved pursuant to the Plan. Notwithstanding anything contained herein to the contrary, but subject in all respects to the last sentence of this section 5.2, all Plan distributions made to creditors holding Allowed Claims in any Class take into account the relative priority and rights of the Claims and the Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code or otherwise, and are intended to be and shall be final, and no Plan distribution to the holder of a Claim in one Class shall be subject to being shared with or reallocated to the holders of any Claim in another Class by virtue of any prepetition collateral trust agreement, shared collateral agreement, subordination agreement or other similar inter-creditor arrangement. Subject in all respects to the last sentence of this section 5.2, as of the Effective Date, any and all contractual, legal and equitable subordination rights, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code or otherwise, relating to the allowance, classification and treatment of all Allowed Claims and their respective distributions and treatments hereunder are settled, compromised, terminated and released pursuant hereto; provided, however, that nothing contained herein shall preclude any person or entity from exercising their rights pursuant to and consistent with the terms of this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered under or in connection with this Plan. Notwithstanding anything contained in this section 5.2, the Plan, the Confirmation Order or the Plan Documents (as defined in the Confirmation Order) to the contrary, nothing contained in this section 5.2, the Plan, the Confirmation Order or the Plan Documents (as defined in the Confirmation Order) shall constitute (a) a release of the Second Lien Indenture Trustee, the collateral agent therefor, and/or holders of Second Lien Note Claims, the Backstop Parties, the members of the Ad Hoc Committee, or any of their respective direct or indirect subsidiaries, current and former directors, officers, employees, affiliates, agents, financial advisors, investment bankers, professionals, accountants and attorneys and their respective partners, owners and members and all of their predecessors, successors and assigns, from any liability to the First Lien Lenders or First Lien Collateral Agent(s) in connection with any breaches under and/or violations of the Intercreditor Agreement (as defined in the Final Cash Collateral Order); or (b) a determination by the Bankruptcy Court as to whether the Second Lien Noteholders, Second Lien Agent (as defined in the Final Cash Collateral Order), or Second Lien Indenture Trustee or related or affiliated parties have breached or violated the Intercreditor Agreement (as defined in the Final Cash Collateral Order).

5.3. Authorization and Issuance of Plan Securities.

On the Effective Date, each of the applicable Reorganized Debtors will be authorized to and shall issue, as applicable, the New Common Stock (including the Equity Distribution, the Rights Offering Stock, the Backstop Stock and the DJT Stock), the New Partnership Interests, the DJT Warrants, and any and all other securities, notes, stock, instruments, certificates, and other documents or agreements required to be issued, executed or delivered pursuant to this Plan (collectively with the Subscription Rights, the “New Securities and Documents”), in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any entity.

The issuance of the New Securities and Documents and the distribution thereof under this Plan, and distribution and exercise of the Subscription Rights, shall be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code or, to the extent the exception in section 1145(a) of the Bankruptcy Code is not available, section 4(2) of the Securities Act of 1933 as amended, and/or any other applicable exemptions. Without limiting the effect of section 1145 of the Bankruptcy Code, all documents, agreements, and instruments entered into and delivered on or as of the Effective Date contemplated by or in furtherance of this Plan, including, without limitation, the Amended and Restated Credit Agreement, the Amended and Restated Trademark License Agreement, the Amended and Restated Services Agreement, the DJT Warrant Agreement, any Marina Sale Agreement, any of the Amended Organizational Documents or any other agreement or document related to or entered into in connection with any of the foregoing, shall become, and the Backstop Agreement shall remain, effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any entity (other than as expressly required by such applicable agreement).

Upon the Effective Date, after giving effect to the transactions contemplated hereby, 10,714,286 shares of New Common Stock will be authorized and issued by the Reorganized Debtors, and 9,285,714 additional shares of New Common Stock will be authorized but not issued as provided in the Amended Organizational Documents.

Except as otherwise provided in this Plan or the Confirmation Order, all Cash necessary for the Reorganized Debtors to make payments required pursuant to this Plan will be obtained from the Reorganized Debtors’ Cash balances, including Cash from operations, the proceeds of the Rights Offering and the Marina Sale Proceeds, if any. Cash payments to be made pursuant to this Plan will be made by the Reorganized Debtors.

5.4. Rights Offering.

(a) Issuance of Subscription Rights. Each of the Eligible Holders shall be entitled to receive Subscription Rights entitling such participant to subscribe for up to its Rights Offering Pro Rata Share of the Rights Offering Stock. Eligible Holders have the right, but not the obligation, to participate in the Rights Offering as provided herein. If, after the Rights Offering Record Date but at least five (5) calendar days prior to the Subscription Expiration Date, a holder of a Disputed Claim who otherwise would be an Eligible Holder, is permitted to participate in the Rights Offering as a result of a Bankruptcy Court order estimating such Claim for the purpose of determining such holder’s Rights Participation Claim Amount, such holder shall be permitted to participate in the Rights Offering to the same extent as an Eligible Holder. For the avoidance of doubt, to the extent that a Disputed Claim becomes an Allowed Claim after the date that is five (5) calendar days prior to the Subscription Expiration Date, then the holder of such Claim shall not be entitled to any Rights Participation Claim Amount.

(b) Subscription Period. The Rights Offering shall commence on the Subscription Commencement Date and shall expire on the Subscription Expiration Date. Each Eligible Holder intending to participate in the Rights Offering must affirmatively elect to exercise its Subscription Rights, in whole or in part, on or prior to the Subscription Expiration Date and must satisfy the other terms and conditions described herein. On the Effective Date, all Unsubscribed Shares shall be treated as acquired by the Backstop Parties in accordance with and subject to the terms and conditions contained in the Backstop Agreement and this Plan, and any exercise of such Subscription Rights after the Subscription Expiration Date (other than the purchase of shares by the Backstop Parties pursuant to the Backstop Agreement) shall be null and void and there shall be no obligation to honor any such purported exercise received by the Subscription Agent after the Subscription Expiration Date, regardless of when the documents relating to such exercise were sent.

(c) Subscription Purchase Price. Each Rights Offering Participant choosing to exercise its Subscription Rights, in whole or in part, shall be required to pay such participant’s Subscription Purchase Price for such shares of Rights Offering Stock not later than the Subscription Payment Date; provided, however, that no fractional shares of New Common Stock shall be issued pursuant to any exercise of Subscription Rights.

(d) Exercise of Subscription Rights. In order to exercise the Subscription Rights, each Eligible Holder must: (a) return a duly completed Subscription Form to the Subscription Agent so that such form is actually received by the Subscription Agent on or before the Subscription Expiration Date; (b) pay to the Subscription Agent (on behalf of TER) on or before the Subscription Payment Date such holder’s Subscription Purchase Price in accordance with the wire instructions set forth on the Subscription Form or by bank or cashier’s check delivered to the Subscription Agent as specified in the Subscription Form; and (c) timely vote, or cause to be voted, all of its Claims to accept this Plan; provided, however, that no fractional shares of New Common Stock shall be issued upon any exercise of Subscription Rights. If the Subscription Agent for any reason does not receive from a given holder of Subscription Rights (a) a duly completed Subscription Form on or prior to the Subscription Expiration Date, and (b) immediately available funds in an amount equal to such holder’s Subscription Purchase Price on or prior to the Subscription Payment Date, and (c) proof that such holder timely voted, or caused to be voted, all of its Claims to accept this Plan, such holder shall be deemed to have relinquished and waived its right to participate in the Rights Offering and any shares that such holder could have purchased upon its valid exercise of Subscription Rights shall be deemed to be Unsubscribed Shares. The payments made in accordance with the Rights Offering shall be deposited and held by the Subscription Agent in an interest-bearing trust account, or similarly segregated account or accounts which shall be separate and apart from the Subscription Agent’s general operating funds and any other funds subject to any lien or similar encumbrance and which segregated account or accounts will be maintained for the purpose of holding the money for administration of the Rights Offering until the Effective Date. The Subscription Agent shall not use such funds for any other purpose prior to such date and shall not encumber or permit such funds to be encumbered with any lien or similar encumbrance.

Each Rights Offering Participant may exercise all or any portion of such holder’s Subscription Rights pursuant to the Subscription Form, but the exercise of any Subscription Rights shall be irrevocable and shall obligate the exercising Rights Offering Participant to purchase the applicable shares of New Common Stock and to pay the Subscription Purchase Price for such shares on or prior to the Subscription Payment Date. In order to facilitate the exercise of the Subscription Rights, on the Subscription Commencement Date, a Subscription Form will be mailed to each Eligible Holder together with appropriate instructions for the proper completion, due execution and timely delivery of the Subscription Form.

(e) Rights Offering Procedures. Notwithstanding anything contained herein to the contrary, the Ad Hoc Committee may modify the procedures relating to the Rights Offering or adopt such additional detailed procedures consistent with the provisions of this Section 5.4 to more efficiently administer the exercise of the Subscription Rights.

(f) Transfer Restriction; Revocation. The Subscription Rights are not transferable. Any such transfer or attempted transfer will be null and void, and no purported transferee will be treated as the holder of, or permitted to exercise, any Subscription Rights. Once a Rights Offering Participant has properly exercised its Subscription Rights, such exercise will not be permitted to be revoked.

(g) Rights Offering Backstop. Subject to the terms and conditions in the Backstop Agreement, each of the Backstop Parties, severally and not jointly, has agreed to subscribe for and purchase on the Effective Date, at the aggregate Subscription Purchase Price therefor, its Backstop Commitment (as set forth on Exhibit A to the Backstop Agreement) of all Unsubscribed Shares as of the Effective Date. The Backstop Parties shall pay to the Subscription Agent, by wire transfer in immediately available funds on or prior to the Effective Date, Cash in an amount equal to the aggregate Subscription Purchase Price attributable to such amount of New Common Stock as provided in the Backstop Agreement. The Subscription Agent shall deposit such payment into the same trust account into which were deposited the Subscription Purchase Price payments of Rights Offering Participants. TER and the Subscription Agent shall give the Backstop Parties by e-mail and electronic facsimile transmission written notification setting forth either (i) a true and accurate calculation of the number of Unsubscribed Shares, and the aggregate Subscription Purchase Price therefor (a “Purchase Notice”) or (ii) in the absence of any Unsubscribed Shares, the fact that there are no Unsubscribed Shares and that the Backstop Commitments are terminated (a “Satisfaction Notice”) as soon as practicable after the Subscription Payment Date (and, in any event, no later than four (4) Business Days prior to the Effective Date). In addition, the Subscription Agent shall notify the Backstop Parties, on each Friday during the Subscription Period and on each Business Day during the five (5) Business Days prior to the Subscription Expiration Date (and any extensions thereto), or more frequently if requested by the Backstop Parties, of the aggregate number of Subscription Rights known by the Subscription Agent to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be. The Subscription Agent shall determine the number of Unsubscribed Shares, if any, in good faith, and provide each of the Backstop Parties with a Purchase Notice or a Satisfaction Notice that accurately reflects the number of Unsubscribed Shares as so determined. On the Effective Date, the Backstop Parties will purchase only such number of Unsubscribed Shares as are listed in the Purchase Notice, without prejudice to the rights of the Backstop Parties to seek later an upward or downward adjustment if the number of Unsubscribed Shares in such Purchase Notice is inaccurate. Delivery of the Unsubscribed Shares will be made to the accounts of the respective Backstop Parties (or to such other accounts as the Backstop Parties may designate) at 10:00 a.m.,

New York City time, on the Effective Date against payment of the aggregate Subscription Purchase Price for the Unsubscribed Shares by wire transfer of immediately available funds to the Subscription Agent. All Unsubscribed Shares will be delivered with any and all issue, stamp, transfer or similar taxes or duties payable in connection with such delivery duly paid by the Debtors or the Reorganized Debtors to the extent required under the Confirmation Order or applicable law. Notwithstanding anything contained herein to the contrary, the Backstop Parties, in their sole discretion, may designate that some or all of the Unsubscribed Shares be issued in the name of, and delivered to, one or more of their affiliates.

(h) Backstop Fees and Expenses/Backstop Stock. In consideration for their agreement to backstop the Rights Offering, on the Effective Date the Backstop Parties shall receive the Backstop Stock to be allocated in the manner set forth in the Backstop Agreement. In addition, on the Effective Date the Backstop Parties shall be entitled to the reimbursement of all Backstop Fees and Expenses subject to the approval of the Bankruptcy Court.

(i) Distribution of the New Common Stock. On the Effective Date, the Subscription Agent shall (i) distribute the Rights Offering Stock purchased by each Rights Offering Participant that has properly exercised, and paid the Subscription Price for, its Subscription Rights to such holder and (ii) distribute the Unsubscribed Shares, and the Backstop Stock, to the Backstop Parties. If the exercise of a Subscription Right would result in the issuance of a fractional share of New Common Stock, then the number of shares of New Common Stock to be issued in respect of such Subscription Right will be calculated to one decimal place and rounded up or down to the closest whole share (with a half share rounded up). The total number of the shares of New Common Stock that may be purchased pursuant to the Rights Offering shall be adjusted as necessary to account for the rounding provided for in this paragraph.

(j) Disputed Claims. For all purposes of this Section 5.4, each Rights Offering Participant is entitled to participate in the Rights Offering solely to the extent of its Rights Participation Claim Amount, if any.

(k) Recalculation as of the Subscription Expiration Date. The Rights Participation Claims Amount and Rights Offering Pro Rata Share of each Rights Offering Participant shall be recalculated on the Subscription Expiration Date to account for any allowances or disallowances, as applicable, of General Unsecured Claims or Second Lien Note Claims prior to the day that is five (5) Business Days prior to the Subscription Expiration Date and each properly exercising holder of a General Unsecured Claim or Second Lien Note Claim under the Rights Offering shall only be entitled to purchase the amount of New Common Stock so calculated on such date.

(l) Subsequent Adjustments. If as a result of allowances prior to the fifth (5th) Business Day preceding the Subscription Expiration Date of General Unsecured Claims or Second Lien Note Claim for purposes of participating in the Rights Offering, more than all of the New Common Stock subject to the Rights Offering has been subscribed for as a result of the exercise of the Subscription Rights, the New Common Stock subscribed for by each properly subscribing Rights Offering Participant shall be reduced on a pro rata basis based upon the number of shares of New Common Stock properly subscribed for by such participant.

(m) Validity of Exercise of Subscription Rights. All questions concerning the timeliness, viability, form and eligibility of any exercise of Subscription Rights shall be determined by the Subscription Agent as directed by the Ad Hoc Committee, whose good faith determinations shall be final and binding. The Subscription Agent as directed by the Ad Hoc Committee, in its discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such times as they may determine, or reject the purported exercise of any Subscription Rights. Subscription Forms shall be deemed not to have been received or accepted until all irregularities have been waived or cured within such time as the Subscription Agent with the consent of the Ad Hoc Committee determines. The Subscription Agent will use commercially reasonable efforts to give notice to any Rights Offering Participants regarding any defect or irregularity in connection with any purported exercise of Subscription Rights by such participant and, may permit such defect or irregularity to be cured within such time as the Subscription Agent with the consent of the Ad Hoc Committee may determine in good faith to be appropriate; provided, however, that neither the Ad Hoc Committee nor the Subscription Agent shall incur any liability for failure to give such notification. Within five (5) days after the Voting Deadline, the Subscription Agent shall file with the Bankruptcy Court a report regarding the results of the Rights Offering including a list identifying all those Subscription Forms deemed rejected due to defect or irregularity.

(n) Indemnification of Backstop Parties. Upon entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as the case may be (in such capacity, the “Indemnifying Parties”) shall indemnify and hold harmless the Backstop Parties and each of their respective affiliates, members, partners, officers, directors, employees, agents, advisors, controlling persons and professionals (each an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and reasonable expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with any claim, challenge, litigation, investigation or proceeding with respect to the Rights Offering, the Backstop Agreement or the transactions contemplated hereby or thereby or in connection therewith, including distribution of the Backstop Stock and the payment of the Backstop Fees and Expenses, if any, distribution of the Subscription Rights, the purchase and sale of New Common Stock in the Rights Offering and purchase and sale of Unsubscribed Shares pursuant to the Backstop Agreement, regardless of whether any of such Indemnified Persons is a party thereto, and to reimburse such Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses as they are incurred in connection with investigating, responding to or defending any of the foregoing, provided that the foregoing indemnification will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they (i) are in connection with any breaches under and/or violations of the Intercreditor Agreement (as defined in the Final Cash Collateral Order), or (ii) have resulted from gross negligence, willful misconduct or fraud on the part of such Indemnified Person as determined by a Final Order from a court of competent jurisdiction. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the Indemnifying Parties shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Parties on the one hand and such Indemnified Person on the other hand but also the relative fault of the Indemnifying Parties, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. The relative benefits to the Indemnifying Parties on the one hand and all Indemnified Persons on the other hand shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Debtors pursuant to the sale of New Common Stock contemplated by the Backstop Agreement bears to (ii) the fee paid or proposed to be paid to the Backstop Parties in connection with such sale. The Indemnifying Parties also agree that no Indemnified Person shall have any liability (other than liabilities described in clause (i) or (ii) of the first sentence of this clause (n)) based on their exclusive or contributory negligence or otherwise to the Indemnifying Parties, any person asserting claims on behalf of or in right of any of the Indemnifying Parties, or any other person in connection with or as a result of the Rights Offering or the transactions contemplated thereby, except as to any Indemnified Person to the extent that any losses, claims, damages, liability or expenses incurred by the Debtors resulted from gross negligence, willful misconduct or fraud of such Indemnified Person in performing the services that are the subject of the Backstop Agreement as determined by a Final Order from a court of competent jurisdiction. The indemnity and reimbursement obligations of the Indemnifying Parties described in this Section 5.4(n) shall be in addition to any liability that the Indemnifying Parties may otherwise have to an Indemnified

Person and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnifying Parties and any Indemnified Person.

Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, litigation, investigation or proceeding relating to the Backstop Agreement or any of the transactions contemplated thereby (“Proceedings”), such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Parties in respect thereof, notify the Indemnifying Parties in writing of the commencement thereof; provided that (i) the omission so to notify the Indemnifying Parties will not relieve it from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the omission so to notify the Indemnifying Parties will not relieve it from any liability that it may have to an Indemnified Person otherwise than on account of the provisions described in this Section 5.4(n). In case any such Proceedings are brought against any Indemnified Person and it notifies the Indemnifying Parties of the commencement thereof, if the Indemnifying Parties commit in writing to fully indemnify and hold harmless the Indemnified Person with respect to such Proceedings without regard to whether the Effective Date occurs, the Indemnifying Parties will be entitled to participate in such Proceedings, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, provided that if the defendants in any such Proceedings include both such Indemnified Person and the Indemnifying Parties and such Indemnified Person shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Parties, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of such indemnification commitment from the Indemnifying Parties and notice from the Indemnifying Parties to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Parties shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Indemnifying Parties shall not be liable for the expenses of more than one separate counsel, approved by the Requisite Investors (as defined in the Backstop Agreement), representing the Indemnified Persons who are parties to such Proceedings), (ii) the Indemnifying Parties shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person at the Indemnifying Parties’ expense within a reasonable time after notice of commencement of the Proceedings, or (iii) the Indemnifying Parties shall have authorized in writing the employment of counsel for such Indemnified Person.

5.5. Marina Sale Agreement; Coastal Cooperation Agreement.

As soon as practicable after the Confirmation Date, subject to the receipt of higher and better offers (as determined by the Ad Hoc Committee and approved by the Bankruptcy Court) as provided in the Marina Sale Agreement, and subject to the right of the First Lien Lenders to make a valid credit bid pursuant to 11 U.S.C. § 363(k), the Debtors shall be authorized to enter into and execute the Marina Sale Agreement and the Coastal Cooperation Agreement and to take any and all actions contemplated thereby. Upon execution of the Marina Sale Agreement, subject to the terms and conditions stated in the Marina Sale Agreement, in the event that the sale of the Trump Marina to the Coastal Parties is consummated on or prior to the Effective Date, then upon the consummation of the sale of the Trump Marina to the Coastal Parties or their designee, each of the Coastal Adversary Proceeding and the Florida Litigation shall be withdrawn and dismissed with prejudice, and the parties to the Coastal Adversary Proceeding and the Florida Litigation shall execute mutual releases in form and substance acceptable to each of the parties thereto; provided, however, if on or prior to the Effective Date, the Ad Hoc Committee accepts a higher or better offer (including a credit bid by the First Lien Lenders) by a bidder other than the Coastal Parties for the transfer of the Trump Marina, the Coastal Parties will be entitled to a break-up fee consisting of (i) dismissal of the Florida Litigation by the Reorganized Debtors; and (ii) repayment of the $2 million deposit currently held in escrow by the Debtors.

5.6. The Amended and Restated Credit Agreement.

On the Effective Date, Reorganized TER, Reorganized TER Holdings and the Reorganized Debtor Subsidiaries that are parties to the Amended and Restated Credit Agreement and the other loan documents (as such term is defined in the Amended and Restated Credit Agreement) are authorized to execute and deliver such loan documents and grant the liens and security interests specified therein to and in favor of the First Lien Collateral Agent for the benefit of the First Lien Lenders as well as execute, deliver, file, record and issue any notes, documents (including UCC financing statements), or agreements in connection therewith, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any person or entity (other than expressly required by the Amended and Restated Credit Agreement).

5.7. Issuance of New Common Stock.

On the Effective Date, Reorganized TER shall issue the New Common Stock to (a) the Eligible Holders of Allowed General Unsecured Claims and Allowed Second Lien Note Claims validly exercising their Subscription Rights pursuant to the Rights Offering, (b) the holders of Allowed Second Lien Note Claims and holders of Allowed General Unsecured Claims in accordance with the distribution set forth in Sections 4.4 and 4.5 of this Plan, (c) the Backstop Parties in accordance with the terms of the Backstop Agreement (including the Unsubscribed Shares and the Backstop Stock), and (d) the DJT Parties in accordance with Section 4.6 of this Plan (so long as the DJT Settlement Agreement remains in effect).

Following the Effective Date, Reorganized TER shall, as soon as reasonably practicable but in any event no later than thirty (30) calendar days after the Effective Date, file with the United States Securities and Exchange Commission a registration statement for the New Common Stock on Form 8-A or Form 10 (as determined in the Reorganized Debtors’ reasonable discretion) under the Securities Exchange Act of 1934, unless the Securities and Exchange Commission advises Reorganized TER that the New Common Stock will be registered under such Act in the absence of such filing. Following the Effective Date, Reorganized TER shall use reasonable best efforts to list the New Common Stock on the NASDAQ or The New York Stock Exchange as soon as reasonably practicable.

Certain holders of New Common Stock shall be entitled to registration rights pursuant to the Registration Rights Agreement.

5.8. Amended and Restated Trademark License Agreement; Amended and Restated Services Agreement.

In accordance with the terms of the DJT Settlement Agreement, on the Effective Date (a) certain of the Reorganized Debtors, Donald J. Trump, and Ivanka Trump will enter into the Amended and Restated Trademark License Agreement, and (b) certain of the Reorganized Debtors and Donald J. Trump will enter into the Amended and Restated Services Agreement.

5.9. Waiver of Claims by the DJT Parties.

Except to the extent specifically provided in the Plan, in exchange for the consideration to be received by the DJT Parties under the Plan, on the Effective Date, each of the DJT Parties shall be deemed to have unconditionally and irrevocably waived and released any Claim or Cause of Action that has been or could be asserted against any of the Debtors, including, without limitation, any Claim arising out of or relating to (i) that certain Amended and Restated Trademark License Agreement, dated as of May 20, 2005, by and among Donald J. Trump, TER Holdings, TER, Trump Taj Mahal Associates LLC, Trump Plaza Associates, LLC, Trump Marina, LLC and Trump Indiana, Inc.; or (ii) that certain Services Agreement, dated as of May 20, 2005, by and a among Donald J. Trump, TER and TER Holdings.

5.10. Subsidiary Equity Interests.

All Subsidiary Equity Interests shall continue to be held by the Reorganized Debtors holding such Subsidiary Equity Interest as of the Commencement Date, subject to the transactions contemplated by Section 5.13 hereof.

5.11. Cancellation of Existing Securities and Agreements.

Except (i) for purposes of evidencing a right to distributions under the Plan, (ii) with respect to executory contracts or unexpired leases that have been assumed by the Debtors, or (iii) as otherwise provided hereunder, on the Effective Date, all the agreements and other documents evidencing (a) the Claims or rights of any holder of a Claim against the Debtors, including all indentures and notes evidencing such Claims and (b) any Equity Interest in TER and TER Holdings, in each case, shall be cancelled and of no force or effect. The Second Lien Indenture Trustee shall maintain any charging lien such Second Lien Indenture Trustee may have for any fees, costs and expenses under the Second Lien Indenture or other agreements executed in connection therewith to the extent the foregoing are approved by the Bankruptcy Court until all such fees, costs and expenses are paid pursuant to the Plan or otherwise.

Except as provided pursuant to this Plan, the Second Lien Indenture Trustee and its agents, successors and assigns shall be discharged of all of their obligations associated with the Second Lien Notes. The Debtors’ indemnification obligations under Section 7.07 of the Second Lien Indenture shall survive notwithstanding the cancellation of the Second Lien Indenture.

5.12. Reorganized TER.

(a) Formation and Name. On the Effective Date or as soon thereafter as is practicable, the Reorganized Debtors may change their name(s) to such name(s) that may be determined in accordance with applicable law.

(b) General Partner. On the Effective Date, the proceeds of the Rights Offering shall be contributed by Reorganized TER to the New Limited Partner and to Reorganized TER Holdings as a capital contribution as part of the Restructuring Transactions, and the portion of the proceeds contributed to the New Limited Partner shall in turn be contributed to Reorganized TER Holdings. In consideration for such capital contributions, the New Partnership Interests of Reorganized TER Holdings shall be distributed to Reorganized TER and the New Limited Partner as shall be set forth in the Restructuring Transactions. On the Effective Date, Reorganized TER shall be authorized to enter into the Fifth Amended and Restated Agreement of Limited Partnership of TER Holdings, among Reorganized TER, as general partner, the New Limited Partner and Reorganized TER Holdings, pursuant to which TER shall continue as the general partner of TER Holdings.

(c) Board of Directors. The board of directors of Reorganized TER shall be composed of a total of seven members, who shall be licensable individuals selected by the Ad Hoc Committee.

(d) Officers of Reorganized TER. The officers of TER immediately prior to the Effective Date will serve as the officers of Reorganized TER on and after the Effective Date in accordance with any employment and severance agreements authorized by the board of directors of Reorganized TER.

5.13. Other Transactions.

On the Effective Date, the Debtors shall undertake the Restructuring Transactions. On the Effective Date or as soon as reasonably practicable thereafter, the Debtors may, with the prior consent of the Ad Hoc Committee, (i) cause any or all of the Reorganized Debtor Subsidiaries to be liquidated or merged into one or more of the other Reorganized Debtor Subsidiaries or any other subsidiaries of the Debtors or dissolved, (ii) cause the transfer of assets between or among the Reorganized Debtor Subsidiaries, and/or (iii) cause any or all of the Amended Organizational Documents of any Reorganized Debtor Subsidiaries to be implemented, effected or executed. Any such transactions may be effective as of the Effective Date pursuant to the Confirmation Order without any further action by the stockholders, members, general or limited partners, or directors of any of the Debtors or Reorganized TER. A summary of the Restructuring Transactions to be undertaken as of the Effective Date will be set forth in the Plan Supplement.

5.14. Release of Liens, Claims and Equity Interests.

Except as otherwise provided herein or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Section 6 of the Plan, all Liens, Claims, Equity Interests, mortgages, deeds of trust, or other security interests against the property of the Debtors’ estates shall be fully released, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any entity. Any entity holding such Liens or interests shall, pursuant to section 1142 of the Bankruptcy Code, promptly execute and deliver to the Reorganized Debtors such instruments of termination, release, satisfaction and/or assignment (in recordable form) as may be reasonably requested by the Reorganized Debtors.

SECTION 6. DISTRIBUTIONS

6.1. Distribution Record Date.

As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Equity Interests as maintained by the Debtors, or their respective agents, shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Equity Interests. The Debtors or the Reorganized Debtors shall have no obligation to recognize any transfer of the Claims or Equity Interests occurring on or after the Distribution Record Date.

6.2. Postpetition Interest on Claims.

Except as required by applicable bankruptcy law, postpetition interest will not accrue on or after the Commencement Date on account of any Claim.

6.3. Date of Distributions.

Except as otherwise provided herein, any distributions and deliveries to be made hereunder shall be made on the Effective Date or as soon thereafter as is practicable. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

6.4. Disbursing Agent.

All distributions hereunder shall be made by an entity or entities designated by the Ad Hoc Committee and the Debtors as Disbursing Agent, on or after the Effective Date or as otherwise provided herein. A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court, and, in the event that a Disbursing Agent is so ordered, all costs and expenses of procuring any such bond or surety shall be borne by Reorganized TER.

6.5. Powers of Disbursing Agent.

The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties hereunder, (ii) make all distributions contemplated hereby and (iii) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan.

6.6. Surrender of Instruments.

As a condition to receiving any distribution under the Plan, each holder of a certificated instrument or note must surrender such instrument or note held by it to the Disbursing Agent or its designee. Any holder of such instrument or note that fails to (i) surrender such instrument or note, or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Disbursing Agent and furnish a bond in form, substance and amount reasonably satisfactory to the Disbursing Agent before the first anniversary of the Effective Date shall be deemed to have forfeited all rights and Claims and may not participate in any distribution hereunder. Any distribution so forfeited shall become property of the Reorganized Debtors.

6.7. Delivery of Distributions.

Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim shall be made to a Disbursing Agent, who shall transmit such distribution to the applicable holders of Allowed Claims. In the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then-current address of such holder, at which time such distribution shall be made to such holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one (1) year from the Effective Date. After such date, all unclaimed property or interest in property shall revert to the Reorganized Debtors, and the Claim of any other holder to such property or interest in property shall be discharged and forever barred. If the Ad Hoc Committee, the Debtors and the Second Lien Indenture Trustee agree that the Second Lien Indenture Trustee shall serve as the Disbursing Agent, all distributions on account of Second Lien Note Claims shall be made: (a) to the Second Lien Indenture Trustee; or (b) with the prior written consent of the Second Lien Indenture Trustee, through the facilities of DTC (if applicable). If a distribution is made to the Second Lien Indenture Trustee, the Second Lien Indenture Trustee shall administer the distribution in accordance with the Plan and the Second Lien Indenture and shall be compensated for all of its reasonable services and disbursements related to distributions pursuant to the Plan (and for the related reasonable fees and expenses of any counsel or professional engaged by the Second Lien Indenture Trustee with respect to administering or implementing such distributions), by the Debtors or the Reorganized Debtors, as appropriate, in the ordinary course upon the presentation of invoices by such Second Lien Indenture Trustee for such services. The compensation of the Second Lien Indenture Trustee for services relating to distributions under the Plan shall be made without the need for filing any application or request with, or approval by, the Bankruptcy Court. Distributions made by the Second Lien Indenture Trustee to the record holders of the Second Lien Notes, and in turn by the record holders of the Second Lien Notes to the beneficial holders of the Second Lien Notes, shall not be made as of the Distribution Record Date but rather shall be accomplished in accordance with the Second Lien Notes Indenture and the policies and procedures of DTC.

The Second Lien Indenture Trustee shall not be required to give any bond, surety, or other security for the performance of its duties with respect to the administration and implementation of distributions. Any and all distributions on account of Second Lien Note Claims shall be subject to the right of the Second Lien Indenture Trustee to exercise its charging lien for any unpaid fees and expenses of the Second Lien Indenture Trustee and its counsel, and any fees and expenses of the Second Lien Indenture Trustee incurred in making distributions pursuant to the Plan, in each case to the extent the foregoing fees and expenses are approved by the Bankruptcy Court.

Notwithstanding anything contained in this Plan or the DJT Settlement Agreement to the contrary, the obligation to make the distributions to the DJT Parties pursuant to Section 4.6 hereof shall be satisfied, and the discharge and cancellation of all Claims and Causes of Action against, and Equity Interests in, the Debtors held by the DJT Parties shall be effective upon the delivery of such distribution to Donald J. Trump, who has agreed to act as agent on behalf of each of the DJT Parties for the purposes of receiving distributions under this Plan.

6.8. Manner of Payment Under Plan.

At the option of the Debtors, any Cash payment to be made under the Plan may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

6.9. Setoffs.

The Debtors and the Reorganized Debtors may (with the consent of the Ad Hoc Committee), but shall not be required to, set off against any claim (for purposes of determining the Allowed amount of such Claim on which distribution shall be made), any claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim the Debtors or the Reorganized Debtors may have against the holder of such Claim.

6.10. Distributions After Effective Date.

Subject to Section 5.4(a) of this Plan, distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

6.11. Allocation of Distributions Between Principal and Interest.

Except with respect to the First Lien Lender Claims, to the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated to the principal amount (as determined for federal income tax purposes) of the Claim first, and then to accrued but unpaid interest.

SECTION 7. PROCEDURES FOR DISPUTED CLAIMS

7.1. Allowance of Claims.

After the Effective Date, the Reorganized Debtors shall have and shall retain any and all rights and defenses that the Debtor had with respect to any Claim, except with respect to any Claim deemed Allowed under this Plan. Except as expressly provided in this Plan or in any order entered in the Reorganization Cases prior to the Effective Date (including, without limitation, the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under this Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order, including, without limitation, the Confirmation Order, in the Reorganization Cases allowing such Claim.

7.2. Objections to Claims.

Prior to the Effective Date, the Ad Hoc Committee or the Debtors, and after the Effective Date, the Reorganized Debtors, shall be entitled to object to Claims other than Claims which are expressly Allowed pursuant to the Plan or Allowed by Final Order prior to or subsequent to the Effective Date. Any objections to Claims shall be served and filed on or before the later of: (a) one hundred twenty (120) days after the Effective Date, and (b) such date as may be fixed by the Bankruptcy Court, whether fixed before or after the date specified in clause (a) above.

7.3. Payments and Distributions with Respect to Disputed Claims.

Notwithstanding any other provision hereof, if all or any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

7.4. Estimation of Claims.

Prior to the Effective Date, the Ad Hoc Committee or the Debtors, and after the Effective Date, the Reorganized Debtors may at any time request that the Bankruptcy Court estimate any contingent, unliquidated or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtor previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim, the amount so estimated shall constitute either the allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy

Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Reorganized Debtors may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

7.5. Distributions Relating to Disputed Claims.

Subject to Section 5.4(a) of this Plan, at such time (if any) as a Disputed Claim becomes an Allowed Claim, the Disbursing Agent shall distribute to the holder of such Claim, such holder’s Pro Rata portion of the property distributable with respect to the Class in which such Claim belongs. To the extent that all or a portion of a Disputed Claim is Disallowed, the holder of such Claim shall not receive any distribution on account of the portion of such Claim that is Disallowed and any property withheld pending the resolution of such Claim shall be reallocated Pro Rata to the holders of Allowed Claims in the same class.

7.6. Distributions after Allowance.

Subject to Section 5.4(a) of this Plan, to the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, a distribution shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan. Subject to Section 5.4(a) of this Plan, as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim, the distribution to which such holder is entitled hereunder.

7.7. Preservation of Rights to Settle Claims.

In accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle or compromise (or decline to do any of the foregoing) all Causes of Action, including the Florida Litigation (to the extent not otherwise dismissed in connection with the sale of the Trump Marina in accordance with the terms hereof), whether in law or in equity, whether known or unknown, that the Debtors or their estates may hold against any person or entity without the approval of the Bankruptcy Court, subject to the terms of Section 7.1 hereof, the Confirmation Order, the DJT Settlement Agreement, the Amended and Restated Credit Agreement and any contract, instrument, release, indenture or other agreement entered into in connection herewith. The Reorganized Debtors or their successor(s) may pursue such retained claims, rights or Causes of Action, suits or proceedings, as appropriate, in accordance with the best interests of the Reorganized Debtors or their successor(s) who hold such rights.

7.8. Disallowed Claims.

All claims held by persons or entities against whom or which any Debtor or Reorganized Debtor has commenced a proceeding asserting a Cause of Action under sections 542, 543, 544, 545, 547, 548, 549 and/or 550 of the Bankruptcy Code shall be deemed “disallowed” claims pursuant to section 502(d) of the Bankruptcy Code and holders of such claims shall not be entitled to vote to accept or reject the Plan. Claims that are deemed disallowed pursuant to this section shall continue to be disallowed for all purposes until the avoidance action against such party has been settled or resolved by Final Order and any sums due to the Debtors or the Reorganized Debtors from such party have been paid.

7.9. Reserve for Disputed General Unsecured Claims.

Prior to making any distributions of Cash from either the Creditor Distribution or the Cash Distribution to holders of Allowed General Unsecured Claims, the Reorganized Debtors or other applicable Distribution Agent (in each case, with the consent of the Ad Hoc Committee), or the Reorganized Debtors, shall establish appropriate reserves for Disputed Claims by withholding from any such distributions an amount equal to one hundred percent (100%) of distributions to which holders of such Disputed Claims would be entitled to under this Plan as of such date as if such Disputed Claims were Allowed in full in the amount asserted by the holder thereof in its respective timely filed Proof of Claim (as agreed by the Ad Hoc Committee); provided, however, that the Ad Hoc Committee, the Debtors (with the consent of the Ad Hoc Committee) and the Reorganized Debtors shall have the right to file a motion seeking to estimate such amounts. The Debtors or other applicable Distribution Agent (in each case, with the consent of the Ad Hoc Committee) or the Reorganized Debtors, shall also establish appropriate reserves for Disputed Claims in other Classes as it determines necessary and appropriate.

SECTION 8. EXECUTORY CONTRACTS AND UNEXPIRED LEASES

8.1. General Treatment.

As of, and subject to the occurrence of the Effective Date, and subject to Section 8.2 herein, all executory contracts and unexpired leases (including, in each case, any related amendments, supplements, consents, estoppels, or ancillary agreements) to which any of the Debtors are parties are hereby assumed except for an executory contract or unexpired lease that (i) previously has been assumed or rejected pursuant to Final Order of the Bankruptcy Court, (ii) is specifically designated by the Ad Hoc Committee or the Debtors (with the consent of the Ad Hoc Committee), as a contract or lease to be rejected on the Schedule of Rejected Contracts to be included in the Plan Supplement, or (iii) is the subject of a separate (a) assumption motion filed by the Debtors with the Ad Hoc Committee’s consent, or (b) rejection motion filed by the Debtors with the Ad Hoc Committee’s consent under section 365 of the Bankruptcy Code prior to the Confirmation Date.

8.2. Cure of Defaults.

Except to the extent that different treatment has been agreed to by the nondebtor party or parties to any executory contract or unexpired lease to be assumed pursuant to Section 8.1 hereof, the Ad Hoc Committee or the Debtors (with the consent of the Ad Hoc Committee) shall, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code, no later than the Voting Deadline, file and serve a schedule with the Bankruptcy Court listing the cure amounts of all executory contracts or unexpired leases to be assumed. Any party that fails to object to the applicable cure amount within ten (10) calendar days of the filing of such schedule, shall be forever barred, estopped and enjoined from disputing the cure amount and/or from asserting any Claim against the applicable Debtor or Reorganized Debtor arising under section 365(b)(1) of the Bankruptcy Code except as set forth in the schedule of cure amounts. If there are any timely objections filed, the cure payments, if any, required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving such dispute. The Ad Hoc Committee or the Reorganized Debtors shall retain their right to reject any of their executory contracts or unexpired leases that are subject to a dispute, including contracts or leases that are subject to a dispute concerning amounts necessary to cure any defaults, until the entry of a Final Order resolving such dispute.

8.3. Rejection Claims.

In the event that the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to the Plan results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a timely filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors, or their respective properties or interests in property as agents, successors or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtors and the Reorganized Debtors and the Ad Hoc Committee on or before the date that is thirty (30) days after the Confirmation Date or such later rejection date that occurs as a result of a dispute concerning amounts necessary to cure any defaults.

8.4. Assignment and Effect of Assumption and/or Assignment.

Any executory contract or unexpired lease assumed or assumed and assigned shall remain in full force and effect for the benefit of the Reorganized Debtor or assignee in accordance with its terms, notwithstanding any provision in such executory contract or unexpired lease (including those of the type described in sections 365(b)(2) of the Bankruptcy Code) that prohibits, restricts or conditions such assumption, transfer or assignment. Any provision that prohibits, restricts or conditions the assignment or transfer of any such executory contract or unexpired lease or that terminates or modifies such executory contract or unexpired lease or allows the counterparty to such executory contract or unexpired lease to terminate, modify, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon any such transfer and assignment constitutes an unenforceable anti-assignment provision and is void and of no force or effect.

8.5. Survival of the Debtors’ Indemnification Obligations.

Any obligations of the Debtors pursuant to their corporate charters and bylaws or other organizational documents to indemnify current and former officers and directors of the Debtors with respect to all present and future actions, suits and proceedings against the Debtors or such directors and/or officers, based upon any act or omission for or on behalf of the Debtors shall be deemed and treated as executory contracts to be assumed by the Debtors hereunder.

8.6. Insurance Policies.

All insurance policies pursuant to which the Debtors have any obligations in effect as of the date of the Confirmation Order shall be deemed and treated as executory contracts pursuant to the Plan and those to be rejected by the respective Debtors and the Reorganized Debtors shall be included on the Schedule of Rejected Contracts to be provided in the Plan Supplement. All other insurance policies shall revest in the Reorganized Debtors.

8.7. Casino Property Leases.

For purposes of the Plan, “Casino Property Leases” shall mean each of the following: (i) the ground lease dated as of July 1, 1980, by and between Magnum Associates and Magnum Associates II, as lessor, and Atlantic City Seashore 1, Inc., as lessee, (ii) the ground lease dated as of July 1, 1980, by and between SSG Enterprises, as lessor, and Atlantic City Seashore 2, Inc., as lessee, (iii) the agreement of lease dated July 11, 1980, by and between Plaza Hotel Management Company, as lessor, and Atlantic City Seashore 3, as lessee, (iv) the amended and restated lease agreement dated September 1991, by and between Trump Taj Mahal Associates, LLC, as landlord, and Trump Taj Mahal Associates, LLC, as tenant, and (v) the lease agreement by and between the State of New Jersey acting through the Department of Environmental Protection, Division of Parks and Forestry, as landlord, and Trump Marina

Associates, L.L.C., as tenant. The Casino Property Leases shall be deemed and treated as executory contracts pursuant to the Plan and shall be assumed by the respective Debtors and Reorganized Debtors and shall continue in full force and effect.

8.8 Compliance with Gaming Laws and Regulations

Reorganized TER shall not distribute New Common Stock to any person or entity in violation of the gaming laws and regulations in the states in which the Debtors or the Reorganized Debtors, as applicable, operate. Consequently, no holder shall be entitled to receive New Common Stock unless and until such holder’s acquisition of New Common Stock does not require compliance with such license, qualification or suitability requirements or such holder has been licensed, qualified, found suitable, or has obtained a waiver or exemption from such license, qualification, or suitability requirements.

To the extent a holder is not entitled to receive New Common Stock on the Effective Date as a result of applicable gaming laws and regulations, Reorganized TER shall not distribute New Common Stock to such holder, unless and until such holder complies with applicable gaming laws and regulations. Until such holder has complied with applicable gaming laws and regulations, such holder shall not be a shareholder of Reorganized TER and shall have no voting rights or other rights of a stockholder of Reorganized TER.

If a holder is entitled to receive New Common Stock under the Plan and is required, under applicable gaming laws to undergo a suitability investigation and determination and such holder either (i) refuses to undergo the necessary application process for such suitability approval or (ii) after submitting to such process, is determined to be unsuitable to hold the New Common Stock or withdraws from the suitability determination prior to its completion, then, in that event, Reorganized TER shall hold the New Common Stock and (x) such holder shall only receive such distributions from Reorganized TER as are permitted by the applicable gaming authorities, (y) the balance of the New Common Stock to which such holder would otherwise be entitled will be marketed for sale by Reorganized TER, as agent for such holder, subject to compliance with any applicable legal requirements, and (z) the proceeds of any such sale shall be distributed to such holder as soon as such sale can be facilitated and subject to regulatory approval. In addition, in the event that the applicable gaming authorities object to the possible suitability of any holder, the New Common Stock shall be distributed only to such holder upon a formal finding of suitability. If a gaming authority subsequently issues a formal finding that a holder lacks suitability, or such holder withdraws from or does not fully cooperate with the suitability investigation, then the process for the sale of that holder’s New Common Stock shall be as set forth in (x), (y), and (z) above.

SECTION 9. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE.

9.1. Conditions Precedent to the Effective Date.

The occurrence of the Effective Date of the Plan is subject to the satisfaction or waiver of the following conditions precedent:

(a) all actions, documents and agreements necessary to implement and consummate the Plan, including, without limitation, all actions, documents and agreements necessary to implement the Rights Offering, entry into the documents contained in the Plan Supplement, including the Amended and Restated Credit Agreement, the Amended and Restated Trademark License Agreement, the Amended and Restated Services Agreement and entry into the Amended Organizational Documents, each in form and substance reasonably satisfactory to the Ad Hoc Committee, and the transactions and other matters contemplated thereby, shall have been effected or executed;

(b) the Confirmation Order, in form and substance reasonably acceptable to the Ad Hoc Committee, shall have been entered, and there shall have been no modification or stay of the Confirmation Order or entry of other court order prohibiting transactions contemplated by the Plan from being consummated;

(c) the Debtors shall have received the Rights Offering Amount pursuant to the Rights Offering and/or the Backstop Agreement;

(d) the Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents necessary to implement the Plan and that are required by law, regulation or order;

(e) the Debtors shall have distributed the Backstop Stock to the Backstop Parties in accordance with the terms and conditions in the Backstop Agreement; and

(f) the Debtors shall have paid the Backstop Fees and Expenses and the reasonable and documented fees and expenses of the Ad Hoc Committee Advisors and the Second Lien Indenture Trustee and its counsel, in full in Cash to the extent applied for and approved by the Bankruptcy Court.

9.2. Waiver of Conditions Precedent to Effective Date.

The Ad Hoc Committee shall have the right to waive one or more of the conditions precedent set forth in section 9.1 of this Plan in their sole discretion, in whole or in part, without the need for notice or hearing.

9.3. Effect of Failure of Conditions to Effective Date.

If the Effective Date does not occur on or before the date that is 180 days after the Confirmation Date (or such later date as may be determined by the Ad Hoc Committee) or if the Confirmation Order is vacated, (i) no distributions under the Plan shall be made, (ii) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred, and (iii) all the Debtors’ obligations with respect to the Claims and the Equity Interests shall remain unchanged and nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtors or any other entity or to prejudice in any manner the rights of the Debtors or any other entity in any further proceedings involving the Debtors or otherwise.

SECTION 10. EFFECT OF CONFIRMATION

10.1. Vesting of Assets.

On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the Debtors’ estates shall vest in the Reorganized Debtors free and clear of all Claims, liens, encumbrances, charges and other interests, except as provided herein. The Reorganized Debtors may operate their businesses and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided herein. On the Effective Date, except as provided herein, all mortgages, deeds of trust, liens, pledges, or other security interests against any property of the Debtors or their estates shall be fully released, terminated and discharged without further notice or action by the Debtors, Reorganized Debtors, holders of any such mortgages, deeds of trust, liens, pledges, or other security interests against any property of the Debtors or their estates, the Bankruptcy Court or any applicable federal, state or local governmental agency or department.

10.2. Discharge.

Except as otherwise expressly provided herein or the Confirmation Order, the rights afforded herein and the payments and distributions to be made hereunder shall (i) be in exchange for and in complete satisfaction, settlement, discharge and release of all existing debts and Claims against and Equity Interests in the Debtors (other than the Dismissed Debtors) of any kind or nature whatsoever against the Debtors or any of its assets or properties, and regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims or Equity Interests, and (ii) terminate all Equity Interests of any kind, nature or description whatsoever in TER, TER Holdings and the Debtor Subsidiaries, in each case to the fullest extent permitted by section 1141 and other applicable provisions of the Bankruptcy Code. Except as otherwise provided by this Plan or in the Confirmation Order, upon the Effective Date, the Debtors and their estates shall be deemed discharged and released under and to the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all claims of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code.

Except as otherwise expressly provided herein or in the Confirmation Order, all persons or entities who have held, now hold, or may hold Claims against any of the Debtors (other than the Dismissed Debtors) or Equity Interests in TER or TER Holdings, and all other parties in interest, along with their respective present and former employees, agents, officers, directors, principals and affiliates, are permanently enjoined from and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to such Claim against the Debtors (other than the Dismissed Debtors) or the Reorganized Debtors or Equity Interest in TER or TER Holdings, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors or the Reorganized Debtors, (iii) creating, perfecting or enforcing any encumbrance of any kind against the Debtors (other than the Dismissed Debtors) or the Reorganized Debtors or against the property or interests in property of the Debtors (other than the Dismissed Debtors) or the Reorganized Debtors, or (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors (other than the Dismissed Debtors) or the Reorganized Debtors, with respect to such Claim against any of the Debtors (other than the Dismissed Debtors) or Equity Interest in TER or TER Holdings. Such injunction shall extend to any successors of the Debtors (other than the Dismissed Debtors) and Reorganized Debtors and their respective properties and interest in properties.

10.3. Term of Injunctions or Stays.

Unless otherwise provided, all injunctions or stays arising under or entered during the Reorganization Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

10.4. Injunction Against Interference with Plan.

Upon the entry of the Confirmation Order, all holders of Claims and Equity Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan.

10.5. Releases.

On the Effective Date, for good and valuable consideration provided by each of the Released Parties, the adequacy of which is hereby confirmed, the Released Parties shall be deemed to and hereby unconditionally and irrevocably release each other from any and all claims, interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing on the Effective Date or hereafter arising, in law, equity or otherwise, that such entity or person would have been legally entitled to assert (whether individually or collectively), relating to any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganization Cases, or formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the consummation of the Plan, the Disclosure Statement, the Marina Sale Agreement (to the extent applicable) or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan, except that (i) no Released Party shall be released from any act or omission that constitutes gross negligence, willful misconduct or fraud as determined by Final Order of a court of competent jurisdiction, (ii) subject to the last sentence of this section 10.5 the release of the DJT Parties shall be subject to the terms and conditions contained in the DJT Settlement Agreement, and (iii) the foregoing release shall not apply to any right or obligation arising under or that is part of the Plan or an agreement entered into pursuant to, in connection with or contemplated by, the Plan. Notwithstanding anything contained in this section 10.5, the Plan, the Confirmation Order or the Plan Documents (as defined in the Confirmation Order) to the contrary, nothing contained in this section 10.5, the Plan, the Confirmation Order or Plan Documents (as defined in the Confirmation Order) shall constitute (a) a release of the Second Lien Indenture Trustee, the collateral agent therefor, and/or holders of Second Lien Note Claims, the Backstop Parties, the members of the Ad Hoc Committee, or any of their respective direct or indirect subsidiaries, current and former directors, officers, employees, affiliates, agents, financial advisors, investment bankers, professionals, accountants and attorneys and their respective partners, owners and members and all of their predecessors, successors and assigns, from any liability to the First Lien Lenders or First Lien Collateral Agent(s) in connection with any breaches under and/or violations of the Intercreditor Agreement (as defined in the Final Cash Collateral Order); or (b) a determination by the Bankruptcy Court as to whether the Second Lien Noteholders, Second Lien Agent (as defined in the Final Cash Collateral Order), or Second Lien Indenture Trustee or related or affiliated parties have breached or violated the Intercreditor Agreement (as defined in the Final Cash Collateral Order). Notwithstanding the foregoing, neither this section 10.5 nor any other provision of the Plan shall release the Personal Trump Guaranty as provided, and to the extent provided, in the Opinion on Confirmation.

10.6. Exculpation.

As of the Effective Date, the following parties, entities and individuals shall have no liability to any person or entity for any claims or Causes of Action arising on or after the Commencement Date for any acts taken or omitted to be taken in connection with, or related to, the Reorganization Cases or formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the Plan, the Disclosure Statement, the Marina Sale Agreement (to the extent applicable) or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors except for any express contractual or financial obligations arising under or that is part of the Plan or an agreement entered into pursuant to, in connection with or contemplated by, the Plan: (i) the Debtors and the Reorganized Debtors; (ii) the members of the Ad Hoc Committee; (iii) the Backstop Parties; (iv) subject to the terms and conditions contained in the DJT Settlement Agreement, the DJT Parties, (v) in the event that a sale of the Trump Marina to Coastal is consummated on or prior to the Effective Date, the Coastal Parties; (vi) the Second Lien Indenture Trustee; (vii) the current and former directors, officers, employees, affiliates, agents, financial advisors, investment bankers, professionals, accountants and attorneys of the persons or entities in clauses (i)-(vi) and their respective partners, owners and members. Such parties, entities and individuals shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under this Plan and the ancillary documents hereto. Notwithstanding the foregoing, the provisions of this Section 10.6 shall not limit any liability on the part of the aforementioned parties that is determined by a Final Order of a court of competent jurisdiction to have resulted from actions or failure to act amounting to gross negligence, willful misconduct or fraud. Notwithstanding the foregoing, in the event the sale of the Trump Marina to the Coastal Parties is not consummated on or prior to the Effective Date, nothing contained in this Section 10.6 shall preclude the ability of the Coastal Parties from continuing the Coastal Adversary Proceeding and Florida Litigation. Notwithstanding anything contained in this section 10.6, the Plan, the Confirmation Order or the Plan Documents (as defined in the Confirmation Order) to the contrary, nothing contained in this section 10.6, the Plan, the Confirmation Order or the Plan Documents (as defined in the Confirmation Order) shall constitute (a) a release of the Second Lien Indenture Trustee, the collateral agent therefor, and/or holders of Second Lien Note Claims, the Backstop Parties, the members of the Ad Hoc Committee, or any of their respective direct or indirect subsidiaries, current and former directors, officers, employees, affiliates, agents, financial advisors, investment bankers, professionals, accountants and attorneys and their respective partners, owners and members and all of their predecessors, successors and assigns, from any liability to the First Lien Lenders or First Lien Collateral Agent(s) in connection with any breaches under and/or violations of the Intercreditor Agreement (as defined in the Final Cash Collateral Order); or (b) a determination by the Bankruptcy Court as to whether the Second Lien Noteholders, Second Lien Agent (as defined in the Final Cash Collateral Order), or Second Lien Indenture Trustee or related or affiliated parties have breached or violated the Intercreditor Agreement (as defined in the Final Cash Collateral Order).

10.7. Injunction Related to Releases.

Upon the Effective Date, the commencement or prosecution by any person or entity, whether directly, derivatively or otherwise, of any Claims or Causes of Action (a) released pursuant to this Plan, including but not limited to the Claims or Causes of Action released in Sections 10.5 and 10.6 of the Plan, or (b) subject to indemnification, if any, by the Debtors or Reorganized Debtors pursuant to Section 8.5 hereof, shall be permanently enjoined; provided, however, that: (x) in the event and to the extent that any claims or Causes of Action held by any of the Power Plant Group Parties against any or all of the Debtors or other parties arising in, out of, or in connection with the Florida Litigation are not waived, discharged, or otherwise disallowed pursuant to the Bar Date Order, section 1141(d) of the Bankruptcy Code, or Final Order of a court of competent jurisdiction, then neither the injunction in this Section 10.7 nor any other provision in the Plan or Confirmation Order shall apply to bar any such claims or causes of action, and all rights of the Debtors or the Reorganized Debtors in connection therewith are hereby expressly preserved; (y) in addition, in the event and to the extent that any direct or non-derivative claims or causes of action (including any direct or non-derivative claims or causes of action brought under Rule 23.1 of the Federal Rules of Civil Procedure or a state class action rule) (if any), held by any of the Power Plant Group Parties (including without limitation any direct or non-derivative claims or causes of action initiated (if any) by any of the Power Plant Group Parties on behalf of themselves or as lead plaintiff in any class-action suit asserting such direct or non-derivative claims or causes of action) against any non-Debtors are not waived, discharged, or otherwise disallowed pursuant to the Bar Date Order, section 1141(d) of the Bankruptcy Code, or Final Order of a court of competent jurisdiction, then neither the injunction in this Section 10.7 nor any other provision in the Plan or Confirmation Order shall apply to bar any such direct or non-derivative claims or causes of action (it being understood that nothing contained herein shall be deemed to confer upon the Power Plant Group Parties any such direct or non-derivative claims or causes of action or constitute an acknowledgement that any such claims or causes of action exist), and all rights of such non-Debtors, the Debtors or the Reorganized Debtors in connection therewith are hereby expressly preserved; and (z) in the event that the sale of the Trump Marina is not consummated on or prior to the Effective Date, and the Coastal Adversary Proceeding and the Florida Litigation is not dismissed in accordance with the terms hereof, and, in the event and to the extent that any claims or causes of action held any of the Coastal Parties (1) against the Debtors or other parties arising in, out of, or in connection with the Florida Litigation, or (2) against the Debtors or non-Debtors asserted in the Coastal Adversary Proceeding, in each case, are not waived, discharged, or otherwise disallowed pursuant to the Bar Date Order, section 1141(d) of the Bankruptcy Code, or Final Order of a court of competent jurisdiction, then neither the injunction in this Section 10.7 nor any other provision in the Plan or Confirmation Order shall apply to bar any such claims or causes of action, and all rights of the Debtors or the Reorganized Debtors in connection therewith are hereby expressly preserved.

By accepting distributions pursuant to this Plan, each holder of an Allowed Claim will be deemed to have specifically consented to this injunction. All injunction or stays provided for in the Reorganization Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

10.8. Retention of Causes of Action/Reservation of Rights.

(a) Nothing contained herein or in the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights or Causes of Action that the Debtors or the Reorganized Debtors may have or which the Reorganized Debtors may choose to assert on behalf of their respective estates under any provision of the Bankruptcy Code or any applicable non-bankruptcy law or rule, common law equitable principle or other source of right or obligation, including, without limitation, (i) any and all Claims or Causes of Action against any person or entity, to the extent such person or entity asserts a crossclaim, counterclaim and/or Claim for setoff which seeks affirmative relief against the Debtors, the Reorganized Debtors, their officers, directors or representatives; and (ii) the turnover of any property of the Debtors’ estates; provided, however, that this Section 10.8(a) shall not apply to any claims released in Sections 10.5 and 10.6 herein; provided further, however, that to the extent that any avoidance actions arising under Chapter 5 of the Bankruptcy Code are pursued by the Debtors or the Reorganized Debtors (as applicable) and result in any net proceeds, such net proceeds shall be distributed to holders of Second Lien Note Claims and General Unsecured Claims based on their Pro Rata Share in accordance with the Plan.

(b) Nothing contained herein or in the Confirmation Order shall be deemed to be a waiver or relinquishment of any claim, Cause of Action, right of setoff or other legal or equitable defense which the Debtors had immediately prior to the Commencement Date, against or with respect to any Claim left unimpaired by the Plan. The Reorganized Debtors shall have, retain, reserve and be entitled to assert all such Claims, Causes of Action, rights of setoff and other legal or equitable defenses which they had immediately prior to the Commencement Date fully as if the Reorganization Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights respecting any Claim left unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Reorganization Cases had not been commenced.

10.9. Exemption from Certain Transfer Taxes and Recording Fees.

Pursuant to section 1146(a) of the Bankruptcy Code, any transfer from a Debtor to a Reorganized Debtor or to any entity pursuant to, in contemplation of, or in connection with the Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of the New Term Loan, any debt, securities, or other interest in the Debtors or the Reorganized Debtors; (2) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (3) the making, assignment, or recording of any lease or sublease; (4) the Marina Sale Agreement; or (5) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

10.10. Claims Payable by Insurance Carriers.

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged to the extent of any agreed upon satisfaction on the Claims Register without a Claims objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court.

10.11. Solicitation of the Plan.

As of and subject to the occurrence of the Confirmation Date: (i) the Ad Hoc Committee and the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including without limitation, sections 1125(a) and (e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation and (ii) the Ad Hoc Committee and the Debtors and each of their respective directors, officers, employees, affiliates, agents, financial advisors, investment bankers, professionals, accountants and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for any violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any securities under the Plan.

10.12. Plan Supplement.

The Plan Supplement shall be filed with the Clerk of the Bankruptcy Court by no later than seven (7) calendar days prior to the Voting Deadline. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Documents to be included in the Plan Supplement will be posted at www.terrecap.com as they become available.

10.13. Corporate Action.

On the Effective Date, all matters provided for herein that would otherwise require approval of the stockholders, directors, general or limited partners, or members of one or more of the Debtors or Reorganized Debtors, including without limitation, the authorization (i) to issue or cause to be issued the New Common Stock, New Partnership Interests and DJT Warrants, and (ii) for documents and agreements to be effectuated pursuant to the Plan, including the DJT Settlement Agreement, the election or appointment as the case may be, of directors and officers of the Reorganized Debtors (and the designation of the general partner of Reorganized TER Holdings) pursuant to the Plan and the Amended Organization Documents, and the qualification of each of the Reorganized Debtors as a foreign corporation or entity wherever the conduct of business by such entity requires such qualification, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation, limited partnership or limited liability company law of the states in which the Debtors or the Reorganized Debtors are organized, without any requirement of further action by the stockholders, directors, general or limited partners, or members of the Debtors or the Reorganized Debtors.

SECTION 11. RETENTION OF JURISDICTION

On and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under, and related to the Reorganization Cases for, among other things, the following purposes:

(a) to hear and determine motions and/or applications for the assumption or rejection of executory contracts or unexpired leases and the allowance, classification, priority, compromise, estimation or payment of Claims resulting therefrom;

(b) to determine any motion, adversary proceeding, application, contested matter and other litigated matter pending on or commenced after the Confirmation Date;

(c) to ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

(d) to consider Claims or the allowance, classification, priority, compromise, estimation or payment of any Claim;

(e) to enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified or vacated;

(f) to issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to facilitate compliance with, and to restrain interference by any person with the consummation, implementation or enforcement of the Plan, the Confirmation Order or any other order of the Bankruptcy Court and the transactions contemplated hereby and thereby;

(g) to hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(h) to hear and determine all applications under sections 330, 331 and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date; provided, however, that from and after the Effective Date, the Reorganized Debtors shall pay professionals in the ordinary course of business for any work performed after the Effective Date and such payments shall be subject to approval by the Ad Hoc Committee, but shall not be subject to the approval of the Bankruptcy Court;

(i) to hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby or under the DJT Settlement Agreement, the Amended and Restated Credit Agreement, the Amended and Restated Services Agreement, the Amended and Restated Trademark License Agreement or any agreement, instrument or other document governing or relating to any of the foregoing;

(j) to take any action and issue such orders as may be necessary to construe, enforce, implement, execute and consummate the Plan or to maintain the integrity of the Plan following consummation;

(k) to hear any disputes arising out of, and to enforce, the order approving alternative dispute resolution procedures to resolve personal injury, employment litigation and similar claims pursuant to section 105(a) of the Bankruptcy Code;

(l) to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(m) to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code);

(n) to hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code;

(o) to enter a final decree closing the Reorganization Cases;

(p) to recover all assets of the Debtors and property of the Debtors’ estates, wherever located; and

(q) to hear and determine any rights, Claims or Causes of Action held by or accruing to the Debtors pursuant to the Bankruptcy Code or pursuant to any federal statute or legal theory.

provided, however, that notwithstanding anything contained in this section 11, the Plan or the Confirmation Order to the contrary, nothing contained in this section 11, the Plan or the Confirmation Order shall determine whether the Bankruptcy Court had, has, or shall have jurisdiction to determine whether or not holders of Second Lien Note Claims, the Second Lien Agent (as defined in the Final Cash Collateral Order) or the Second Lien Indenture Trustee, or related or affiliated parties have breached or violated the Intercreditor Agreement (as defined in the Final Cash Collateral Order).

SECTION 12. MISCELLANEOUS PROVISIONS

12.1. Payment of Statutory Fees.

On the Effective Date, and thereafter as may be required, the Debtors shall pay all fees payable pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

12.2. Payment of Fees and Expenses of Indenture Trustee.

Subject to Bankruptcy Court approval, on the Effective Date or as soon as reasonably practicable thereafter (and, thereafter, upon request by the Second Lien Indenture Trustee with respect to fees and expenses of the Second Lien Indenture Trustee relating to post-Effective Date service under this

Plan), the Reorganized Debtors shall pay in full in Cash all outstanding reasonable and documented fees and expenses of the Second Lien Indenture Trustee and its counsel.

12.3. Substantial Consummation.

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

12.4. Request for Expedited Determination of Taxes.

The Reorganized Debtors shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Commencement Date through the Effective Date.

12.5. Retiree Benefits.

Except as may otherwise be provided in the Plan Supplement, on and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits (within the meaning of, and subject to the limitations of, section 1114 of the Bankruptcy Code), if any, at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the Debtor had obligated itself to provide such benefits. Nothing herein shall: (a) restrict the Debtors’ or the Reorganized Debtors’ right to modify the terms and conditions of the retiree benefits, if any, as otherwise permitted pursuant to the terms of the applicable plans, non-bankruptcy law, or section 1114(m) of the Bankruptcy Code; or (b) be construed as an admission that any such retiree benefits are owed by the Debtors.

12.6. Amendments.

(a) Plan Modifications. Subject to section 15 of the Backstop Agreement and paragraph 4 of the “Miscellaneous” section of Exhibit A to the DJT Settlement Agreement, the Plan may be amended, modified or supplemented by the Ad Hoc Committee in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code. In addition, after the Confirmation Date, the Ad Hoc Committee may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of the Plan.

(b) Other Amendments. Prior to the Effective Date, the Ad Hoc Committee may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court.

(c) Actions of the Ad Hoc Committee. Whenever this Plan refers to any action to be taken by, or any consent or approval to be given by, the “Ad Hoc Committee,” unless otherwise expressly provided in any particular instance, such reference shall be deemed to require the action, consent or approval of members of the Ad Hoc Committee representing at least 66-2/3% of the Second Lien Note Claims held by the Ad Hoc Committee.

12.7. Effectuating Documents and Further Transactions.

Each of the officers of the Reorganized Debtors is authorized, in accordance with his or her authority under the resolutions of the applicable board of directors, and directed to execute, deliver,

file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

12.8. Revocation or Withdrawal of the Plan.

The Ad Hoc Committee reserves the right to revoke or withdraw the Plan prior to the Effective Date. If the Ad Hoc Committee takes such action, the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed to be a waiver or release of any Claims or remedies by or against the Debtors or any other person or to prejudice in any manner the rights and remedies of the Debtors or any person in further proceedings involving the Debtors.

12.9. Severability.

If, prior to the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

12.10. Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit hereto or a schedule in the Plan Supplement provides otherwise, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

12.11. Time.

In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

12.12. Binding Effect.

On the Effective Date, and effective as of the Effective Date, this Plan shall be binding upon and inure to the benefit of the Debtors, the Holders of Claims and Equity Interests, and each of their respective successors and assigns, including, without limitation, the Reorganized Debtors, whether or not such holder: (i) will receive or retain any property or interest in property under this Plan, (ii) has filed a proof of claim or interest in the Reorganization Cases, or (iii) failed to vote or accept or reject this Plan or affirmatively vote to reject this Plan.

12.13. Notices.

All notices, requests and demands to or upon the Ad Hoc Committee and the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

Lowenstein Sandler PC
Kenneth A. Rosen
Jeffrey D. Prol
65 Livingston Avenue
Roseland, New Jersey 07068
Telephone: 973-597-2500
Facsimile: 973-597-2400

Stroock & Stroock & Lavan LLP
Kristopher M. Hansen
Curtis C. Mechling
Erez E. Gilad
Matthew Garofalo
180 Maiden Lane New York, New York 10038 Telephone: 212-806-5400 Facsimile: 212-806-6006

McCarter & English, LLP

Charles A. Stanziale, Jr.

Joseph Lubertazzi, Jr.

Lisa S. Bonsall

Jeffrey T. Testa

Four Gateway Center

100 Mulberry Street

Newark, NJ 07102

Telephone: 973-622-4444

Facsimile: 973-624-7070

-and-

Weil, Gotshal & Manges LLP Michael F. Walsh Philip Rosen Ted S. Waksman 767 Fifth Avenue New York, NY 10153 Telephone: 212-310-8000 Facsimile: 212-310-8007

12.14. AHC Proponents.

Each member of the Ad Hoc Committee, in its capacity as Plan proponent (each an “AHC Proponent”), hereby certifies, severally and not jointly, that (1) it has provided Stroock & Stroock & Lavan LLP (“Stroock”) and Houlihan Lokey (“HLHZ”) with information that, to the best of its knowledge, following due and reasonable inquiry, is accurate regarding its (and its affiliated funds’) holdings of equity securities, debt securities and bank debt obligations (as of October 22, 2009) of casino and hotel operations located in Atlantic City, New Jersey (other than the Debtors) (the “Atlantic City Gaming Entities”); (2) based upon calculations made by Stroock and HLHZ and communicated to the AHC Proponents regarding the collective holdings of the AHC Proponents (and their affiliated funds), the AHC Proponents (and their affiliated funds), in the aggregate, hold de minimus investments in Tropicana Entertainment, LLC, Resorts International Hotel, Inc., Harrah’s Entertainment, Inc. and the combined MGM Mirage / Boyd Gaming Corporation entities as they are joint venture owners of The Borgata, as described in more detail in Section VII.G. of the Disclosure Statement, and (3) accordingly, such AHC Proponent does not believe that any conflict of interest exists with its role as Plan proponent.

12.15. Debtors as Plan Proponents.

Notwithstanding anything contained herein or in the Disclosure Statement to the contrary, the Debtors’ consent shall be required for any revocation or withdrawal of the Plan pursuant to section 12.8 or any material changes or material modifications to the Backstop Agreement, this Plan, the Disclosure Statement and the documents in the Plan Supplement, that affect the Debtors, the treatment provided to the Debtors’ creditors under the Plan or that adversely affect the ability of the Plan to be confirmed; provided, however, that such consent shall not be unreasonably withheld.

Dated: May 7, 2010

Respectfully submitted,

AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015

-and-

TCI 2 Holdings, LLC
Trump Entertainment Resorts, Inc.
Trump Entertainment Resorts Holdings, L.P.
Trump Entertainment Resorts Funding, Inc.
Trump Entertainment Resorts Development Company, LLC
Trump Taj Mahal Associates, LLC, d/b/a Trump Taj Mahal Casino Resort
Trump Plaza Associates, LLC, d/b/a Trump Plaza Hotel and Casino
Trump Marina Associates, LLC, d/b/a Trump Marina Hotel and Casino
TER Management Co., LLC
TER Development Co., LLC

By:	/s/ Mark Juliano
Name:	Mark Juliano
Title:	Chief Executive Officer

[AD HOC COMMITTEE MEMBER SIGNATURE PAGES APPEAR ON THE FOLLOWING PAGES]